As filed with the U.S. Securities and Exchange Commission on July 28, 2025.

Registration Statement No. 333-[*]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

Neo-Concept International Group Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

___________________________

Cayman Islands	2300	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, Seaview Centre
No. 139-141 Hoi Bun Road
Kwun Tong, Kowloon, Hong Kong
(852) 2798-8639
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: +1 212 530-2206

___________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	Subject to Completion, DATED JULY 28, 2025

Neo-Concept International Group Holdings Limited

Up to 10,000,000 Class A Ordinary Shares

This prospectus relates to the offer and sale of up to an aggregate of 10,000,000 Class A Ordinary Shares of par value US$0.0003125 of Neo-Concept International Group Holdings Limited (the “Company”) at the fixed offering price of US$[•] per share (the “Offering Shares”). Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “NCI.” On July 25, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$2.08 per share.

We are offering the securities on a best-efforts basis with no minimum. We have engaged Revere Securities LLC as our Placement Agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 131 of this prospectus.

The fixed public offering price for the securities in this offering will be determined at the time of pricing, through negotiation between us, the Placement Agent, and the investors based upon a number of factors, including our history and our prospects, stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The securities are offered at a fixed price and are issued in a single closing. We will deliver all securities to be issued in connection with this offering upon receipt of investor funds by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder. Any proceeds from the sale of the securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” in this prospectus for more information.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operating subsidiaries in Hong Kong, the UK and the UAE.

Neo-Concept International Group Holdings Limited, or NCI, is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct all our operations in Hong Kong, the UK and the UAE through our respective subsidiaries in Hong Kong, the UK and the UAE, including Neo-Concept International Company Limited (“Neo-Concept HK”), Neo-Concept (UK) Limited (“Neo-Concept UK”), Neo-Concept Exquisite Couture Limited (“NCEC”), Neo-Concept Elite Fashion Company L.L.C. (“NCEF”) and Lineowa Fashion and Life Style L.L.C. (“Lineowa”). This is an offering of the Class A Ordinary Shares of NCI, the holding company in the Cayman Islands, instead of shares of our Operating Subsidiaries in Hong Kong, the UK and the UAE. You may never directly hold any equity interest in our Operating Subsidiaries.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

Neither NCI nor our Operating Subsidiaries conduct any business in Mainland China, and our operations in Hong Kong are conducted through Neo-Concept HK, our subsidiary in Hong Kong. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, including, but not limited to the cybersecurity review and regulatory review of overseas listing of our Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions, if and when they occur:

•        could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures and the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from this offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Neo-Concept HK, Neo-Concept UK, NCEC, NCEF and Lineowa are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. See “Risk Factors — Risks Related to Doing Business in Jurisdictions in which we operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the AHFCAA was enacted which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before the securities may be prohibited from trading or delisted.” on page 33. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, P.C.,’s compliance with applicable professional standards. WWC, P.C., is headquartered in San Mateo, California and has been inspected by the PCAOB on a regular basis.

As a holding company, NCI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. NCI is permitted under the laws of the Cayman Islands and its Memorandum and Articles (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong, the UK and the UAE through loans or capital contributions. NCI’s subsidiaries are permitted under the laws of Hong Kong and the UK to provide funding to NCI through dividend distributions without restrictions on the amount of the funds, subject to, in the case of the Hong Kong subsidiary that dividends can only be paid out of distributable profits or other distributive reserves and in the case of the UK subsidiary, that subsidiary having sufficient profits available for distribution to justify such dividend distribution and such dividend distribution being paid and, if applicable, declared in accordance with its constitution. In the case of the UAE subsidiary, that subsidiary may only make a distribution out of net profits lawfully available for distribution and dividends may only be paid from the net profits of the company after setting aside the mandatory statutory reserve, which is equivalent to 5% of the net profits for the fiscal year, until such reserve reaches 50% of the company’s share capital. Dividends cannot be distributed out of the company’s capital. Distribution of dividends must be approved by the general assembly of shareholders upon the recommendation of the board of directors, in accordance with the company’s constitutional documents and applicable law. If any of NCI’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to NCI. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years December 31, 2024 and 2023, NCI declared and paid dividend of nil and nil, respectively. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries, NCA, NCEC, NCEF, Lineowa, Neo-Concept HK and Neo-Concept UK by way of dividend payments. See “Dividend Policy” and “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a “Foreign Private Issuer” for additional information.

As of the date of this prospectus, our directors, officers and principal shareholders held in aggregate 81.50% of our total issued and outstanding shares, representing approximately 96.50% of the total voting power. After this offering, assuming the purchase of all of the securities we are offering, our Controlling Shareholder will hold approximately 20.66% of our total issued and outstanding ordinary shares, representing 57.74% or more of voting power of our Company. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615I because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the controlling shareholder of NCI will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements.

We have retained Revere Securities LLC to act as placement agent in connection with this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amount set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent’s fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

	Per Class A ordinary share		Total (maximum offering)
Public offering price	$	[ ]	$	[ ]
Placement agent commissions(1)	$	[ ]	$	[ ]
Proceeds to the Company before expenses	$	[ ]	$	[ ]

____________

(1)      We have agreed to pay the Placement Agent a commission equal to 4.5% percent of the gross proceeds of the offering. We have also agreed to (i) reimburse the Placement Agent for up to $100,000 to cover its actual accountable expenses and (ii) provide a non-accountable expense allowance equal to 0.5% percent of the gross proceeds of this offering payable to the Placement Agent. For a description of compensation payable to the Placement Agent, see “Plan of Distribution”.

No dealer, salesperson or any other person is authorized to give any information to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.

The date of this prospectus is [*], 2025.

Neither we nor any of the Placement Agent have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the Placement Agent take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

We are registered and incorporated in the Cayman Islands and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

You may lose all of your investment in our Class A Ordinary Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Class A Ordinary Shares, we strongly urge you not to purchase any of our Class A Ordinary Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Class A Ordinary Shares as further detailed in this prospectus.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated and except where the context otherwise requires, the following definitions are used in this prospectus:

“AED” refers to dirham, the lawful currency of the UAE.

“Articles” or “Articles of Association” refers to the second amended and restated articles of association of NCI adopted by a special resolution passed on 3 March 2025.

“BVI” refers to the British Virgin Islands.

“China”, “PRC” or “Mainland China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau.

“Class A Ordinary Shares” refers to our Class A Ordinary Shares, par value $0.0003125 per share, carrying one vote per share.

“Class B Ordinary Shares” refers to our Class B Ordinary Shares, par value $0.0003125 per share, carrying thirty votes per share.

“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.

“Company,” “we,” “us”, “our” and “NCI” refer to Neo-Concept International Group Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 29, 2021.

“Controlling Shareholder” refers to Ms. Eva Yuk Yin Siu, who beneficially owns 2,379,011 Class A Ordinary Shares and 526,260 Class B Ordinary Shares, an aggregate of 2,905,271 Ordinary Shares, which represents 71.5% of the total issued and outstanding Shares.

“Conyers” refers to Conyers Dill & Pearman, our special Cayman Islands attorneys-at-law advising on this offering;

“COVID-19” refers to the Coronavirus Disease 2019.

“Europe” refers to the European Union, excluding the UK.

“Exchange Act” refer to the U.S. Securities Exchange Act of 1934, as amended.

“GBP” or “£” refers to pound sterling, the lawful currency of the UK.

“HKD” or “HK$” refers to the legal currency of Hong Kong.

“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” refers to an initial public offering of securities by the Company of 2,320,000 Ordinary Shares, par value $0.0000625 per share.

“Lineowa” refers to Lineowa Fashion and Life Style L.L.C.

“Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time.

“Macau” refers to the Macau Special Administrative Region of the People’s Republic of China.

“Memorandum” or “Memorandum of Association” refers to the second amended and restated memorandum of association of NCI adopted by a special resolution passed on 3 March 2025.

“NCA” refers to Neo-Concept Apparel Group Limited, a BVI business company limited by shares incorporated in the BVI and a direct wholly-owned subsidiary of NCI.

“NCEC” refers to Neo-Concept Exquisite Couture Limited.

“NCEF” refers to Neo-Concept Elite Fashion Company L.L.C..

“NCH” refers to Neo-Concept (Holdings) Company Limited, a company incorporated in Hong Kong with limited liability in 1990 as a comprehensive garment service solution provider and which in 2021, pursuant to a plan of reorganization, spun off its subsidiaries Neo-Concept HK and Neo-Concept UK to NCI.

ii

“NCI Group” are to the Company and its subsidiaries, namely, NCA, Neo-Concept HK, Neo-Concept UK. NCEC, NCEF and Lineowa.

“Neo-Concept (BVI) Limited” refers to “Neo-Concept (BVI) Limited, a BVI business company limited by shares incorporated in the BVI, and the holding company of 67.91% of Class A Ordinary Shares and 100% of Class B Ordinary Shares as at the date of this prospectus.

“Neo-Concept Group” refers to the Parent Group and its subsidiaries including NCH but excluding the NCI Group.

“Neo-Concept HK” refers to Neo-Concept International Company Limited, a company incorporated in Hong Kong with limited liability, an indirect wholly owned subsidiary of NCI and our key operating subsidiary in Hong Kong.

“Neo-Concept UK” refers to Neo-Concept (UK) Limited.

“Ordinary Shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares or any of them;

“Operating Subsidiaries” refer to Neo-Concept HK, Neo-Concept UK, NCEC, NCEF and Lineowa.

“Parent Group” refers to Neo-Concept (BVI) Limited, Ample Excellence Limited, and Splendid Vibe Limited.

“Placing Agent” refers to Revere Securities LLC.

“SEC” or “Securities and Exchange Commission” refers to the United States Securities and Exchange Commission.

“UAE” refers to the United Arab Emirates.

“UK” refers to the United Kingdom.

“U.S.”, “United States” or USA refers to the United States of America.

“U.S. dollars”, “USD”, “US$” or “$” refers to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry and/or government publications and research and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry and/or government publications and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Exchange rate information

NCI is a holding company with operations conducted in Hong Kong through its key operating subsidiary in Hong Kong, Neo-Concept HK, using Hong Kong dollars with reporting currency in Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.7677 on December 31, 2024, as published in H.10 statistical release of the United States Federal Reserve Board. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all.

NCI’s fiscal year ends on December 31.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

NCI is a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European and North American markets through Neo-Concept HK.

As we are involved from the initial stages of the development process, we strive to use sustainable solutions to fulfill our customers’ needs. Our process begins by conducting market trend analysis to identify changes in fashion trends. We discuss with customers their requirements for the upcoming season and pitch various designs having considered emerging trends and our customers’ needs. We utilize technology to iterate samples which both reduces waste and allows us to speed up the overall development process. We engage a contract manufacturer to produce prototypes and once a design is finalized, we proceed to bulk production. During production, we closely monitor the production schedule and conduct quality control on the finished product before it is finally delivered to our customer.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices.

In 2000, Neo-Concept UK began to sell apparel products in the UK under the brand “les 100 ciels” through its retail stores.

In 2024, our group formed a joint venture with a company in the UAE for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and Northern Africa region.

In March 2025, the first Middle East “les 100 ciels” shop was opened in Abu Dhabi, the UAE.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and have contributed to our success:

•        A focus on sustainability;

•        Close relationships with our major customers and strategic partners;

•        We provide one-stop apparel solution services; and

•        Our management members have deep industry knowledge and proven track records.

Our Strategies

We intend to pursue the following key strategies to further expand our business:

•        Strengthen our design and development capabilities;

•        Integrate sustainability aspects into product sourcing and environmental marketing;

•        Broaden our customer base and work together with our customers to expand our product mix and maintain customer relationships; and

•        Acquisition of companies and/or formation of joint ventures. As of the date of this prospectus, neither target companies nor potential joint venture partners have been identified.

Corporate History and Structure

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Neo-Concept HK, and Neo-Concept UK, NCEC, NCEF, Lineowa. Through our Operating Subsidiaries, NCI is a one-stop apparel solution services provider, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European and North American markets, and more recently, the Middle Eastern and North African markets as well.

Prior to a restructuring in 2021, our Operating Subsidiaries were part of NCH, a consortium of vertically integrated companies that provide a full range of garment supply chain services including but not limited to garment trading and manufacturing, retail, and apparel solution services. With operations across Hong Kong, China, East Asia, UK, Europe, and North America, NCH was and still is under the common control of our Controlling Shareholder, who both restructured the business of NCH and founded NCI. To avoid any potential conflicts of interest due to the common control, NCI, Splendid Vibe Limited, Ample Excellence Limited and Neo-Concept (BVI) Limited, the holding companies of NCH, have entered into an Exclusive Territory and Non-Competition Agreement (“Agreement”) which identifies their respective exclusive geographic areas of operations and addresses NCH’s existing customers. See “Corporate History and Structure — Exclusive Territory and Non-Competition Agreement.”

As part of the reorganization prior to the listing, on October 29, 2021, NCI acquired all the shares of NCA from the Controlling Shareholder and Ms. Man Chi Wai and became the holding company of NCA, Neo-Concept HK, Neo-Concept (NY) Corporation and Neo-Concept UK. Neo-Concept (NY) Corporation, a wholly owned subsidiary of Neo-Concept HK, had no significant operations during the two years ended December 31, 2020, and 2021 and on November 12, 2021, Neo-Concept HK disposed of all the shares of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited, an affiliated company controlled by the Controlling Shareholder.

In connection with NCI Group’s expansion into the Middle East and North Africa region, NCEF was incorporated in the UAE in May 2024, which formed a joint venture with an independent third party in October 2024, for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and North Africa region. The initial joint venture company has been established in the UAE, namely Lineowa Fashion and Life Style L.L.C.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering:

Name	Background	Ownership
NCA	– A BVI company – Incorporated in August 2008 – Issued Share Capital of USD100 – Intermediate holding company	100% owned by NCI
NCEC	– A BVI company – Incorporated in May 2024 – Issued Share Capital of USD100 – Intermediate holding company	100% owned by NCA
NCEF	– A UAE company – Incorporated in May 2024 – Issued Share Capital of AED100,000 – Intermediate holding company	100% owned by NCEC
Lineowa	– A UAE company – Incorporated in October 2024 – Issued Share Capital of AED100 – Provision of online and offline retail sales of apparel products	50% owned by NCEF
Neo-Concept HK	– A Hong Kong company – Incorporated in October 1992 – Issued Share Capital of HK$100,000 – Provision of one-stop apparel solution services	100% owned by NCA
Neo-Concept UK	– A UK company – Incorporated in August 2000 – Issued Share Capital of GBP100 – Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

Share re-designation and Share Consolidation

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

(a)     the authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A Ordinary Shares of a par value of US$0.0000625 each (the “Class A Shares”, each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B shares of US$0.0000625 each (the “Class B Shares”, each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the New M&A (as defined below))(the Class A Shares together with the Class B Shares, the “Shares”) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 Class A Shares of a par value of US$0.0000625 each and 20,000,000 Class B Shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the New M&A (as defined below);

(b)    (i)     contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued Class A Share (the “Re-designation”) with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company; and

(ii)    immediately following the Re-designation, 3,000,000 Class A Shares then held by Neo-Concept (BVI) Limited (“NCBVI”) shall be repurchased and cancelled by the Company and in consideration, the Company shall allot and issue to NCBVI (or such other person as directed) 3,000,000 Class B Shares, credited as fully paid-up;

(c)     the second amended and restated memorandum of association and articles of association of the Company containing the amendments to the existing amended and restated memorandum of association and articles of association in the form set out in Annex I be and are approved and adopted as the new memorandum of association and articles of association of the Company in substitution for and to the exclusion of the existing amended and restated memorandum of association and articles of association of the Company;

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025:

•        every five issued and unissued shares (namely, both class A Ordinary Shares of par value US$0.0000625 each and class B Ordinary Shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “Share Consolidation”) so that the authorized share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A Ordinary Shares of par value US$0.0000625 each and 20,000,000 class B Ordinary Shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A Ordinary Shares of par value US$0.0003125 each and 4,000,000 class B Ordinary Shares of par value US$0.0003125 each;

As resolved by the board of directors of our Company, the Share Consolidation became effective on June 16, 2025.

As of the date of this prospectus, our directors, officers and principal shareholders held in aggregate 81.50% of our total issued and outstanding shares, representing approximately 96.50% of the total voting power. After this offering, assuming the purchase of all of the securities we are offering, our directors, officers and principal shareholders will hold in aggregate 23.55% of our total issued and outstanding ordinary shares, representing 65.83% or more of the total voting power of our Company. These shareholders, if they act together, will be able to control the management and affairs of our Company and most matters requiring shareholder approval, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

Transfers of Cash to and from Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our Board. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus.

Cash is transferred through our organization in the following manner: (i) funds are transferred to our subsidiaries from NCI as needed in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our subsidiaries to NCI.

NCI has the power and capacity under the laws of the Cayman Islands to provide funding to our subsidiaries in Hong Kong, the UK and the UAE subject to certain restrictions laid down in the Companies Act and Memorandum and Articles of NCI. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of NCI’s Memorandum and Articles, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

For the subsidiaries in Hong Kong to transfer cash to NCI, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to NCI and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong subsidiaries in Hong Kong through intermediate holding companies. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other. Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to NCI and to settle amounts owed under any applicable agreements as of the date of this prospectus.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under UK law, no dividend can be paid by a UK company unless (i) the company has sufficient profits available for distribution under the provisions of the UK Companies Act 2006 (as amended) and accounting principles generally accepted in the United Kingdom, and (ii) any applicable restriction(s) or requirement(s) set out in the company’s constitution have been complied with.

For the subsidiaries in the UAE to transfer cash to NCI, under the Federal Decree-Law No. 32 of 2021 on Commercial Companies, a UAE company may only make a distribution out of net profits lawfully available for distribution and dividends may only be paid from the net profits of the company after setting aside the mandatory statutory reserve, which is equivalent to 5% of the net profits for the fiscal year, until such reserve reaches 50% of the company’s share capital. Dividends cannot be distributed out of the company’s capital. Distribution of dividends must be approved by the general assembly of shareholders upon the recommendation of the board of directors, in accordance with the company’s constitutional documents and applicable law.

There are no restrictions or limitations under UAE law imposed on the conversion of AED into foreign currencies and the remittance of currencies out of the UAE, nor are there any restrictions on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from the UAE subsidiaries to NCI and U.S. investors. The UAE does not impose a withholding tax on dividends, and as of the date hereof, no tax is payable in respect of dividends paid by the UAE subsidiaries.

For the years ended December 31, 2024 and 2023, we declared and paid dividend of nil and nil, respectively in relation to our retained profit.

We do not expect to pay dividends on our ordinary shares and settle amounts owed under our operating structure in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

See “Dividend Policy” and “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”, and the “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for more information.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to our shares and this offering — Investors may have difficulties enforcing judgement against us, our directors and management.” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Conyers, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Cayman Islands

We have been advised by Conyers that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Hong Kong

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

United Kingdom

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against a company (or their directors or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings in respect of the judgment before the competent court in England and Wales. In such an action, a court of England and Wales generally will not (subject to the matters identified below) re-examine the merits of the original case decided by a United States court and will treat the judgment as conclusive.

The matters which would cause a court of England and Wales not to enforce a judgment debt created by a U.S. judgment are that:

(a)     the judgment is not for a debt or a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that a court of England and Wales considers to be a penal, revenue or other public law;

(b)    the judgment was not final and conclusive;

(c)     the court in the United States did not have jurisdiction in accordance with the English rules of private international law to give the judgment;

(d)    the judgment was (i) obtained by fraud, or (ii) given in breach of principles of natural justice;

(e)     enforcement of the judgment would be contrary to public policy in England and Wales;

(f)     the judgment is a judgment on a matter previously determined by a court of England and Wales or another court whose judgment is entitled to recognition in England and Wales or conflicts with an earlier judgment of such court;

(g)    the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court) (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise);

(h)    the enforcement of the judgment is prohibited by statute (for example, Section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practice);

(i)     enforcement proceedings were not commenced within the relevant limitation period; or

(j)     an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If a court of England and Wales gives judgment for the sum payable under a judgment of a United States court, the judgment of the court of England and Wales would be enforceable by the methods generally available for the enforcement of judgments of a court of England and Wales. In addition, it may not be possible to obtain an judgment of a court of England and Wales or to enforce any judgment of a court of England and Wales if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the judgment in England and Wales or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

UAE

The UAE has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in the UAE.

The enforcement of foreign judgments in the UAE is now governed by Chapter IV (Articles 222 to 225) of the UAE’s New Civil Procedure Law (Federal Decree-Law No. 42 of 2022, or NCPL). Under Article 222, a party may apply to the execution judge in the court of competent jurisdiction for enforcement of a foreign judgment. The judge must issue a decision within five working days of receiving the application. The judge’s role is limited to determining whether the conditions for enforcement have been satisfied; the judge does not have the authority to re-examine the merits of the foreign judgment.

A UAE court may enforce a foreign judgment if: (a) the UAE courts did not have exclusive jurisdiction over the original dispute; (b) the foreign court had jurisdiction under its own law; (c) the parties were properly summoned and represented; (d) the judgment is final and binding in the issuing jurisdiction; and (e) the judgment does not contradict a UAE court judgment and does not violate public morals or public order.

However, the enforcement of civil liabilities under U.S. securities laws remains uncertain in onshore UAE. Investors should be aware that judgments obtained in the United States may not be readily enforceable in the UAE’s local court system, and any recovery would likely require initiation of new legal proceedings in the UAE.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 20 of this prospectus)

•        Our transactions with NCH may be less favorable to us than similar agreements negotiated with unaffiliated third parties. (see page 20 of this prospectus).

•        Our business is in direct competition with NCH, an affiliated company. (see page 20 of this prospectus).

•        Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of other shareholders. (see page 21 of this prospectus).

•        Our Controlling Shareholder’s relationship with Neo-Concept (BVI) Limited may result in strategic business decisions that favor our Controlling Shareholder rather than the interests of our other shareholders. (see page 21 of this prospectus).

•        We may have conflicts of interest with our Controlling Shareholder, because of our Controlling Shareholder’s controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us. (see page 21 of this prospectus).

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial. (see page 22 of this prospectus).

•        Our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. (see page 22 of this prospectus).

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. (see page 22 of this prospectus).

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares. (see page 23 of this prospectus).

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 24 of this prospectus)

•        We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed. (see page 24 of this prospectus).

•        We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences. (see page 24 of this prospectus).|

•        Our focus on using sustainable materials and environmentally friendly manufacturing processes and supply chain practices may increase our cost of doing business and hinder our growth. (see page 24 of this prospectus).

•        The enactment in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and similar pending legislation in the territories in which our subsidiaries operate could have material adverse effect on our ability to conduct our business. (see page 25 of this prospectus).|

•        We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services. (see page 25 of this prospectus).

•        Our reliance on suppliers to produce our products could cause problems in our supply chain. (see page 25 of this prospectus).

•        Customers may choose to do business with suppliers directly through online platforms. (see page 26 of this prospectus).

•        Any negative publicity about our products or services could harm our business and reputation and could materially adversely affect our financial condition and results of operations. (see page 26 of this prospectus).

•        We cannot guarantee that we are able to protect or enforce our intellectual property rights of the “les 100 ciels” trademark that would have a material adverse effect on our business and operations. (see page 26 of this prospectus).

•        We are exposed to credit risks of our customers. (see page 26 of this prospectus).

•        We face risks associated with seasonal fluctuations in demand. (see page 26 of this prospectus).

•        Labor or other disruptions at ports or our suppliers or manufacturers may adversely affect our business. (see page 27 of this prospectus).

•        Inconsistent quality control may adversely affect our reputation and customer relationships. (see page 27 of this prospectus).

•        Our profit margin may be adversely affected by the increasing costs of raw materials and labor. (see page 27 of this prospectus).

•        We face keen competition from other players in the market. (see page 27 of this prospectus).

•        We are dependent on our key executives, management team and professional staff. (see page 27 of this prospectus).

•        We may be unable to obtain sufficient funding on terms acceptable to us, or at all. (see page 28 of this prospectus).

•        Our insurance coverage may be inadequate to protect us from potential losses. (see page 28 of this prospectus).

•        We or our Operating Subsidiaries may be subject to litigation, arbitration, or other legal proceeding risk. (see page 28 of this prospectus).

•        Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors and the ability to implement, maintain and upgrade our information technology and security measures. (see page 28 of this prospectus).

•        We may be unable to successfully implement our future business plans and objectives. (see page 28 of this prospectus).

•        Our internal control system may become ineffective or inadequate. (see page 29 of this prospectus).

•        Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity, and financial condition. (see page 29 of this prospectus).

•        A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations. (see page 29 of this prospectus).

Risks Related to Doing Business in Jurisdictions We Operate (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” beginning on page 30 of this prospectus)

•        Our key operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. (see page 30 of this prospectus).

•        If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. (see page 31 of this prospectus).

•        The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Our Operating Subsidiaries. (see page 33 of this prospectus).

•        Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted. (see page 33 of this prospectus).

•        The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. (see page 36 of this prospectus).

•        The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represents substantially all of our business. (see page 37 of this prospectus).

•        If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, price of our Class A Ordinary Shares and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably. (see page 37 of this prospectus).

•        There are political risks associated with conducting business in Hong Kong. (see page 38 of this prospectus).

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in markets where the majority of our customers reside. (see page 38 of this prospectus).

•        The Hong Kong legal system embodies uncertainties, which could limit the legal protections available to our Operating Subsidiaries. (see page 39 of this prospectus).

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. (see page 39 of this prospectus).

•        The UAE is situated within the wider Middle East and North Africa region which has been subject to varying degrees of political unrest, armed conflict, and geopolitical tension in recent years. (see page 39 of this prospectus).

•        As an emerging market, the UAE presents regulatory and institutional risks not typically associated with more developed jurisdictions. (see page 40 of this prospectus).

•        The UAE government plays a significant role in shaping the economic, financial, and labour policies of the country. It has historically intervened in key sectors through the imposition of market regulations, foreign investment rules, price controls, labour nationalisation policies, and subsidies. (see page 40 of this prospectus).

Risks Related to our shares and this offering (for a more detailed discussion, see “Risk Factors — Risks Related to our shares and this offering” beginning on page 40 of this prospectus)

•        This is a best-efforts offering, no minimum amount of securities is required to be sold and we may not raise the amount of capital we believe is required for our business plans. (see page 40 of this prospectus).

•        Our fixed offering price of $[    ] per Class A Ordinary Share constitutes a significant discount to the current market price of our Class A Ordinary Shares, our Class A Ordinary Share price may suffer immediate decline and existing Shareholders may suffer significant dilution after completion of this offering. (see page 41 of this prospectus).

•        The market price of our shares may be subject to rapid and substantial volatility regardless of our operating performance, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our shares. (see page 41 of this prospectus).

•        Our Class A Ordinary Shares are traded under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our share. (see page 42 of this prospectus).

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline. (see page 42 of this prospectus).

•        Volatility in our shares price may subject us to securities litigation. (see page 43 of this prospectus).

•        Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders. (see page 43 of this prospectus).

•        We do not intend to pay dividends for the foreseeable future. (see page 43 of this prospectus).

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our share price or trading volume to decline. (see page 44 of this prospectus).

•        Investors may have difficulty enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in the Cayman Islands, Hong Kong, the UK, the UAE against us or our management named in this prospectus based on the Cayman Islands, Hong Kong, the UK or the UAE laws. (see page 44 of this prospectus).

•        You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation. (see page 46 of this prospectus).

•        We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation. (see page 47 of this prospectus).

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. (see page 47 of this prospectus).

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. (see page 47 of this prospectus).

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. (see page 48 of this prospectus).

•        We will incur increased costs after we cease to qualify as an “emerging growth company”. (see page 48 of this prospectus).

•        Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders. (see page 49 of this prospectus).

•        We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree. (see page 49 of this prospectus).

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCAA”)

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The HFCAA was enacted on December 18, 2020. The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years and thus, reducing the time before the securities may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations (“Determination Report”) that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit reports included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. WWC, P.C. is headquartered in San Mateo, California, and, as of the date of this prospectus, did not appear as part of the report under the lists in its Appendix A or Appendix B and is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in Mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. However, if the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the SOP, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the Company’s offering. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.” on page 33.

We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and PRC Authorities

As advised by our Hong Kong counsel, Hastings & Co., based on their understanding of the current Hong Kong laws, as of the date of this prospectus, neither we nor our subsidiaries in Hong Kong are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Class A Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CSRC or the CAC.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the Mainland China, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Neo-Concept HK is not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer shares to investors and cause the value of our shares to significantly decline or be worthless.” on page 31.

RECENT REGULATORY DEVELOPMENT IN MAINLAND CHINA

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Cybersecurity Review Measures (“Revised Draft”), which required that, among others, in addition to Critical Information Infrastructure Operator (“CIIO”), any Data Processing Operator (“DPO”) controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Review Measures 2021”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Review Measures 2021 and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Given the nature of our subsidiaries’ business, we believe this risk is not significant. Our subsidiaries do not have any customers in Mainland China and is neither a CIIOs nor a DPO as defined in the Review Measures 2021. We do not currently expect the Revised Review Measures to have an impact on our subsidiaries’ business, operations or this offering as we do not believe that our subsidiaries are deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. since (i) our subsidiaries are incorporated and operating in Hong Kong and the Review Measures 2021 remain unclear whether they shall be applicable to a Hong Kong company; (ii) Neo-Concept HK operates without any subsidiary nor VIE structure in Mainland China; (iii) as of the date of this prospectus, Neo-Concept HK has collected less than 100 personal information of PRC individual clients; and (iv) as of the date of this prospectus, our subsidiaries have not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. Therefore, we believe that our HK Operating Subsidiary is not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Review Measures 2021 are adopted into law in the future and if any of our subsidiaries is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Class A Ordinary Shares on U.S. exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Class A Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Class A Ordinary Shares or render them worthless.

Recent PCAOB Developments

Under the AHFCAA, which amended the HFCAA, our Class A Ordinary Shares may be prohibited from being traded on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit reports included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. WWC, P.C., is headquartered in San Mateo, California, and, as of the date of this prospectus, did not appear as part of the report under the lists in its appendix A or appendix B and is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

After this offering, assuming the purchase of all of the securities we are offering, our Controlling Shareholder will hold approximately 20.66% of our total issued and outstanding ordinary shares, representing 57.74% or more of voting power of our Company. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615I because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the controlling shareholder of NCI will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements.

Corporate Information

Our principal executive office is located at 10/F, Seaview Centre, No. 139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. Our telephone number is (+852) 2798-8639. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our website is located at www. neo-ig.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Issuer:	Neo-Concept International Group Holdings Limited
Securities being offered:	Up to 10,000,000 Class A Ordinary Shares at a fixed offering price of $[ ] per Class A Ordinary Share
Number of ordinary shares outstanding prior to this offering:	4,064,000 ordinary shares including 3,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares.
Number of ordinary shares issued and outstanding after this offering assuming the purchase of all of the securities we are offering:	14,064,000 ordinary shares including 13,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares.
Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NCI”
Voting Rights

Class A Ordinary Shares are entitled to one (1) vote per share.

Class B Ordinary Shares are entitled to thirty (30) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum and Articles. The holders of our Class B Ordinary Shares will hold approximately 57.21% of the total votes attached to our issued and outstanding shares following the completion of this Offering, assuming the purchase of all of the securities we are offering, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Ordinary Shares” for additional information.

Use of proceeds:	We intend to use the net proceeds from this offering for expanding our business and for general administration and working capital. See “Use of Proceeds” on page 54 for more information.
Reasonable best efforts

We are offering the securities on a best-efforts basis. We have engaged Revere Securities LLC as our Placement Agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 131 of this prospectus.

We will deliver the securities being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus, if any.

Risk factors:

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 20.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes, before deciding to invest in our Class A Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Corporate Structure

Our transactions with NCH may be less favorable to us than similar agreements negotiated with unaffiliated third parties.

During the three years ended December 31, 2024, 2023 and 2022, we entered into a series of transactions with an affiliated company under the control of our Controlling Shareholder, NCH. These transactions include engaging NCH as a contract manufacturer to produce certain apparel products for our customers. The terms of such transactions may be less favorable to us than would be the case if they were negotiated with unaffiliated third parties. Because we are a “controlled company” the terms of such future transactions will be reviewed by the Audit Committee to ensure that they will not be less favorable to us than would be the case if they were negotiated with unaffiliated third parties. Moreover, so long as we are under the control of the Controlling Shareholder, their influence may make it difficult for us to bring a legal claim against NCH in the event of contractual breach, notwithstanding our contractual rights under the transactions and other agreements we may enter into with NCH or other affiliated companies under the control of our Controlling Shareholder from time to time.

Our business is in direct competition with NCH, an affiliated company.

NCH also operates as a comprehensive apparel solutions services provider in North America and Europe principally. As such, NCH is in direct competition with our business in such regions. To address this, we entered into an Exclusive Territory and Non-Competition Agreement (“Agreement”) with Neo-Concept (BVI) Limited, Ample Excellence Limited and Splendid Vibe Limited (collectively the “Parent Group”), the holding companies of NCH and other subsidiaries under the common control of our Controlling Shareholder. Under the Agreement we entered into with the Parent Group, we have agreed that during the non-competition period (which will end on the later of (1) two years after the first date when our Controlling Shareholder ceases to own in aggregate at least 20% of the voting power of our then outstanding securities and (2) the fifth anniversary of the completion of the Company’s IPO) that the Parent Group and its subsidiaries, including NCH but excluding NCI Group) (the “Neo Concept Group”), will not compete with our Company in the businesses currently conducted by us through our Operating Subsidiaries in North America and Europe namely, in the businesses of apparel solution services in the UK, Europe and North America (the “Protected Territories”) and retail sale of apparel products. However, since we are in the process of and have not yet obtained all of the certifications required by certain clients to guarantee that their raw material sourcing meets international standards we have agreed that the Neo Concept Group shall continue to service its existing portfolio of customers in the Protected Territories that require the additional certifications provided that once NCI Group obtains and provides documentation that the necessary certifications required by a portfolio customer have been secured, Neo Concept Group will use its best endeavors to transfer within 45 days the portfolio customers to NCI Group. In the event that Neo Concept Group is unable, unsuccessful or a portfolio customer is unwilling to transfer its account to NCI Group, then NCI Group shall be entitled to receive the economic benefit inuring to Neo Concept Group from that portfolio customer as measured by a royalty of 10% of all sales and services by Neo Concept Group to that portfolio customer.

As of the date of this prospectus, we have a total of fourteen (14) customers which we provide apparel solution services to, each of which are not current clients of NCH and are therefore protected under the terms of the Agreement. Under the terms of the Agreement, we retain the right to sell to any of NCH’s existing portfolio of customers.

However, so long as our Controlling Shareholder continue to control us, we may not be able to bring a legal claim against NCH in the event of contractual breach, notwithstanding our contractual rights under the Agreement described above and other inter-company transactions entered into from time to time.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of other shareholders.

Our Controlling Shareholder, owns 71.5% of the total issued and outstanding Ordinary Shares, representing 84.64% of the total voting power attached to our outstanding Ordinary Shares. Because the Controlling Shareholder will control a majority of our outstanding voting power, we will be a “controlled company” under corporate governance rules for NASDAQ-listed companies. Therefore, the Controlling Shareholder will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. Since the Controlling Shareholder is also a Controlling Shareholder of NCH, which is in direct competition with our business in certain regions and creates potential conflicts of interest, this concentration of ownership may not be in the best interests of all of our shareholders.

Our Controlling Shareholder’s relationship with Neo-Concept (BVI) Limited may result in strategic business decisions that favor our Controlling Shareholder rather than the interests of our other shareholders.

Although our company is a stand-alone company, we expect to operate, for as long as our Controlling Shareholder is our controlling shareholder, as an affiliate of Neo-Concept (BVI) Limited. Our Controlling Shareholder may from time to time make strategic decisions that it believes are in the best interests of Neo-Concept (BVI) Limited as a whole, including our Company. These decisions may be different from the decision that we would have made on our own. Our Controlling Shareholder’s decisions with respect to us or our business may be resolved in ways that favor our Controlling Shareholder, which may not coincide with the interests of our other shareholders. We may not be able to resolve any potential conflicts, and even if we do so, the resolution may be less favorable to us than if we were dealing with a non-controlling shareholder. Even if both parties seek to transact business on terms intended to approximate those that could have been achieved among unaffiliated parties, this may not succeed in practice.

We may have conflicts of interest with our Controlling Shareholder, because of our Controlling Shareholder’s controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us.

Our Controlling Shareholder beneficially owns 71.5% of our outstanding Ordinary Shares and 84.64% of the total voting power attached to our outstanding Ordinary Shares. Accordingly, our Controlling Shareholder may have significant influence in determining the outcome of any corporate actions or other matters that require shareholder approval, such as mergers, consolidations, change of our name, and amendments of our memorandum and articles of association.

The concentration of ownership and voting power may cause transactions to occur in a way that may not be beneficial to you as a holder of our Class A Ordinary Shares and may prevent us from doing transactions that would be beneficial to you although our directors owed fiduciary duties to the Company and our shareholders as a whole. Conflicts of interest may arise between our Controlling Shareholder and us in a number of areas relating to our past and ongoing relationships. Potential conflicts of interest that we have identified include the following:

•        New customer acquisition. Because both we and NCH, an affiliated company under the common control of our Controlling Shareholder, are engaged in providing apparel solutions services, this potential conflict of interest may limit our ability to attract new clients who are existing customers of NCH therefore impairing our ability to expand our market share which may not be in the best interest of our shareholders.

•        Employee recruiting and retention. Because both we and NCH, which is an affiliated company under the common control of our Controlling Shareholder, are engaged in providing apparel solutions services out of Hong Kong, we may compete with our Controlling Shareholder in the hiring of new employees. We entered into an Agreement and have a non-solicitation arrangement that restricts NCH from hiring any of our employees.

•        Our chairlady of the board and chief executive officer, Ms. Eva Yuk Yin Siu and our director, Ms. Man Chi Wai, are also directors in other companies, which include but are not limited to NCH, and engage in businesses such as (i) apparel solution services for customers based in China, North America and Europe, (ii) textile and garment manufacturing, (iii) retail sales of apparel products in China and (iv) other non-apparel related businesses such as retail and wholesale of food and beverages. Subject to compliance with the Companies Act and declaration of interests in accordance with our Company’s Memorandum and Articles, no director or executive officer will be disqualified by reason only of such interests.

•        Non-competition arrangements with our Controlling Shareholder. We entered into an Exclusive Territory and Non-Competition Agreement with Neo-Concept (BVI) Limited, the holding company of NCH and other subsidiaries engaged in a competing business with our Company, under which Neo-Concept (BVI) Limited agrees not to compete with us in any territories that we operate in, except for owning non-controlling equity interest in any company competing with us and that they can continue to service existing clients during a transitional period.

•        Developing business relationships with our NCH’s competitors. So long as our Controlling Shareholder remains as our controlling shareholder, we may be limited in our ability to do business with NCH’s competitors, such as other contract manufacturers. This may limit our ability to conduct our services for the best interests of NCI and our other shareholders.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to thirty (30) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, our Controlling Shareholder, Ms. Eva Yuk Yin Siu, beneficially owns 2,379,011 Class A Ordinary Shares and 526,260 Class B Ordinary Shares, which represents 71.5% of the total issued and outstanding Ordinary Shares and 84.64% of the total voting power attached to our outstanding Ordinary Shares. Our Controlling Shareholder’s interests may not coincide with your interests, and our Controlling Shareholder may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy.

Our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Some of our directors and officers are not required to commit their full time to our affairs, so that they may allocate their time between our operations and their other businesses. Our directors and officers are engaged in several other business endeavors and may commit themselves to other entities. Our directors and officers are not obligated to contribute any specific number of hours per week to the Company’s affairs. If the other business affairs of our directors and officers require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to the affairs of the Company, which could have a negative impact on our ability to operate efficiently.

In particular, Ms. Siu and Ms. Wai are affiliated with other entities, namely NCH, engaged in business activities similar to those conducted by us. Due to their existing affiliations, Ms. Siu and Ms. Wai may have fiduciary obligations to present potential business opportunities to those entities before presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor although failure to do so may result in a breach of directors’ fiduciary duties.

You should refer to the section of this report entitled “Management — Conflicts of Interest/Duties of Directors.” for a detailed discussion of our directors’ other business affairs.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

NCI is a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under the Hong Kong Companies Ordinance, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under the Hong Kong Companies Ordinance. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S investors, nor there are any restrictions and limitations to distribute earnings from our business and subsidiaries to NCI and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Under UK law, no dividend can be paid by a UK company unless (i) the company has sufficient profits available for distribution under the provisions of the UK Companies Act 2006 (as amended) and accounting principles generally accepted in the United Kingdom, and (ii) any applicable restriction(s) or requirement(s) set out in the company’s constitution have been complied with.

Under UAE law, a UAE company may only make a distribution out of net profits lawfully available for distribution and dividends may only be paid from the net profits of the company after setting aside the mandatory statutory reserve, which is equivalent to 5% of the net profits for the fiscal year, until such reserve reaches 50% of the company’s share capital. Dividends cannot be distributed out of the company’s capital. Distribution of dividends must be approved by the general assembly of shareholders upon the recommendation of the board of directors, in accordance with the company’s constitutional documents and applicable law.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

Our independent registered public accounting firm is currently not required to conduct an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of December 31, 2024, our management has not received from our independent registered public accounting firm any report regarding deficiencies in our internal controls over financial reporting. As a small-scale company, we are in the process of establishing and improving our internal controls. Upon our independent registered public accounting firm’s suggestions, with the development of our business and the increase of our financial personnel, we will improve our internal control management.

We have implemented measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including appointment of independent Directors and establishment of an audit committee aiming to strengthen corporate governance.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and in such an event our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Risks Related to Our Business and Industry

We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed.

We rely on one major customer which contributed approximately 49.05% and 71.3% of our total revenues for the years ended December 31, 2024 and 2023, respectively. We do not have long-term agreements with any of our top five customers and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Our customers’ level of demand for our apparel products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, including their business strategies, operational needs, product portfolio and interpretation of fashion trends. The loss of our principal customer, or if we are unable to attract new customers or if our existing customers decrease their spending on the products we offer, fail to make repeat purchases of our products, will harm our business, financial condition, results of operations, and growth prospects.

We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences.

We are a provider of one-stop apparel solution services, and we offer in-house product design services to our customers. We also engage in the retail sales of apparel products to consumers. We must stay abreast of emerging consumer preferences and anticipate product trends that will appeal to existing and potential consumers. We believe that our success is, to an important extent, attributable to the ability of our design and product development personnel to design apparel products that are responsive to changes in consumer preferences. Due to the highly subjective nature of the fashion trends and the rapid change in fashion trends for apparels as well as the preferences of our customers and consumers, we may be unable to capture or predict the future fashion trend and continue to develop appealing designs for our customers. If we fail to capture, predict, or respond timely to changes in market preferences and introduce appealing and commercially viable apparel designs in a timely manner, our customers may choose to work with our competitors with market-sensitive designs or purchase products from our competitors.

Our focus on using sustainable materials and environmentally friendly manufacturing processes and supply chain practices may increase our cost of doing business and hinder our growth.

We are dedicated to prioritizing sustainable materials, an environmentally friendly supply chain, and manufacturing processes that collectively limit our environmental footprint. As our business expands, it may be increasingly challenging to cost-effectively secure enough sustainably sourced materials to support our growth and achieve our sustainability goals while also achieving and maintaining profitability. In addition, our ability to expand into new product categories or expand our existing product mix with our core customers depends in part on our ability to identify new sustainable materials that are suitable for our products. Our inability to source materials that meet our sustainability requirements in sufficient volumes could result in slower growth, increased costs, and/or lower net profits. Additionally, as our business expands, we may not be able to identify suppliers and manufacturers with business practices that reflect our commitment to sustainability, which may harm our ability to expand our supply chain to meet the expected growth of our business. If any of these factors prevent us from meeting our sustainability goals or increase the carbon footprint of any our products, then it could have an adverse effect on our brand, reputation, results of operations, and financial condition.

The enactment in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and similar pending legislation in the territories in which our subsidiaries operate could have material adverse effect on our ability to conduct our business.

The UFLPA prohibits on the importation of goods into the United States manufactured wholly or in part with forced labor in the PRC, especially from the Xinjiang Uyghur Autonomous Region (“Xinjiang”). It establishes a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in Xinjiang are not entitled to entry to the U.S. and requires the importer of record to comply with specified conditions and, by clear and convincing evidence, that the goods, wares, articles, or merchandise were not produced using forced labor. Our contract manufacturers are located in the PRC, and whereas 84% of Chinese cotton comes from Xinjiang.

Governments in the other territories where the company operates (the UK, the EU and Canada) are advancing similar measures to address the risk of goods produced from forced labor from any country from entering the global supply chains in order to ensure that their businesses are not complicit in forced labor in Xinjiang, there is an extraordinarily high risk that the yarn, textiles, and garments made with Chinese cotton are tainted with forced and prison labor. Violations of the UFLPA can empower U.S. Customs and Border Protection to detain, exclude or seize goods and assess monetary penalties.

The failure of the Company’s supply chain management system to rebut the presumption that its products are tainted with forced or prison labor could materially and adversely affect our business operations, financial position, and results of operations.

We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.

The apparel products sold or sourced by us during the years ended December 31, 2024 and 2023, were mainly produced by two contract manufacturers, one of which is our affiliated company. During the years ended December 31, 2024 and 2023 our two contract manufacturers together accounted for 100% and 93.9% of our total purchases, respectively. We engage contract manufacturer on an individual project basis and rely on third party service providers for services including sourcing of materials and provision of logistics services for the finished goods. We do not enter into any long-term contracts with our suppliers, and the terms of services provided by them may be susceptible to fluctuations with regard to pricing, timing and quality. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. Increases in raw material prices resulting in higher procurement costs being incurred by our contract manufacturer, may be passed onto us as part of the overall production service costs. Recent inflationary pressures have affected the procurement cost of certain raw materials used in our apparel products. While we have not faced any shortages or significant increases in prices that would have a material adverse effect on our operations, we have had to enact measures to mitigate fluctuations in the price of our key raw materials. These measures include, but are not limited to, placing bulk orders for a portion of our raw material requirements based on projections and sales estimates ahead of the production season and incorporating alternative materials into our products or modifying specifications of product designs. However, our ability to implement such measures are limited and we cannot guarantee that we will be able to successfully mitigate fluctuations or increases in the price of raw materials. We might have to accept substantial increment in price, or a substantial reduction of quantities supplied in some cases, especially when we are unable to locate alternative suppliers in a timely manner and/or on comparable commercial terms. In addition, we are not able to ensure our suppliers’ compliance with applicable laws and regulations. Failure on the part of any of our suppliers to comply with applicable laws and regulations may damage our corporate image, and adversely affect our customer relationships.

Our reliance on suppliers to produce our products could cause problems in our supply chain.

We do not manufacture our products or the raw materials for them and rely instead on suppliers. We have no long-term contracts with any of our suppliers or manufacturing sources for the production of our fabrics and garments, and we compete with other companies for production.

If we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our customers’ requirements or to fill our orders in a timely manner. Even if we are able to expand existing or find new manufacturing, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products, and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in the supply chain. Any delays, interruption, or increased costs in manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Customers may choose to do business with suppliers directly through online platforms.

Our customers pay for our services to leverage our industry knowledge, market connections and logistics management capability. However, it has been increasingly common for brand owners and retailers to place their orders directly to manufacturers through online platforms. If we are unable to provide other value-added services such as product design and development, production management and logistics management to our customers, we face the risk of losing our existing customers, especially those with the confidence and savviness to order apparel products online. With the internet becoming more common in the current economic environment, market demand for our services may decrease.

Any negative publicity about our products or services could harm our business and reputation and could materially adversely affect our financial condition and results of operations.

An integral part of our value is our reputation as a sustainable and ethical brand and our customers expect a high standard from our products and services. Our ability to maintain this value and the reputation of our business is key to our continued success. Despite our commitment to product innovation, quality, and sustainability and our continuing investment in design (including materials), and quality control, we cannot assure you that our suppliers and manufacturers will adhere to the same commitment. Negative publicity regarding our suppliers or manufacturers could also adversely affect our reputation and sales and could force us to identify and engage alternative suppliers or manufacturers. Any actions or any negative publicity about us may adversely affect consumer perception of our brand, our products and our services. Any incidents involving our company, our suppliers or manufacturers, or the products we sell, could erode the trust and confidence of our customers, and damage the strength of our brand, especially if such incidents result in adverse publicity, governmental investigations, product recalls or litigation.

We cannot guarantee that we are able to protect or enforce our intellectual property rights of the “les 100 ciels” trademark that would have a material adverse effect on our business and operations.

Intellectual property protection may be unavailable or limited in the countries in which we operate where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. For instance, some of our trademark or trade dress applications may not be approved by the applicable governmental authorities because they are determined to lack sufficient distinctiveness, and, even if approved, may be challenged by third parties for this same reason. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished, and our competitive position may suffer.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We face risks associated with seasonal fluctuations in demand.

Our sales of finished garment products are generally highest from August to December, and we expect to continue to experience seasonal fluctuations. Therefore, our operating results for a certain period within a calendar year, or between any interim periods, may not correctly indicate our performance for the entire calendar year. Prospective investors should be aware of this seasonal fluctuation when making any comparison of our operating results.

Labor or other disruptions at ports or our suppliers or manufacturers may adversely affect our business.

Our business depends on our ability to source and distribute products in a timely and cost-effective manner. As a result, we rely on the free flow of goods through open and operational ports worldwide and on a consistent basis from our suppliers and manufacturer. Labor disputes and disruptions at various ports or at our suppliers or manufacturer could create significant risks for our business, particularly if these disputes result in work slowdowns, decreased operations, lockouts, strikes or other disruptions during our peak importing or manufacturing seasons. For example, COVID-19 has resulted in delays and disruptions at ports due to workforce decreases, shipping backlogs and capacity constraints, container shortages and other disruptions. This has resulted, and may continue to result, in slower than planned deliveries of inventory and delayed sales to customers. If we experience significant delays or disruption in receiving and distributing our products, this could have an adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages, increased expense (including air freight) to deliver our products and reduced net revenues and net income or higher net loss.

Inconsistent quality control may adversely affect our reputation and customer relationships.

Our customers have specific requirements for their apparel products, and these requirements could change from one carton to another, even for the same types of products with the same design. We rely on our internal quality control personnel to inspect the finished goods and rectify any defectiveness so that the goods can be delivered to our customers in a form that would meet their quality expectations. If we fail to meet the specifications of our customers, we may not be able to monitor the quality of our suppliers at all times. For apparel products that do not satisfy the quality standards or our customers’ specifications, we may be forced to provide products to our customers on a delayed basis or cancel their order, our reputation in the industry and customer relationships would be adversely affected, and we may suffer from loss of sales and be exposed to commercial claims.

Our profit margin may be adversely affected by the increasing costs of raw materials and labor.

Changes in the costs of raw materials or labor indirectly affect our cost structure. We utilize third-party contract manufacturers to produce all of our apparel products. Any increase in production costs, including procurement costs for raw materials and increases in labor costs, may be passed on to us, while we may not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance.

We do not enter into long-term contracts with our suppliers. We usually enter into fixed-price contracts with our suppliers, including those for raw materials concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. In cases where we outsource procurement of raw materials to our contract manufacturers, rising raw material costs may be passed onto us by our contract manufacturers and put pressure on our profit margin. Any increase in the wage of workers in the apparel manufacturing industry and capital expenditures to enhance working conditions could increase the operating costs of our suppliers causing them to increase our contract prices. If we are not able to control our costs and/or pass on such additional costs to our customers or allocate such production work to other suppliers of similar quality at comparable terms, our profit margin could decrease, and we could record losses in some of our projects.

We face keen competition from other players in the market.

The apparel supply chain services industry in Hong Kong and the apparel retail industry in the UK has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, better in house technology, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors may have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service and product offerings, such as better in-house technology infrastructure, stronger brand and pricing flexibility. Unless we remain competitive, we may face increasing pricing pressure and gradual loss of our orders and customers.

We are dependent on our key executives, management team and professional staff.

We have a team of experienced and competent management who is responsible for overseeing financial condition and performance, allocating and budgeting human resources and formulating business strategies. For example, each of Ms. Eva Yuk Yin Siu and Ms. Man Chi Wai, the founders of Operating Subsidiaries, has over 30 years of experience in the fashion garment industry. Leveraging on their experience and network in the industry, we have been successfully expanding our client base and source of deals and transactions. However, we cannot assure you that we can retain the services of our key executives, personnel and members of our management team and find suitable replacements if any of them terminates his or her engagement with us, given the intense competition for experienced and competent personnel in the industry.

Apart from our senior management, we also rely on our professional staff in different business operations to implement our business strategies, provide quality services to clients, manage our compliance and risks, identify and capture business opportunities, maintain relationship with clients and procure new clients. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations.

We may be unable to obtain sufficient funding on terms acceptable to us, or at all.

The future expansion of our business may require us to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable to us depends on the financial success of our current business and the successful implementation of our key strategic initiatives. This may be affected by various financial, economic and market conditions and other factors, some of which are beyond our control. If we are unable to obtain sufficient banking facilities on acceptable terms to meet our operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

Our insurance coverage may be inadequate to protect us from potential losses.

We may not be fully insured for our losses under our current insurance policies in place. We do not maintain any business interruption or key person life insurance. Our trade credit insurance may not be sufficient to cover all of our losses in the event of non-payment. There are certain types of losses, such as from war, acts of terrorism and certain natural disasters, for which we cannot obtain insurance at a reasonable cost, or at all. If any of these occurs, it may result in us incurring substantial losses and the diversion of our resources, which are not covered by our insurance. It may in turn materially and adversely affect our business and financial condition.

We or our Operating Subsidiaries may be subject to litigation, arbitration, or other legal proceeding risk.

We or our Operating Subsidiaries may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this report, neither we nor our Operating Subsidiaries are a party to, or are aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors and the ability to implement, maintain and upgrade our information technology and security measures.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our Operating Subsidiaries’ servers may be subject to computer viruses, hacking, vandalism, physical or electronic break-ins and other disruptions, which could lead to a loss of data. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. In addition, our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

We may be unable to successfully implement our future business plans and objectives.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and customer base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and also may present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

Our internal control system may become ineffective or inadequate.

We rely on our internal control system to ensure effective business operations. We have established, maintained and relied on an internal control system comprising a series of policies and procedures. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast changing financial and regulatory environment in which we operate. We cannot assure that our internal control system has no deficiencies or inherent limitations, or that it can fully prevent us from our employee misconduct. Such deficiencies or inherent limitations may adversely affect our financial condition and results of operations.

Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity, and financial condition

The effects of climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere, such as droughts, heat waves, flooding, wildfires, increased storm severity, sea level rise, and power outages or shortages, particularly in certain regions in which we operate, may materially adversely impact our business. China, where a significant portion of our manufacturing operations are conducted through contract manufacturers, is presently undergoing the worst heat wave in 60 years while also contending with a prolonged drought drying up reservoirs and crippling hydropower stations. This has resulted in power shortages and factories having to cease or limit their production operations. While the Company has not experienced any disruptions in the operations of its contract manufactures, any such disruptions could have a material adverse effect on its business, operations, liquidity, and financial condition.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, sovereign debt issues, COVID-19 and new variants thereof and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in several geographic areas, which may result in significant market volatility. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The business of our Operating Subsidiaries is substantially concentrated in North America where one customer in Canada accounted for approximately 49.05% and 71.3% of our revenues for the years ended December 31, 2024 and 2023 and is therefore heavily dependent on the North American economy. Economic conditions in North America are sensitive to global economic conditions. If there is any significant decline in the North American economy and we are unable to generate business in other geographic locations, our revenue, profitability, and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

The war in Ukraine has affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section.

In addition to the conflict in Ukraine, ongoing tensions and hostilities in the Middle East — such as the recent conflict between Israel and Gaza, as well as the war between Israel and Iran — add further geopolitical instability to the region. These conflicts could lead to disruptions in energy markets, refugee flows, or escalating military engagements, which could further impact global economic stability. We cannot predict the progress or outcome of these various conflicts, as the situations and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the regions could have a material adverse effect on the global economy, and such effects could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity, and business outlook of our business.

Risks Related to Doing Business in Jurisdictions We Operate

Our key operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

NCI is a holding company and we conduct our operations through our operating subsidiaries namely Neo-Concept HK, Neo-Concept UK and Lineowa. As at the date of this prospectus, we are not materially affected by recent statements by the Chinese Government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The Chinese government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Mainland China-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected and the value of our Class A Ordinary Shares could decrease or become worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Furthermore, on December 28, 2021, the CAC jointly with the relevant authorities published the Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replaced the Measures for Cybersecurity Review (2020) issued on April 13, 2020. Review Measures 2021 stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must apply for a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Review Measures 2021, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for the previous year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Review Measures 2021 and the pending effectiveness of the Regulations on Network Data Security Management, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company shall be subject to the Review Measures 2021. But we believe our HK subsidiary is neither a “critical information infrastructure” operator nor an online platform operator as defined in the Review Measures 2021, that are required to file for cybersecurity review before listing in the U.S., because (i) Neo-Concept HK is incorporated and operating in Hong Kong and the Review Measures 2021 remains unclear whether it shall be applied to a Hong Kong company; (ii) Neo-Concept HK operates without any subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, Neo-Concept HK has not collected and stored any personal information of PRC individual client; and (vi) as of the date of this prospectus, Neo-Concept HK has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If Neo-Concept HK is deemed an “operator of critical information infrastructure” or an “online platform operator” as defined in the Review Measures 2021, Neo-Concept HK’s operation and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review in the future.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

The Company understands that as of the date of this report, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our offerings into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our future offerings before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As of the date of this report, neither NCI nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to operate our business. Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, the Management understands that as of the date of this report, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that NCA, Neo-Concept HK and Neo-Concept UK are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this report. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Operating Subsidiary in Hong Kong.

Hong Kong is a Special Administrative Region (“SAR”) of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong SAR’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the PRC government authorities. Currently, our U.S. auditor is inspected by the PCAOB, and we have no operations in Mainland China. However, if there are significant changes to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in Mainland China and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside Mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in Mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in Mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular Mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting Mainland China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in Mainland China-based issuers and summarizing enhanced disclosures the SEC recommends Mainland China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, WWC, P.C., is headquartered in San Mateo, California, and did not appear as part of the report under the lists in its Appendix A or Appendix B.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the SEC and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in Mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between Mainland China and Hong Kong, or if any component of our auditor’s work papers become located in Mainland China in the future. Delisting of our Class A Ordinary Shares would force holders of our shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. On June 22, 2021, the U.S. Senate passed the AHFCAA, enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represents substantially all of our business

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. On March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security bill. The Safeguarding National Security Ordinance (effective on March 23, 2024) was enacted according to the Article 23 of the Basic Law of the Hong Kong Special Administrative Region which stipulates that Hong Kong shall enact laws on its own to prohibit any act of treason, secession, sedition, subversion against the central people’s government, or theft of state secrets. The Safeguarding National Security Ordinance mainly covers five types of offences: treason, insurrection, offences in connection with state secrets and espionage, sabotage endangering national security and related activities, and external interference and organizations engaging in activities endangering national security. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA and the Safeguarding National Security Ordinance on Hong Kong and companies located in Hong Kong, including our Hong Kong subsidiary which represents substantially all of our business. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA or the Safeguarding National Security Ordinance, by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Mainland China-based companies, we may have to expend significant resources to investigate and/or defend the matter which could harm our business operations, any future offerings and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Changes in international trade policies, trade disputes, barriers to trade, tariffs or the emergence of a trade war may dampen growth in China and other markets where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

For example, recently the United States administration has significantly increased tariffs on certain goods import into the United States. In addition, China and other countries have retaliated in response to new tariffs implemented by the United States and announced plans to introduce tariffs on goods imported from the United States in response to the additional United States tariffs. Such policy retaliations could ultimately result in further trade policy responses by the United States and other countries, and result in an escalation leading to a trade war, which would have an adverse effect on manufacturing levels, trade levels and industries, including logistics, retail sales and other businesses and services that rely on trade, commerce and manufacturing.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients. and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, based on recent political development, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China. The Hong Kong’s preferential trade status was removed by the United States government and the United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Operating Subsidiaries.

Hong Kong is a Special Administrative Region (“SAR”) of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong SAR’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Continued instability and unrest in the Middle East and North Africa region may adversely affect the UAE’s economy

The UAE is situated within the wider Middle East and North Africa region which has been subject to varying degrees of political unrest, armed conflict, and geopolitical tension in recent years. Since 2010, countries including Syria, Yemen, Iran, Lebanon, Iraq, and Libya have experienced significant instability, and while the UAE has historically remained insulated from direct conflict, the recent conflict between Israel and Iran, with the USA joining the attack on Iran and Iran’s retaliation has heightened the UAE’s exposure to regional geopolitical risk. In addition to the Iranian attack on a U.S. military base in Qatar, the threat to close the Straits of Hormuz, underscores the increasing exposure of the UAE to regional hostilities.

Heightened tensions and conflict across the region could affect investor confidence, lead to capital outflows, disrupt international trade, and harm the UAE’s position as a stable hub for foreign investment. Any escalation in armed conflict whether directly or indirectly involving the UAE could materially impact the UAE subsidiaries’ operations and sales.

Legal, Regulatory and Political Risk in an Emerging Market

As an emerging market, the UAE presents regulatory and institutional risks not typically associated with more developed jurisdictions. The UAE’s legal system is based on a combination of civil law and Sharia law, and although reforms have been undertaken in recent years to modernise commercial legislation, many laws remain relatively untested and subject to discretionary interpretation. The NCI Group’s ability to protect and enforce its rights in the UAE courts may be limited by the evolving nature of the legal system, lack of established precedent, and procedural challenges.

Risks may include:

•        uncertainty regarding the enforceability of contractual rights;

•        shifting government policies on capital repatriation;

•        regulatory changes with limited consultation;

•        inconsistent application of laws and rules;

•        limitations on judicial remedies or enforcement of foreign judgments

Government Intervention, Currency Controls and Market Access Limitations

The UAE government plays a significant role in shaping the economic, financial, and labour policies of the country. It has historically intervened in key sectors through the imposition of market regulations, foreign investment rules, price controls, labour nationalisation policies, and subsidies.

Potential risks include:

•        changes to foreign ownership laws or requirements to partner with the UAE nationals;

•        restrictions on profit repatriation or cross-border dividend transfers;

•        regulatory shifts in employment and immigration policy affecting expatriate hiring;

•        new taxation measures, such as the UAE’s recent introduction of federal corporate tax in 2023 (currently set at 9%);

•        price controls or import/export regulations affecting margin stability;

•        delays or additional costs in licensing, permitting, or compliance procedures.

While the UAE dirham is pegged to the U.S. dollar and there are currently no broad-based currency controls, changes to monetary policy or foreign exchange regulations, particularly in times of crisis, could restrict capital mobility or increase compliance burdens.

Unexpected legal or regulatory changes especially if sudden or arbitrary could materially impact the UAE subsidiaries’ operations, increase compliance costs, and reduce competitiveness in the local market.

Risks Related to our shares and this offering

This is a best-efforts offering, no minimum amount of securities is required to be sold and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and even if we raise the maximum offering amount in this public offering, we will need to raise additional funds in the future, which may not be available or available on terms acceptable to us.

Our fixed offering price of $[    ] per Class A Ordinary Share constitutes a significant discount to the current market price of our Class A Ordinary Shares, our Class A Ordinary Share price may suffer immediate decline and existing Shareholders may suffer significant dilution after completion of this offering.

On [•], 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $[      ] per Class A Ordinary Share. Our fixed offering price of $[    ] per Class A Ordinary Share constitutes a significant discount to our last reported sale price. Although the public offering price for the securities in this offering will be determined at the time of pricing, and the fixed offering price used throughout this prospectus may not be indicative of the final offering price, if the final offering price is determined to be at a figure that constitutes a significant discount to the market price of our Class A Ordinary Shares, such significant discount may have immediate negative impact on the market price of our Class A Ordinary Shares, causing our share price to immediately decline after completion of the offering.

The final public offering price will be determined through negotiation between us, the Placement Agent, and the investors based upon a number of factors, including our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general conditions of the securities markets at the time of the offering. In particular, we believe that the final offering price ultimately depends on our assessment of investors’ sentiment in our shares and we consider, weigh and prioritize this factor as the utmost important factor in determining our fixed offering price as well as final offering price.

As of the date of this prospectus, we had 4,064,000 shares issued and outstanding, consisting of 3,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares, and we are offering up to an aggregate of 10,000,000 Class A Ordinary Shares to potential investors, constituting approximately 146.1% of our existing share capital. Our existing shareholders may suffer significant dilution after completion of this offering.

Although our Class A Ordinary Shares currently trade at a market price well above the fixed offering price of $[    ] per Class A Ordinary Share, the daily trading volume and turnover is insignificant when compared to the number of Class A Ordinary Shares we are offering to potential investors under this offering. It was therefore essential for us to determine a fixed offering price that matches with our assessment of the investors’ sentiment given the significant number of Class A Ordinary Shares we are offering as opposed to our current market price which has low correlation to the actual value of our securities given the thin trading volume and turnover. After deducting the estimated Placement Agent commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $[            ] from this offering assuming the purchase of all of the securities we are offering, based on an offering price of $[    ] per Class A Ordinary Share, without a strong sentiment from interested investors to complete this offering, we may not be able to implement our future business plans.

The market price of our shares may be highly volatile, and you could lose all or part of your investment.

The market price of our shares is likely to be volatile. There is a relatively small public float, and the concentrated ownership of our ordinary shares among our executive officers and directors. As a result of our small public float, our ordinary shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        changes in financial or operational estimates or projections;

•        general economic or political conditions in Canada, the United States, Hong Kong, China or elsewhere;

•        announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, our shares may be subject to rapid and substantial price volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares. Recently, companies with comparably small public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s actual or expected operating performance and financial condition or prospects. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. As a relatively small-capitalization company with relatively small public float, our shares may experience greater stock price volatility, extreme price run-ups and declines that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares. Further, investors in our shares may experience losses, which may be material, if the price of our shares declines or if such investors purchase our shares prior to any price decline. Moreover, in the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our Class A Ordinary Shares are traded under $5.00 per share and thus would be known as a “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our share.

Our Class A Ordinary Shares are traded below $5.00 per share. As a result, our Class A Ordinary Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our ordinary shares and may negatively affect the ability of holders of our ordinary shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

For instance, on July 8, 2024, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that based on the closing bid price of the Company for the period from May 21, 2024 to July 5, 2024, the Company no longer met the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. Nasdaq provided the Company with a 180 calendar days compliance period, or until January 6, 2024, in which to regain compliance with Nasdaq continued listing requirement. On January 7, 2025, the Company received a letter from Nasdaq, indicating that the Company was granted an additional 180 calendar days, until July 7, 2025, to regain compliance with the minimum bid price requirement of $1 per share, as stipulated by Nasdaq Listing Rule 5550(a)(2).

On July 1, 2025, the Company received notification from Nasdaq that the Staff has determined that for the last 10 consecutive business days, from June 16 to June 30, 2025, the closing bid price of the Company’s Class A Ordinary Shares has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and Nasdaq considers the prior bid price deficiency matter has been closed.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities. We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future and if we are delisted from Nasdaq, our operation, price of our Class A Ordinary Shares would be adversely affected.

Volatility in our shares price may subject us to securities litigation.

The market for our shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of the Class B Ordinary Shares retains their shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our shares if the market price of our shares increases. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business, and the value of assets of our Company will not be less than the sum of our total liabilities.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our share price or trading volume to decline.

If a trading market for our ordinary shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our ordinary shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our ordinary share price, our ordinary share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our ordinary share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in the Cayman Islands, Hong Kong, the UK or the UAE against us or our management named in this prospectus based on the Cayman Islands, Hong Kong, the UK or the UAE laws.

We are incorporated under the laws of the Cayman Islands and all of our directors and officers reside outside of the United States in Hong Kong. Moreover, all of these persons do not have significant assets in the U.S. As a result, it may be difficult or impossible to effect service of process within the U.S. upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, the UK or the UAE could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

The courts of the Cayman Islands would not automatically enforce judgments of U.S. courts obtained in actions against us or our directors and officers, or some of the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain actions brought in the Cayman Islands against us or such persons predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there are grounds upon which Cayman Islands courts may decline to enforce the judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As judgments of U.S. courts are not automatically enforceable in the Cayman Islands, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforcement of Liabilities.”

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against a company (or their directors or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings in respect of the judgment before the competent court in England and Wales. In such an action, a court of England and Wales generally will not (subject to the matters identified below) re-examine the merits of the original case decided by a United States court and will treat the judgment as conclusive.

The matters which would cause a court of England and Wales not to enforce a judgment debt created by a U.S. judgment are that:

(a)     the judgment is not for a debt or a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that a court of England and Wales considers to be a penal, revenue or other public law;

(b)    the judgment was not final and conclusive;

(c)     the court in the United States did not have jurisdiction in accordance with the English rules of private international law to give the judgment;

(d)    the judgment was (i) obtained by fraud, or (ii) given in breach of principles of natural justice;

(e)     enforcement of the judgment would be contrary to public policy in England and Wales;

(f)     the judgment is a judgment on a matter previously determined by a court of England and Wales or another court whose judgment is entitled to recognition in England and Wales or conflicts with an earlier judgment of such court;

(g)    the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court) (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise);

(h)    the enforcement of the judgment is prohibited by statute (for example, Section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practice);

(i)     enforcement proceedings were not commenced within the relevant limitation period; or

(j)     an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If a court of England and Wales gives judgment for the sum payable under a judgment of a United States court, the judgment of the court of England and Wales would be enforceable by the methods generally available for the enforcement of judgments of a court of England and Wales. In addition, it may not be possible to obtain a judgment of a court of England and Wales or to enforce any judgment of a court of England and Wales if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the judgment in England and Wales or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

UAE has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in the UAE.

The enforcement of foreign judgments in the UAE is now governed by Chapter IV (Articles 222 to 225) of the UAE’s New Civil Procedure Law (Federal Decree-Law No. 42 of 2022, or NCPL). Under Article 222, a party may apply to the execution judge in the court of competent jurisdiction for enforcement of a foreign judgment. The judge must issue a decision within five working days of receiving the application. The judge’s role is limited to determining whether the conditions for enforcement have been satisfied; the judge does not have the authority to re-examine the merits of the foreign judgment.

A UAE court may enforce a foreign judgment if: (a) the UAE courts did not have exclusive jurisdiction over the original dispute; (b) the foreign court had jurisdiction under its own law; (c) the parties were properly summoned and represented; (d) the judgment is final and binding in the issuing jurisdiction; and (e) the judgment does not contradict a UAE court judgment and does not violate public morals or public order.

However, the enforcement of civil liabilities under U.S. securities laws remains uncertain in onshore UAE. Investors should be aware that judgments obtained in the United States may not be readily enforceable in the UAE’s local court system, and any recovery would likely require initiation of new legal proceedings in the UAE

You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles, and by the provisions of the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary responsibilities of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year.

Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs after we cease to qualify as an “emerging growth company”.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a)following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

After this offering, assuming the purchase of all of the securities we are offering, our Controlling Shareholder will hold approximately 20.66% of our total issued and outstanding ordinary shares, representing 57.74% or more of voting power of our Company. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615I because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the controlling shareholder of NCI will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions.

The interests of our Controlling Shareholder may not be the same as or may even conflict with your interests. For example, our Controlling Shareholder could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy and financial results. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services;

•        protection of our intellectual property rights;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this Prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

OUR INDUSTRY

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of apparel solution services — apparel supply chain services

According to a market analysis report prepared by Grand View Research, the global apparel market size was valued at USD 1.77 trillion in 2024 and is projected to reach USD 2.26 trillion by 2030, growing at a CAGR of 4.2% from 2025 to 2030. The increasing expenditure on apparel by customers worldwide is a key factor driving the market growth. The U.S. apparel market held the largest revenue share of the regional industry in 2024.

According to an analysis by Statista, the revenue in the apparel market in the United Arab Emirates (UAE) amounts to US$10.88 billion in 2025. It is projected to grow at a CAGR of 3.16% from 2025 to 2029. The UAE is experiencing a growing demand for luxury fashion brands in the apparel market. On average, each person in the UAE is expected to contribute 40.5 pieces to the apparel market volume in 2025.

Apparel supply chain services consists mainly of market trend analysis, product design and development, raw material sourcing, production and quality control and logistics management. The business scope of an apparel supply chain services company depends on its management capability over each step of the process. Raw material and production sourcing are the core services provided by apparel supply chain services companies. An apparel supply chain services company should have strong production and raw material know-hows, in-house designers who can keep abreast of market trends in order to meet customers’ needs on a timely basis, be capable of controlling quality of the products, and have the flexibility to cater to different lead times with short notice in a cost-effective manner.

The apparel supply chain services are essential for retailers that wish to focus on their core competencies while being able to respond to the increasing demand for quick turnaround and flexibility to the evolving consumer trend. Certain retailers identify the strategic value of partnering with a company to outsource their purchasing and sourcing operations in order to focus their strengths in other aspects of the apparel business. The core service provided by apparel service supply chain service providers in Hong Kong mostly consists of production outsourcing. Since costs of labor and manufacturing are high in Hong Kong, most of the service providers in Hong Kong partner with suppliers in China, Southeast Asia or other developing countries.

Hong Kong Apparel Supply Chain Services Market

Competitive Landscape

The Hong Kong apparel supply chain management market is highly fragmented and competitive.

Hong Kong supply chain management service providers enjoy significant comparative advantages over their overseas competitors, as they are geographically located much closer to PRC apparel manufacturers, which maintain a leading position in the world’s apparel manufacture market, in terms of both technical capabilities and product quality. As a result, Hong Kong supply chain management service providers, including Neo-Concept HK, enjoy advantages including easy access to suppliers, which largely facilitates face to face discussions about customers’ needs, especially when such needs involve complex design requirements, and convenience for conducting on site quality control inspections to monitor the performance of suppliers, thus saving travelling costs and reducing the production lead time.

Major market drivers for apparel supply chain service providers in Hong Kong

Expertise in protecting customers’ interests

With most of the apparel manufacturing being conducted in Asia and foreign customers with cultural and language barriers in Asia may encounter difficulty in dealing with Asian suppliers, apparel supply chain service providers in Hong Kong may use their expertise to assist foreign customers in production management and quality control, as well as ensuring pricing transparency.

Geographical advantage

China has developed a mature apparel industry value chain with advanced transportation infrastructure and logistics network, which has made some Chinese apparel manufacturers more appealing to international branded apparel companies. Additionally, China has widespread high-speed rail networks, bus routes, and subway systems, allowing for timely inspection of factories and completion of due diligence and quality control. Apparel supply chain service providers in Hong Kong have the geographical advantage of being located in close proximity with the factories in China, allowing them to easier source suppliers for their customers for their business operations.

Increasing online shopping and social media influence

As e-commerce developed rapidly in recent years in China and worldwide, the number of online retainers is simultaneously growing. With online shopping platforms facilitating purchasing apparel products and with social media influencers leading and spreading new fashion trends to consumers, consumption, demand and spending for apparel products is expected to increase. On the other hand, with the visibility of the information online, apparel supply chain service providers in Hong Kong will now have easier access to information on consumer habits and the latest fashion trends, which combined with their geographical advantage of being in Asia, allows them to assist brand retailers manage their supply chain activities, adjust inventory levels and make informed decisions, thus increasing the efficiency and reduce unnecessary expenses for the whole supply chain.

Increasing emphasis on sustainability

Consumers, especially millennials, are becoming more environmentally and socially conscious and expect the whole apparel supply chain to commit to corporate sustainability, examples of which include using environmentally friendly fabrics and production methods to reduce carbon footprint and treating employees fairly. Many apparel brands are conducting various measures with higher transparency to achieve such goals and position themselves in the market accordingly.

Increasingly diversified portfolio

To improve competitiveness, apparel supply chain solutions providers should expand their portfolio of apparel categories and enhance the quality of service. This can be achieved by either organically developing their own technical know-how or acquiring such expertise from existing market players with a strong knowledge base. Acquisitions are more common in the supply chain solutions industry given organic development of new apparel categories is time consuming.

Offering multi-apparel categories can also reduce the exposure to fashion cycles in respect of brands and/or type of apparel items as well as enhancing cross selling opportunity with the same clientele. Thus, offering multi-apparel categories will be a trend for the apparel supply chain solutions industry.

Advancement of technology

The advancement and adoption of technology will promote the development of the apparel supply chain solutions industry by enhancing quality of services provided and reducing production lead time. For instance, virtual sampling and 3D design can facilitate the communication between designers, supply chain solutions providers and contract manufacturers and in turn significantly shorten the production lead time. Virtual sampling and 3D design also drastically reduce product development costs and improve the efficiency of producing smaller orders, thus improving the financial viability of serving small emerging brands. When the technologies in apparel industry such as virtual sampling and 3D design become more mature, more supply chain solutions providers will devote resources into these areas.

Brand owners and retailers are also using online commerce sites to publish orders and obtain quotes from manufacturers, posing a threat to traditional intermediaries such as supply chain management service providers. These online services can only support small production volumes or simple designs. Apparel supply chain service providers will have to be adept at information and communication technology to move into higher-value activities such as design and logistics or to access niche markets.

Popularity of athleisure brought by rising awareness for health and fitness

Consumers have placed greater emphasis on living a healthy and stylish lifestyle, especially in countries with high disposable income, athleisure, which is designed to be “athletic” and “leisurely”, has become a high growth apparel category. Apparel brands, from mass-market brands to luxury market brands, are pursuing this category.

Entry barriers

Building up customer’s trusts

A key success factor for apparel supply chain service providers in Hong Kong is their long-term, trustworthy relationships with their customers such as brand owners and retailers. Establishing relationships requires the ability to consistently provide high-level customer support and deliver products on time. In return, these customers are reluctant to switch their entrusted service providers. As such, new market participants will face difficulties in building up customers’ trust.

Fierce competition from other market participants

The apparel supply chain service market has a large number of participants, which makes the industry quite fragmented and competitive. It also has the tendency to become long-tail, the strategy of selling low amounts of products to many customers. In such market, there is fierce competition among participants in terms of product development, price, quality control and delivery of products, especially for small to medium size service providers, who are consistently faced with the pressure from larger participants with established long-term relationships with local and international retailer brands.

Effective management team

An effective management team ensures the smooth communication between the company and its manufacturer suppliers, trading company suppliers or customers. Changes or new information requested by the customers must be clearly communicated to the manufacturers to guarantee the delivery time and production. Furthermore, the management team should be equipped with an in-depth understanding of different aspect of the apparel industry market so as to effectively coordinate the entire business process.

Quick adaptability for evolving fashion trends

Popular style is always changing, as new trends rise and fall. Changing consumer trend requires businesses to assess market demand and enact effective strategies. A company has to pay great attention to the evolving fashion trends for different countries and put forward a quick response to come up with well-designed apparels to maintain consumption willingness and fulfil customer demand. They must also have sound supply chain support from both contract manufacturers and raw material suppliers. New entrants without a solid foundation of technical know-how may find it challenging to accurately realize customers’ new designs to accommodate the required production lead time. Moreover, established apparel supply chain solutions providers generally enjoy more business flexibility such as better credit terms with raw material suppliers and stronger bargaining power when securing contract manufacturers’ production capacity, which is of increasing importance as customers seek for more flexibility in their supply chain to better cater to the accelerating changes in consumer preferences. Some brand retailers prefer to partner with market players equipped with design and product development and fast response capabilities. New entrants in the absence of such capability may face shrinkage of profit margin or are likely to be eliminated.

USE OF PROCEEDS

Based upon the fixed public offering price of $[    ] per Class A Ordinary Share, we estimate that we will receive net proceeds from this offering of approximately $[    ], $[    ], $[    ] and $[    ], assuming 25%, 50%, 75% and 100% of the offering being completed, after deducting the Placement Agent’s commissions, non-accountable expense allowance and estimated offering expenses payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

Description of Use	25% completion of offering (%)	50% completion of offering (%)	75% completion of offering (%)	100% completion of offering (%)
Expanding our business	70	70	70	70
Working capital and other general corporate purposes	30	30	30	30
Total	100	100	100	100

We will use 70% of the net proceeds from this offering to expand our business; and (ii) 30% of the net proceeds from this offering as working capital and for other general corporate purposes. We will apply the net proceeds proportionately at each level of completion of the offering.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended December 31, 2024 and 2023, NCI and its subsidiaries did not declare or pay any dividends or distributions to U.S. investors.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions of our Memorandum and Articles, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024 on:

•        an actual basis, giving effect to the (i) re-designation of Class A Ordinary Shares and Class B Ordinary Shares effectuated on April 22, 2025; and (ii) share combination at a ratio of 5 to 1 effectuated on June 16, 2025; and

•        on an as adjusted basis to give effect to the issuance and sale of up to 10,000,000 Class A Ordinary Shares offered hereby, assuming the purchase of all of the securities we are offering, based on the fixed public offering price of $[    ] per Class A Ordinary Share after deducting the Placement Agent’s commissions, non-accountable expense allowance and estimated offering expenses payable by us.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2024
	Actual	Actual	Adjusted(1)
	HK$	US$	US$

Ordinary shares (par value $ 0.0000625 per share as of December 31, 2024; par value $0.0003125 upon effectuation of share consolidation on June 16, 2025; 800,000,000 Ordinary Shares authorized as of December 31, 2024, 780,000,000 Class A Ordinary Shares authorized upon effectuation of re-designation of ordinary shares on April 22, 2025, 156,000,000 Class A Ordinary Shares authorized upon effectuation of share consolidation on June 16, 2025: 20,320,000 Ordinary Shares issued and outstanding as of December 31, 2024, 17,320,000 Class A Ordinary Shares issued and outstanding upon effectuation of re-designation of ordinary shares on April 22, 2025, 3,464,000 Class A Ordinary Shares issued and outstanding upon effectuation of share consolidation on June 16, 2025, 13,464,000 Class A Ordinary Shares issued and outstanding pro forma; 3,000,000 Class B Ordinary Shares issued and outstanding upon effectuation of re-designation of ordinary shares on April 22, 2025, 600,000 Class B Ordinary Shares issued and outstanding upon effectuation of share consolidation on June 16, 2025 and pro forma

	9,906	1,275	4,400
Additional paid-in capital	106,085,870	13,657,308	[•]
Accumulated other comprehensive income	998,965	128,605	128,605
Accumulated losses	(50,268,270)	(6,471,448)	(6,471,448)
Total shareholders’ equity	56,826,471	7,315,740	[•]
Bank borrowings	27,105,722	3,489,543	3,489,543
Total capitalization	83,932,193	10,805,283	[•]

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at the fixed public offering price of $[    ] per Class A Ordinary Share, assuming the purchase of all of the securities we are offering, and after deducting the Placement Agent’s commissions, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or none of the securities offered hereby.

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per Class A Ordinary Share in this offering and the net tangible book value per ordinary share after this offering. Because our Class A Ordinary Shares and Class B Ordinary Shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A Ordinary Shares and Class B Ordinary Shares. Dilution results from the fact that the public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per ordinary share. As of December 31, 2024, we had a historical net tangible book value of US$75,495, or US$0.02 per ordinary share. Our net tangible book value per ordinary share represents total net assets less intangible asset (right-of-use assets, intangible assets and deferred tax assets), all divided by the number of ordinary shares outstanding as of December 31, 2024, giving effect to the (i) re-designation of Class A Ordinary Shares and Class B Ordinary Shares effectuated on April 22, 2025; and (ii) share consolidation effectuated on June 16, 2025.

After giving effect to the sale of up to 10,000,000 Class A Ordinary Shares in this offering at the fixed public offering price of US$[    ] per Class A Ordinary Share, assuming the purchase of all of the securities we are offering, and after deducting the Placement Agent’s commissions, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2024 would have been $[7,399,485] or $[0.53] per ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value of $[0.51] per ordinary share to existing investors and immediate decrease in net tangible book value of $[•] per ordinary share to new investors. The following table illustrates this dilution to new investors purchasing ordinary shares in this offering:

Per ordinary share post-offering(1)
Fixed public offering price per ordinary share	$	[0.8]
Net tangible book value per ordinary share as of December 31, 2024		$0.02
Increase in pro forma as adjusted net tangible book value per ordinary in this offering	$	[0.51]
Pro forma as adjusted net tangible book value per ordinary share after this offering	$	[ ]
Decrease in net tangible book value per ordinary share to new investors in this offering	$	[ ]

____________

(1)      Assumes net proceeds of $[    ] from this offering of up to 10,000,000 Class A Ordinary Shares at the fixed public offering price of $[    ] per share, assuming the purchase of all of the securities we are offering, calculated as follows: $[    ] gross offering proceeds, less placement agent’s commissions of $[    ], non-accountable allowance of $[    ] and accountable expenses of approximately $100,000.

To the extent that we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby.

EXCHANGE RATE INFORMATION

NCI is a holding company with operations conducted in Hong Kong through its key operating subsidiary in Hong Kong, Neo-Concept HK, using Hong Kong dollars with reporting currency in Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HK$7.7677 on December 31, 2024, as published in H.10 statistical release of the United States Federal Reserve Board. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all.

CORPORATE HISTORY AND STRUCTURE

Corporate History

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Neo-Concept HK, Neo-Concept UK, NCEC, NCEF and Lineowa. Through our Operating Subsidiaries, NCI is a one-stop apparel solution services provider, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European and North American markets.

Prior to a restructuring in 2021, our Operating Subsidiaries were part of NCH, a consortium of vertically integrated companies that provide a full range of garment supply chain services including but not limited to garment trading and manufacturing, retail, and apparel solution services. With operations across Hong Kong, China, East Asia, UK, Europe, and North America, NCH was and still is under the common control of our Controlling Shareholder, who both restructured the business of NCH and founded NCI. To avoid any potential conflicts of interest due to the common control, NCI, Splendid Vibe Limited, Ample Excellence Limited and Neo-Concept (BVI) Limited, the holding companies of NCH, have entered into an Exclusive Territory and Non-Competition Agreement (“Agreement”) which identifies their respective exclusive geographic areas of operations and addresses NCH’s existing customers.

As part of the reorganization prior to the listing, on October 29, 2021, NCI acquired all the shares of NCA from the Controlling Shareholder and Ms. Man Chi Wai and became the holding company of NCA, Neo-Concept HK, Neo-Concept (NY) Corporation and Neo-Concept UK. Neo-Concept (NY) Corporation, a wholly owned subsidiary of Neo-Concept HK, had no significant operations during the two years ended December 31, 2020, and 2021 and on November 12, 2021, Neo-Concept HK disposed of all the shares of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited, an affiliated company controlled by the Controlling Shareholder.

In connection with NCI Group’s expansion into the Middle East and North Africa region, NCEF was incorporated in the UAE in May 2024, which formed a joint venture with an independent third party in October 2024, for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and North Africa region. The initial joint venture company has been established in the UAE, namely Lineowa Fashion and Life Style L.L.C.

Corporate Structure

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus and upon completion of this offering:

Name	Background	Ownership
NCA	– A BVI company – Incorporated in August 2008 – Issued Share Capital of USD100 – Intermediate holding company	100% owned by NCI
NCEC	– A BVI company – Incorporated in May 2024 – Issued Share Capital of USD100 – Intermediate holding company	100% owned by NCA
NCEF	– A UAE company – Incorporated in May 2024 – Issued Share Capital of AED100,000 – Intermediate holding company	100% owned by NCEC
Lineowa	– A UAE company – Incorporated in October 2024 – Issued Share Capital of AED100 – Provision of online and offline retail sales of apparel products	50% owned by NCEF
Neo-Concept HK	– A Hong Kong company – Incorporated in October 1992 – Issued Share Capital of HK$100,000 – Provision of one-stop apparel solution services	100% owned by NCA
Neo-Concept UK	– A UK company – Incorporated in August 2000 – Issued Share Capital of GBP100 – Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

Our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, a holder of Class A Ordinary Shares is entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while a holder of Class B Ordinary Shares is entitled to thirty (30) votes per share. NCBVI will hold our Class B Ordinary Shares beneficially owned by Ms. Eva Yuk Yin Siu representing 50.18% of the voting power of our Company immediately after the completion of this offering, assuming the purchase of all of the securities we are offering.

As of the date of this prospectus, our Controlling Shareholder holds in aggregate approximately 71.5% of our total issued and outstanding ordinary shares, representing 84.64% of the total voting power attached to our outstanding Ordinary Shares. After this offering, assuming the purchase of all of the securities we are offering, our Controlling Shareholder will hold approximately 20.66% of our total issued and outstanding ordinary shares, representing 57.74% or more of voting power of our Company. These shareholders, if they act together, will be able to control the management and affairs of our Company and most matters requiring shareholder approval, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

Increase in authorized shares and share split

In July 2021, NCI was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. In October 2021, NCI’s share capital was subdivided and as a result the authorized share capital was US$50,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 each. On July 14, 2023, the shareholders of the Company resolved and approved an increase in the authorized share and share split at a ratio of 1-for-1.6, as a result of which the Company’s authorized share capital was changed to US$50,000 divided into 800,000,000 ordinary shares with a par value of US$0.0000625 each, as part of the Company’s recapitalization prior to the IPO. Immediately after such share split, the issued share capital of the Company became US$1,125 divided into 18,000,000 ordinary shares with a par value of US$0.0000625 each, all of which were fully paid up. All ordinary share and per ordinary share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively restated to reflect the share split.

Share re-designation and share combination

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

(d)    the authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A Ordinary Shares of a par value of US$0.0000625 each (the “Class A Shares”, each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B shares of US$0.0000625 each (the “Class B Shares”, each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the New M&A (as defined below))(the Class A Shares together with the Class B Shares, the “Shares”) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 Class A Shares of a par value of US$0.0000625 each and 20,000,000 Class B Shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the New M&A (as defined below);

(e)	(i)

contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued Class A Share (the “Re-designation”) with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company; and

(ii)

immediately following the Re-designation, 3,000,000 Class A Shares then held by Neo-Concept (BVI) Limited (“NCBVI”) shall be repurchased and cancelled by the Company and in consideration, the Company shall allot and issue to NCBVI (or such other person as directed) 3,000,000 Class B Shares, credited as fully paid-up;

(f)     the second amended and restated memorandum of association and articles of association of the Company containing the amendments to the existing amended and restated memorandum of association and articles of association in the form set out in Annex I be and are approved and adopted as the new memorandum of association and articles of association of the Company in substitution for and to the exclusion of the existing amended and restated memorandum of association and articles of association of the Company;

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025:

•        every five issued and unissued shares (namely, both class A Ordinary Shares of par value US$0.0000625 each and class B Ordinary Shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “Share Consolidation”) so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A Ordinary Shares of par value US$0.0000625 each and 20,000,000 class B Ordinary Shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A Ordinary Shares of par value US$0.0003125 each and 4,000,000 class B Ordinary Shares of par value US$0.0003125 each;

The Share Consolidation was effective on June 16, 2025.

As of the date of this prospectus, our directors, officers and principal shareholders held in aggregate 81.5% of our total issued and outstanding shares, representing approximately 96.5% of the total voting power. After this offering, assuming the purchase of all of the securities we are offering, our directors, officers and principal shareholders will hold in aggregate 23.55% of our total issued and outstanding ordinary shares, representing 65.83% or more of voting power of our Company. These shareholders, if they act together, will be able to control the management and affairs of our Company and most matters requiring shareholder approval, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

The Share Consolidation was effective on June 16, 2025.

All Class A and Class B Ordinary Share and per Class A and per Class B Ordinary Share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively adjusted to reflect the share combination.

Initial Public Offering

On 22 April 2024, NCI entered into an underwriting agreement with Revere Securities LLC as underwriter named thereof, in connection with its initial public offering (“IPO”) of 2,320,000 ordinary shares at a price of $4.00 per share. The Company’s Registration Statement on Form F-1 (File No. 333-275242) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 1, 2023 (as amended, the “Registration Statement”) was declared effective by the Commission on April 1, 2024.

On April 23, 2024, NCI completed its IPO and listed its shares on the Nasdaq Capital Market under the symbol “NCI”.

Neo-Concept International Group Holdings Limited’s Offices

Our principal executive office is located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. Our telephone number is (+852) 2798 8639. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc, located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website is located at http://www.neo-ig.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

NCI is a one-stop apparel solution services provider. Through our Operating Subsidiaries, we offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European and North American markets.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices. We also push for sustainable solutions to fulfil our customers’ needs throughout garment production.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Economic, political, and social conditions in China and Hong Kong, as well as its government policies, laws and regulations

Our key operations are in Hong Kong. However, due to long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The war in Ukraine has affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. In addition to the conflict in Ukraine, ongoing tensions and hostilities in the Middle East — such as the recent conflict between Israel and Gaza, as well as the war between Israel and Iran — add further geopolitical instability to the region. These conflicts could lead to disruptions in energy markets, refugee flows, or escalating military engagements, which could further impact global economic stability. We cannot predict the progress or outcome of these various conflicts, as the situations and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the regions could have a material adverse effect on the global economy, and such effects could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity, and business outlook of our business.

Competition from other players in the market

The apparel supply chain services industry in Hong Kong and the apparel retail industry in the UK has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other apparel supply chain services providers and retail companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service offerings, such as better in-house technology infrastructure, stronger brand, and pricing flexibility.

As the apparel market is very large and fragmented, we face fierce competition among service providers in terms of product design, price, quality control and delivery of products. Our ability to compete against other market players is, to a significant extent, dependent on our ability to distinguish our services and products from those of our competitors by providing high quality products that appeal to consumers’ preferences at competitive prices. Our competitors may provide products comparable or superior to those we provide, and our competitors may adapt more quickly than we do to evolving industry trends or changing market requirements.

Our ability to attract new customers and retain existing customers

Our success depends in large part upon widespread adoption of our products by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our sustainable apparel products. If the number of people who are willing to purchase our products does not continue to increase, if we fail to deliver a quality product while chasing our sustainability goals, or if our current or potential future customers are not convinced that our products are superior to alternatives, then our ability to retain existing customers, acquire new customers, and grow our business may be harmed.

In addition, our future success depends in part on our ability to increase sales to our existing customers over time, as a significant portion of our net revenue is generated from sales to existing customers, particularly those existing customers who are highly engaged and make frequent and/or large purchases of the products we offer. If existing customers no longer find our products appealing, are not satisfied with our customer service, or if we are unable to timely update our products to meet current trends and customer demands, our existing customers may not make purchases, or if they do, they may make fewer or smaller purchases in the future.

If we are unable to continue to attract new customers or our existing customers decrease their spending on the products we offer or fail to make repeat purchases of our products, our business, financial condition, results of operations, and growth prospects will be harmed.

Our ability to manage costs of raw materials or labor

Changes in the costs of raw materials or labor indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we might not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance. We do not have long-term contracts with third-party contract manufacturers and raw material vendors. We usually enter into fixed-price contracts with vendors and agree on raw materials pricing concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. Where market forces drive up raw material costs, we may from time to time fail to negotiate price terms that are advantageous to us and hence put pressure on our profit margin.

Impact of the stability of our supply chain

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our company, may suffer from plant closures and supply shortages across the extended supply network.

The PRC government may change its policy and measures from time to time in response to the latest COVID-19 situation and the country’s transition to a lower carbon economy. These changes could result in the suspension of manufacturing operations, quarantine of factory and transportation workers and our own staff, and cancellation of marketing activities with short notice. Any significant disruption in our supply chain would impact our costs and operational efficiencies.

RESULTS OF OPERATIONS

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
REVENUES, NET	174,202,627	235,667,734	30,339,448

COST OF REVENUES
– Related parties	(34,213,521)	(7,915,189)	(1,018,987)
– External	(104,940,795)	(178,307,992)	(22,955,056)
	(139,154,316)	(186,223,181)	(23,974,043)
Gross profit	35,048,311	49,444,553	6,365,405

EXPENSES
Selling and marketing	(3,132,277)	(4,392,521)	(565,486)
General and administrative	(22,869,509)	(33,480,608)	(4,310,234)
Total expenses	(26,001,786)	(37,873,129)	(4,875,720)
INCOME FROM OPERATION	9,046,525	11,571,424	1,489,685

OTHER INCOME (EXPENSES)
Interest income	92,951	31,954	4,114
Interest expense	(5,759,182)	(3,759,032)	(483,931)
Other income	2,662,360	1,304,894	167,989
Other expense	(302,784)	—	—
Total other expenses, net	(3,306,655)	(2,422,184)	(311,828)
INCOME BEFORE TAX EXPENSES	5,739,870	9,149,240	1,177,857
INCOME TAX EXPENSES	(1,325,137)	(1,085,909)	(139,798)
NET INCOME	4,414,733	8,063,331	1,038,059

Year ended December 31, 2024 compared with year ended December 31, 2023

Revenue

For the years ended December 31, 2024 and 2023, we generated our revenue through two revenue streams: sales of private-labelled apparel products and retail sales of own-branded apparel products.

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Private-labelled apparel products	156,316,352	196,736,307	25,327,485
Own-branded apparel products	17,886,275	38,931,427	5,011,963
Total	174,202,627	235,667,734	30,339,448

Our revenue increased by 35.3% to HKD235,667,734 (US$30,339,448) for the year ended December 31, 2024, from HKD174,202,627 for the year ended December 31, 2023. The increase was mainly caused by the increase in sales of private-labelled apparel products by 25.9% to HKD196,736,307 (US$25,327,485) for the year ended December 31, 2024, from HK$156,316,352 for the year ended December 31, 2023, which was mainly due to increase in number of commercial customers from 18 in 2023 to 21 customers in 2024 by the successful marking and promotional strategies such has social media marketing and promotional events and increase in sales of own-branded apparel products by 117.7% to HKD38,931,427 (US$5,011,963) for the year ended December 31, 2024, from HK$17,886,275 for the year ended December 31, 2023, which was mainly due to business expansion including establishment four more retail shops in London and led to increase in retail sales.

Cost of revenue

Our cost of revenue increased by 33.8% to HKD186,223,181 (US$23,974,043) for the year ended December 31, 2024, from HKD139,154,316 for the year ended December 31, 2023. The increase was in correspondence to our increase of sales in revenue.

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Private-labelled apparel products	134,239,759	178,307,992	22,955,056
Own-branded apparel products	4,914,557	7,915,189	1,018,987
Total	139,154,316	186,223,181	23,974,043

Gross profit and gross profit margin

Product category	For the year ended December 31,
	2023				2024
	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross Profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	156,316,352	134,239,759	22,076,593	14.1%	196,736,307	178,307,992	18,428,315	9.4%
Own-branded apparel products	17,886,275	4,914,557	12,971,718	72.5%	38,931,427	7,915,189	31,016,238	79.7%
Total	174,202,627	139,154,316	35,048,311	20.1%	235,667,734	186,223,181	49,444,553	21.0%

Our overall gross profit increased by 41.1% to HKD49,444,553 (US$6,365,405) for the year ended December 31, 2024, from HKD35,048,311 for the year ended December 31, 2023, primarily due to the increase in our revenue in sales of own-branded apparel products in UK as the Company newly established 4 retail shops. Our overall gross profit margin increased by 0.9 percentage points to 21.0% for the year ended December 31, 2024, from 20.1% for the year ended December 31, 2023, mainly due to our increase in sales of products with higher margin.

Our gross profit for private-labelled apparel products decreased by 16.5% to HKD18,428,315 (US$2,372,429) for the year ended December 31, 2024, from HKD22,076,593 for the year ended December 31, 2023. The decrease was principally due to the increase in the cost of purchase from suppliers. Our gross profit margin for private-labelled apparel products decreased by 4.7 percentage points to 9.4% for the year ended December 31, 2024, from 14.1% for the year ended December 31, 2023 as overall cost of purchase from suppliers increased in 2024.

Our gross profit for own-branded apparel products increased by 139.1% to HKD31,016,238 (US$3,992,976) for the year ended December 31, 2024, from HKD12,971,718 for the year ended December 31, 2023. The increase was mainly due to business expansion including open-up of new retail shops in the UK. Our gross profit margin for own-branded apparel products increased by 7.2 percentage points to 79.7% for the year ended December 31, 2024, from 72.5% for the year ended December 31, 2023. The increase was mainly due to the increase in sales of products with higher margin.

Selling and marketing expenses

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Transportation costs	333,257	1,177,462	151,584
Marketing and displaying expenses	2,799,020	3,215,059	413,902
Total	3,132,277	4,392,521	565,486

Our selling and marketing expenses increased by 40.2% to HKD4,392,521 (US$565,485) for the year ended December 31, 2024, from HKD3,132,277 for the year ended December 31, 2023, primarily due to increase in marketing and displaying expenses due to business expansion including opening up new retail shops in the UK as a result of increase in sales.

General and administrative expenses

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Staff costs	13,260,898	18,486,483	2,379,917
Depreciation	3,260,273	4,551,567	585,961
Amortization	112,049	1,481,738	190,756
Provision for expected credit losses	1,383,316	1,253,368	161,356
Professional fee	2,204,622	2,840,139	365,634
Others	2,648,351	4,867,313	626,610
Total	22,869,509	33,480,608	4,310,23

Our general and administrative expenses increased by 46.4% to HKD33,480,608 (US$4,310,234) for the year ended December 31, 2024, from HKD22,869,509 for the year ended December 31, 2023, the increase was principally due to (i) the business expansion including opening up four new retail shops in the UK which led to the increase in staff cost, lease expenses and overall general administrative expenses, (ii) increase in amortization of intangible assets as acquisition of trademarks in 2024, (iii) increase in expected credit loss and impairment losses on receivables and (iv) increase in legal and professional fee for the audit fee and business expansion consultation.

Interest expense

Our interest expense represented factoring charges and interest expense for our bank borrowings, it decreased by 34.7% to HKD3,759,032 (US$483,931) for the year ended December 31, 2024 from HKD5,759,182 for the year ended December 31, 2023. The decrease was mainly due to (i) repayment of bank borrowings and (ii) decrease in weighted average interest rate.

Other income

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Agency income	2,662,034	1,170,664	150,709
Other	326	134,230	17,280
Total	2,662,360	1,304,894	167,989

Our agency income representing service fee charged to a related party, NCH, for promoting NCH’s products in UK, decreased by 56.0% to HKD1,170,664 (US$150,709) for the year ended December 31, 2024 from HKD2,662,034 for the year ended December 31, 2023. The decrease was principally in line with the decrease in the discretionary income from Neo-Concept UK in 2024.

Other expenses

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Exchange loss, net	(168,356)	—	—
Penalty	(134,428)	—	—
Total	(302,784)	—	—

Our other expenses decreased by 100% to nil for the year ended December 31, 2024, from HKD302,784 for the year ended December 31, 2023.

Provision for income tax expense

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Current:
Hong Kong	928,973	348,835	44,908
UK	388,288	—	—
	1,317,261	348,835	44,908
Deferred:
Hong Kong	7,876	(206,806)	(26,623)
UK	—	943,880	121,513
Total	1,325,137	1,085,909	139,798

Provision for income tax expense represents current profit tax. Current profit tax represented tax recorded in Hong Kong.

Hong Kong current profit tax arose from the operation of Neo-Concept HK in Hong Kong and its applicable tax rate is 16.5%. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000.

Our income tax expense decreased by 18.1% to HKD1,085,909 (US$139,798) for the year ended December 31, 2024 from HKD1,325,137 for the year ended December 31, 2023, mainly due to the tax loss utilization by the subsidiary, Neo-Concept (UK) Limited.

Our effective tax rate increased by 11.2 percentage points to 11.9% for the year ended December 31, 2024 from 23.1% for the year ended December 31, 2023. The decrease in effective tax rate was mainly due to the tax loss utilization by the subsidiary, Neo-Concept (UK) Limited.

Net income

Our net income increased by 82.6% to HKD8,063,331 (US$1,038,059) for the year ended December 31, 2024, from HKD4,414,733 for the year ended December 31, 2023. The increase in net income was predominantly due to the increase in our revenue in 2024.

LIQUIDITY AND CAPITAL RESOURCES

The following table set forth our current assets and current liabilities as of the dates indicated:

	As of December 31,
	2023	2024	2024
	HK$	HK$	US$
CURRENT ASSETS
Cash and cash equivalents	5,849,306	9,166,020	1,180,017
Accounts receivable, net	32,343,592	34,169,661	4,398,94
Prepayment and other current assets	20,225,722	24,387,730	3,139,633
Tax recoverable	—	994,950	128,088
Inventories, net	5,320,199	3,616,821	465,623
Total current assets	63,738,819	72,335,182	9,312,304

CURRENT LIABILITIES
Bank borrowings	30,753,400	27,105,722	3,489,543
Accruals and other payables	3,205,705	7,292,824	938,865
Due to related parties	34,243,244	638,243	82,167
Operating lease liabilities	708,829	3,890,482	500,854
Tax payable	916,436	372,485	47,953
Total current liabilities	69,827,614	39,299,756	5,059,382
Net current (liabilities) assets	(6,088,795)	33,035,426	4,252,922

Accounts Receivable, net

Accounts receivable represented receivables from our customers arising from our sales. We generally grant our customers a credit period ranging from 30 to 60 days, depending on their reputation, transaction history and the products purchased. Our accounts receivable increased by 5.6% to HKD34,169,661 (US$4,398,943) as of December 31, 2024, from HKD32,343,592 as of December 31, 2023, the Company utilize factoring to maintain the stability of accounts receivable.

Our accounts receivable increased by 212.8% to HKD32,343,592 (US$4,140,828) as of December 31, 2023, from HKD10,339,186 as of December 31, 2022, because we utilized less factoring of accounts receivable to save from high arrangement fee.

Prepayments and other current assets

	As of December 31,
	2023	2024	2024
	HK$	HK$	US$
Deferred IPO costs	8,148,021	—	—
Prepayments	12,021,838	24,384,141	3,139,171
Others	55,863	3,589	462
Total	20,225,722	24,387,730	3,139,633

Our prepayment and other current assets increased by 20.6% to HKD24,387,730 (US$3,139,633) as of December 31, 2024, from HKD20,225,722 as of December 31, 2023. The increase was primarily attributable to the increase in prepayments to suppliers to secure our supplies for production and business which partially offset against the decrease in deferred IPO cost.

Our prepayment and other current assets increased by 361.7% to HKD20,225,722 (US$2,589,425) as of December 31, 2023, from HKD4,380,864 as of December 31, 2022. The increase was primarily attributable to the increase in prepayments to suppliers to secure our supplies for production and business.

Inventories

Our inventories represented own-branded apparel products at our retail shops in London. Our inventories decreased by 32.0% to HKD3,616,821(US$465,623) as of December 31, 2024. We maintained our inventory level as of December 31, 2024 to minimize its inventory cost.

Our inventories increased by 309.3% to HKD5,320,199 (US$681,125) as of December 31, 2023. We increased our inventory level as of December 31, 2023 to cope with the increase in retail sales as we opened an additional retail shop in London in 2023.

We review our inventory levels on a regular basis. We believe that maintaining appropriate levels of inventories can help us better plan raw material procurement and deliver our products to meet customer demand in a timely manner without straining our liquidity.

During the years ended December 31, 2022, 2023 and 2024, our obsolete and slow-moving inventories amounted to nil, HKD68,536 and HKD23,585, respectively.

Accruals and other payables

	As of December 31,
	2023	2024	2024
	HK$	HK$	US$
Accruals	—	1,087,478	140,000
Payroll payable	2,185,617	2,366,113	304,609
Interest payable	46,397	—	—
VAT	834,902	2,435,091	313,489
Deposit received	—	814,863	104,904
Others	138,789	589,279	75,863
Total	3,205,705	7,292,824	938,865

Our accruals and other payables increased by 127.5% to HKD7,292,824 (US$938,865) as of December 31, 2024, from HKD3,205,705 as of December 31, 2023, principally due to (i) the increase of accruals for audit fee, (ii) increase in VAT due to increase in cost of purchases resulting from business expansion in the UK and (iii) increase in deposit received from customer.

Our accruals and other payables increased by 42.9% to HKD3,205,705 (US$410,413) as of December 31, 2023, from HKD2,242,615 as of December 31, 2022, principally due to the increase of payroll payable as a result of headcount increase and value added tax payable principally resulting from business expansion in the UK.

Operating lease liabilities

Our operating lease liabilities mainly related to our office in Hong Kong and retail shops in the UK and UAE.

CASH FLOWS

Our use of cash primarily related to operating activities and payment of dividends. We have historically financed our operations primarily through our cash flow generated from our operations and advances from related parties.

The following table sets forth a summary of our cash flows information for the years indicated:

	For the years ended December 31,
	2023	2024	2024
	HK$	HK$	US$
Cash and cash equivalents at the beginning of the year	8,593,063	5,849,306	753,029
Net cash (used in) generated from operating activities	(49,014,516)	428,243	55,131
Net cash used in investing activities	(1,275,847)	(19,167,148)	(2,467,545)
Net cash generated from financing activities	47,546,606	21,891,118	2,818,224
Effect of foreign currency translation on cash and cash equivalents	—	164,501	21,178
	5,849,306	9,166,020	1,180,017

Cash (used in) generated from operating activities

Our cash inflow from operating activities was principally from receipt of sales. Our cash outflow used in operating activities was principally for payment of purchases of raw materials, staff costs and other operating expenses.

For the year ended December 31, 2023, we had net cash used in operating activities of HKD49,014,516 (US$6,275,143) mainly arising from net income from our operation of HK$4,414,733 (US$565,202), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD33,091 (US$4,237); (ii) amortization of intangible assets of HKD112,049 (US$14,345); inventory provision of HKD68,536 (US$8,774); and allowance for expected credit loss of HKD1,383,316 (US$177,101). Changes in operating assets and liabilities mainly include (i) increase in trade receivable of HKD23,387,722 (US$2,994,242) because we utilized less factoring of accounts receivable; (ii) increase of prepayment and other current assets of HKD14,332,426 (US$1,834,926) due to increase in prepayments to suppliers to secure our supplies for production and business; (iii) the increase in inventories of HKD4,088,840 (US$523,479) to cope with the increase in retail sales as we opened an additional retail shop in London in 2023; and (iv) the decrease in accounts payable of HKD10,429,941 (US$1,335,306) as we increased our prepayment to secure our production; and (v) decrease if tax payable of HKD3,969,112 (US$508,150) as our assessable profit reduced in 2023, and partially offset by (i) increase in accruals and other payables of HKD1,173,924 (US$150,293) principally due to the increase of payroll payable as a result of headcount increase and value added tax payable principally resulting from business expansion in the UK.

For the year ended December 31, 2024, we had net cash generated from operating activities of HKD428,243 (US$55,131) mainly arising from net income from our operation of HKD8,063,331 (US$1,038,059), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD685,245 (US$88,217); (ii) amortization of intangible assets of HKD1,481,738 (US$190,756) and allowance for expected credit loss of HKD1,253,368 (US$161,356). Changes in operating assets and liabilities mainly include (i) increase in trade receivable of HKD3,079,437 (US$396,441) mainly due to increase in revenue of the Company; (ii) increase of prepayment and other current assets of HKD12,940,934 (US$1,665,992) due to increase in prepayments to suppliers to secure our supplies for production and business and rental deposits for four new retail shops in UK; (iii) decrease in lease liabilities due to the lease payment and (iv) decrease in tax payable of HKD543,951 (US$70,027) as the Company made the prepayment of income tax in 2024, and partially offset by (i) decrease in inventories of HKD1,679,793 (US$216,254) due to the establishment of four new retail shops in UK led to increase in inventory turnover days and (ii) increase in accruals and other payables of HKD4,087,119 (US$526,168) principally due to the increase of accruals for audit fee, VAT as increase in cost of purchases resulting from business expansion in the UK and increase in deposit received from customer.

Cash used in investing activities

For the year ended December 31, 2023, net cash used in investing activities was HKD1,275,847 (US$163,342) which related to the acquisition of computer and office equipment and leasehold improvement.

For the year ended December 31, 2024, net cash used in investing activities was HKD19,167,148 (US$2,467,545) which related to the acquisition of computer and office equipment, leasehold improvement and trademarks.

Net cash generated from financing activities

For the year ended December 31, 2023, net cash generated from financing activities of HKD47,546,606 (US$6,087,213) consisted of (i) proceeds from bank borrowings of HKD115,018,274 (US$14,725,356); and (ii) advance from related parties of HKD101,130,691 (US$12,947,380), the effects of which were partially offset by (i) repayment for bank borrowings of HKD168,602,359 (US$21,585,523).

For the year ended December 31, 2024, net cash generated from financing activities of HKD21,891,118 (US$2,818,224) consisted of (i) proceeds from bank borrowings of HKD222,497,624 (US$28,643,951); and (ii) proceeds from initial public offering HKD65,641,784 (US$8,450,607), the effects of which were partially offset by (i) repayment for bank borrowings of HKD226,145,302 (US$29,113,547); and (ii) repayment to related parties of HKD40,102,988 (US$5,162,788).

Cash flow sufficiency

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs through (i) maintaining stable relationships with banks in order to renew the bank loans upon maturity or to arrange for additional banking facilities for use when necessary; (ii) closely monitoring the collection status of account receivables and actively following up with our customers for settlements; (iii) continuing to speed up the collection of account receivables by way of factoring to strengthen our cash position; (iv) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; and (v) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary.

We believe that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, and the measures mentioned above, will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

Capital Expenditures

We incurred capital expenditures of HKD1,275,847 and HKD19,167,148 (US$2,467,545) for the years ended December 31, 2023 and 2024, respectively, which related to the acquisition of computer and office equipment and leasehold improvement and acquisition of trademarks.

Contractual obligations

The following tables summarized the contractual obligations of the Company as of December 31, 2024:

	Payments Due by Period
	Less than 1 year	2 to 3 years	4 to 5 years	More than 5 years	Total
	HK$	HK$	HK$	HK$	HK$
Contractual Obligations:
Operating lease obligation	7,073,089	14,809,755	14,312,538	21,572,644	57,768,026

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTION

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Name of related parties	Relationship with the Company
Ms. Eva Yuk Yin Siu (“Ms. Siu”)	Chairman of the Board, Director, the Controlling Shareholder
Neo-Concept (Holdings) Company Limited (“NCH”)	A company under common control of the Controlling Shareholder
		For the years ended December 31,
		2022	2023	2024	2024
		HK$	HK$	HK$	US$
Neo-Concept (Holdings) Company Limited(1)	Rental expense(2)	2,586,019	2,662,034	1,170,664	150,709
Neo-Concept (Holdings) Company Limited(1)	Purchase of apparel products(3)	103,159,420	34,213,521	7,915,189	1,018,987
Neo-Concept (Holdings) Company Limited(1)	Purchase of intangible assets(4)	—	—	15,023,180	1,934,057
Neo-Concept (Holdings) Company Limited(1)	Agency income received(5)	720,000	720,000	720,000	92,692

____________

(1)      An affiliate company incorporated in Hong Kong indirectly wholly-owned by the Controlling Shareholders.

(2)      Rental expenses were paid by Neo-Concept HK for the lease of office premises located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong.

(3)      During the normal course of business, Neo-Concept HK engaged NCH as supplier to produce and arrange delivery of products for its customers. The rates charged by NCH is consistent with the standard rates charged by Neo-Concept HK’s independent third-party supplier. We are of the opinion that the service fees paid to NCH, and the terms of service were negotiated at arm’s length.

(4)      On May 29, 2024, the Company entered into assets purchase agreement with a company controlled by Ms. Siu, Neo-Concept (Holdings) Company Limited, to purchase the trademark at a consideration of HK$15,023,180 (US$1,931,000). The trademarks are brand names which have been registered in Hong Kong, the Mainland China and the European Union, and are being registered in the US, Qatar and the United Arab Emirates.

(5)      Agency income refers to other income received from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in the UK upon a pre-determined yearly sale target being achieved.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Credit risk

Our assets that potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Neo-Concept HK is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD800,000 (approximately US$102,991) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2024, cash balance of HKD1,876,495 (approximately US$241,576) was maintained at financial institutions in Hong Kong and approximately HKD800,000 was insured by the Hong Kong Deposit Protection Board.

As of December 31, 2024, HKD7,289,525 (approximately US$938,441) was deposited with financial institutions located in UK, which was substantially insured under the Financial Services Compensation Scheme. Accordingly, it is not exposed to significant credit risk.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term in nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

We are also exposed to risk from account receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Customer concentration risk

Information as to the revenue derived from those customers that accounted for more than 10% of total revenue for the years ended December 31, 2023 and 2024 are as follows:

	2023	2024
Percentage of total revenue
Customer A	71.3%	49.05%
Customer B	*	13.4%

____________

*        Customer B accounted for less than 10% of total revenue for the year ended December 31, 2023.

Information as to the revenue derived from those customers that accounted for more than 10% of total accounts receivable for the years ended December 31, 2023 and 2024 are as follows:

	2023	2024
Percentage of total accounts receivables
Customer A	44.7%	24.7%
Customer B	10.1%	30.1%
Customer C	—	15.8%
Customer D	11.0%	12.4%
Customer E	21.6%	—

Vendor concentration risk

Information as to the revenue derived from those vendors that accounted for more than 10% of total purchases for the years ended December 31, 2023 and 2024 are as follows:

	2023	2024
Percentage of total purchase
Vendor A	69.3%	60.9%
Vendor B	24.6%	37.6%

For details of the vendor concentration risk, please refer to the section headed “Risk Factors — Risks Relating to Our Business and Industry — We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.” for additional information.

Interest rate risk

Our exposure on fair value interest rate risk mainly arises from our fixed deposits with bank. We also have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks and bank borrowings.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank borrowings, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, the Group’s exposure to foreign exchange fluctuations is minimal.

CRITICAL ACCOUNTING ESTIMATES

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of our assets and liabilities; (ii) the disclosure of our contingent assets and liabilities at the end of each reporting period; and (iii) the reported amounts of revenues and expenses during each reporting period. We continually evaluate these judgments, estimates and assumptions based on our own historical experience, knowledge and assessment of current business and other conditions and our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) operating leases; and (iii) long-term investment. See Note 2 — Summary of Significant

Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our consolidated financial statements.

Accounts receivable

Accounts receivable mainly represent amounts due from clients for corporate finance services which are recorded net of allowance for the Group’s doubtful accounts. The group does not grant credit terms to the clients. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness and current economic trends. The Group regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts. Accounts receivable are written off after all collection efforts have ceased. As of December 31, 2024 and 2023, the allowance for doubtful accounts was HKD1,414,818 and HKD2,668,186, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. The Group computes depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Leasehold improvement	Over the shorter of the terms of leases or 5 years when the renewal of leases in unconditional
Furniture, fixtures, and office equipment	6 years to 7 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Group also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

Intangible assets are primarily purchased from third parties and Neo-Concept (Holdings) Company Limited, a company under common control of the Controlling Shareholder. Purchased intangible assets are initially recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their estimated useful lives based upon the usage of the asset, which is approximated using a straight-line method as follows:

Computer software – Point-of-sale system	10 years
Trademarks	6 years

Lease

The Group is a lessee of non-cancellable operating leases for corporate office premise. The Group determines if an arrangement is a lease at inception. Lease assets and liabilities are recognized at the present value of the future lease payments at the leases commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate based on the information available at the lease commencement date. The Group generally uses the base, non-cancellable lease term in calculating the right-of-use assets and liabilities.

The Group may recognize the lease payments in the consolidated statements of operations on a straight-line basis over the lease terms and variable lease payments in the periods in which the obligations for those payments are incurred, if any. The lease payments under the lease arrangements are fixed.

The lease standard provides practical expedients for an entity ongoing accounting. The Group elected to apply the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Group is not able to reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

The Group did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

The Group evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2024, 2023 and 2022, the Group did not have any impairment loss against its operating lease right-of-use assets.

Impairment of long-lived assets

The Group evaluates the recoverability of its long-lived assets (asset groups), including property and equipment and operating lease right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset (asset group) and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset (asset group), the Group recognizes an impairment loss based on the excess of the carrying amount of the asset (asset group) over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the years ended December 31, 2024, 2023 and 2022, no impairment of long-lived assets was recognized.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

OUR BUSINESS

Overview

NCI is a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European, and North American markets through Neo-Concept HK. As we are involved from the initial stages of the development process, we strive to use sustainable solutions to fulfill our customers’ needs. Our process begins by conducting market trend analysis to identify changes in fashion trends. We discuss with customers their requirements for the upcoming season and pitch various designs having considered emerging trends and our customer’s needs. We utilize technology to iterate samples which both reduces waste and allows us to speed up the overall development process. We engage a contract manufacturer to produce prototypes and once a design is finalized, we proceed to bulk production. During production, we closely monitor the production schedule and conduct quality control on the finished product before it is finally delivered to our customer.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices.

In 2000, Neo-Concept UK began to sell apparel products in the UK under the brand “les 100 ciels” through its retail stores.

In 2024, our group formed a joint venture with a company in the United Arabs Emirates for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and Northern African region.

In March 2025, the first Middle East “les 100 ciels” shop opened in Abu Dhabi, the United Arabs Emirates.

Our Competitive Strengths

We believe that the following strengths distinguish us from our competitors:

A focus on sustainability

Our founders, Ms. Siu and Ms. Wai, have decades of experience creating sustainable apparel which we believe sets us apart and grants us unique expertise in the apparel services industry. We have a strong commitment to sustainable practices. For example, we require raw material suppliers to implement clean and ethical processes for sourcing and producing natural fibers such as merino wool and cashmere.

We have also focused on creating a cleaner and more ethical process for the production of our cashmere products. We require our cashmere fibers to be sourced from ethical farms in Inner Mongolia and for each step in the production to be documented for maximum transparency amidst growing concerns of worker abuse. To reduce chemical dyeing and clean water consumption in our processes, we also advocate for the use of recycled cashmere and undyed cashmere. We are a member of the Textile Exchange, a non-profit organization based in the U.S., with the mission to promote the sustainable development of the entire textile value chain, and strictly observe the technical and social compliance global standards in all the factories and partner facilities we utilize. We have been certified by the Textile Exchange under the Responsible Wool Standard (RWS) for our supply chain. This standard is used to track the wool used in our products through the chain of custody in order to preserve the identity of the material and its movements through our supply chain up to the final product.

Given the recent emphasis on climate change and sustainability, green brands are thriving, and more retailers are incorporating sustainable practices into their production. This is a trend that we believe will continue across the North American, UK and European markets. As a result, demand for our services has grown and we have developed various lines of products with our customers utilizing eco-friendly materials and processes. To showcase our commitment to sustainable practices, we have also applied for and received certifications/registrations under the:

•        Global Recycled Standard 4.0 (a global product standard primarily related to tracking and verifying the content of recycled raw materials through the supply chain);

•        Organic Content Standard 3.0 (an international standard that provides chain of custody verification for materials originating on a farm certified to recognized national organic standards);

•        Global Organic Textile Standard 6.0 (a global standard with requirements to ensure organic status of textiles from harvest of raw materials, to manufacturing and labelling, up to the product reaching the end customer); and

•        Better Cotton Initiative Platform (an online system owned by the Better Cotton Initiative used to electronically document volumes of cotton sourced as “Better Cotton” as they pass through the supply chain).

We believe our certifications will increase our favorability with and ability to attract a wider spectrum of customers in the future. See “Business — Our Business Operations — Raw Material Sourcing” for further details. These certifications will also facilitate the transition by NCH to us of existing NCH clients that are within our exclusive territory and that require such certifications for us to provide products and services to them. See “Corporate History and Structure — Exclusive Territory and Non-Competition Agreement”.

Close relationships with our major customers and strategic partners

Our relationship with our top customer, a prominent retailer based in Canada, has been crucial to our current success. We have worked with this customer on a recurring basis since 2012. As they have grown, we have been able to increase both the scale and volume of the services and products provided to them.

As a strategic partner to our core customers, we provide brands with a variety of affordable luxury apparel products and the full spectrum of apparel supply chain solution services.

In addition, by working closely with our core customers, we are able to push forward otherwise unfeasible initiatives. For example, one of our top customers is cooperating with us on a new recycling project to recover boiled wool waste during production and recycle this into material that can be used in new production runs. By creating a circular production process, we have reduced waste and helped the customer meet their sustainable growth goals. We have also worked with various brands as an original design manufacturer to help them meet their sustainability goals.

We provide one-stop apparel solution services

Our strength as a one stop apparel solution services provider is our ability to offer our customers a simplified and comprehensive supply chain experience. Our services cover every step from initial design concepts, sourcing, manufacturing, to quality assurance, packaging, and logistics. With the design, planning, execution, control, and monitoring of supply chain activities we offer a competitive infrastructure for customers. Customers are provided with solutions along the supply chain in an efficient and cost-effective manner, so they are able to prioritize their own core competencies and business objectives.

Our management members have deep industry knowledge and proven track records

Our management members bring with them an average of over 30 years of experience in the apparel industry having co-founded NCH in 1990. Ms. Siu, the co-founder of our Operating Subsidiaries, chairlady of our board of directors, and our chief executive officer, focuses on our development plan and business strategy. She has over 30 years of management, business and marketing and operating experience in apparel manufacturing and trading. Ms. Wai, the co-founder of our Operating Subsidiaries, is mainly responsible for operational efficiency and achievement. She has over 30 years of experience in the garment industry and is actively involved in the garment sourcing and trading business. We believe that our cohesive corporate culture inspires innovation, motivates quality service and encourages collaboration. The collective industry knowledge and skills of our management give us the capability to manage risks, respond timely to market trends, and capture lucrative market opportunities. We believe the in-depth industry experience, knowledge of supply chain management and established connections with customers of our management differentiate us from our competitors.

Our Strategies

Our aim is to further strengthen our market position and continue to be a competitive apparel solution services business by pursuing the following key strategies:

Strengthen our design and development capabilities

We consider our ability to develop designs according to the latest fashion trends and styles crucial to our success in the industry. Our design and development team conducts market trend analysis on the latest fashion trends and works with our customers to produce custom designs. To further enhance our design and development capabilities, we intend to expand our design and development team. By strengthening our design and development capabilities, we aim to incorporate more sustainable materials into product components in our design and development stage in the future.

Integrate sustainability into product sourcing and environmental marketing

One of our goals is to integrate sustainability into every aspect of our business model. We have had success adopting innovative sustainability concepts, for instance, requiring manufacturers to use recycled materials in the production line, such as wastage from spinning and production processes. We will seek to identify opportunities to further reduce our environmental footprint, especially in areas that are in sync with the priorities of our customers. In addition, we integrate environmental marketing into consultations with customers, providing guidance and recommendations on how to meet sustainability goals. We have had success in offering eco-friendly yarn compositions and using recycled, regenerated, and traceable yarn products that fall within customers’ budgets and specification.

To showcase our commitment to sustainable practices, we have also applied for certifications under the Global Recycled Standard 4.0, the Organic Content Standard 3.0, the Global Organic Textile Standard 6.0, and have been registered as a user of the Better Cotton Platform. We believe this will increase our appeal and ability to attract a wider spectrum of customers in the future.

Broaden our customer base and work together with our customers to expand our product mix and maintain customer relationships

We expect demand for our apparel services to continue to grow as retailers and consumers are increasingly conscious of ethical consumerism and environmental, social and governance (“ESG”). Our goal is to position ourselves as a leading provider of sustainable apparel solution services and be the first choice for brands seeking to “go-green” in North America and Europe. As our customers continue to grow, we will bring our expertise and creative vision to enhance and expand our existing product mix. We will also increase the frequency of our liaison with existing customers to better understand their needs and enhance our tailor-made apparel solution services. We will continue to broaden the range of apparel products handled by us and strengthen our design and development capabilities in different categories, so that we can tap into new markets and attract new customers.

Acquisition of companies and/or formation of joint ventures

We intend to acquire stakes in companies and/or forming joint ventures with potential business partners, with a view to support the business growth of our Group and diversify our revenue sources. We have not identified any targets for the potential acquisition or joint ventures as of the as of the date of this report.

While we have not identified any specific targets, we plan to selectively pursue acquisitions and formation of joint ventures that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our production capabilities and/or expanding our market presence in our core markets, in order to maximize the potential value and capability of our Company. Our potential targets for acquisition and formation of joint venture will focus on companies with business and products that will enhance our market share and bring synergic effect to our business. We will select potential targets based on various factors including each candidate’s market share, reputation and customer base.

OUR BUSINESS OPERATIONS

We are a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. Through Neo-Concept HK, our Operating Subsidiary established in Hong Kong, we provide our apparel solution services to our customers located in North America and Europe. Our 360 degree supply chain services deliver value at each stage of the process.

The following diagram illustrates the operation flow of our 360 degree supply chain services:

We handle a wide range of apparel products which can be categorized as finished garments. Each series of apparel products handled by us is arguably unique, as they are manufactured according to our customers’ specifications.

Market Trend Analysis

Our goal is to keep abreast of the changes in global fashion trends and the local market response to different styles. We meet with online fashion retailers, textile manufacturers and apparel sourcing agents regularly to deepen our understanding of the market, budgets, and seasonal designs.

We capitalize on our market intelligence to formulate our business plan for seasons ahead. Our seasonal business plan usually involves strategic procurement of raw materials, especially natural fibers, and creation of design sketches responsive to consumer preferences for the season.

Product Design and Development

We have an in-house design team with in-depth technical apparel know-how and experience in the fashion industry. They produce seasonal collections to inspire customers with ideas on design, trends, materials, and techniques that fit a customer’s brand ethos. Alternatively, we work to meet the specifications of a customer’s own designs to deliver products based on the customer’s budget and timeframe.

We typically go through a process of using software to render virtual samples to our customers and through a number of iterations identify a product design that fits their needs and specifications. Alternatively, customers can submit their own design, in which case we will make modifications so that the apparel product can be produced within their budget and other specifications, such as incorporating the use of sustainable materials. Some customers present their concept to us, and we collaboratively generate the design based on their concept and make modifications to the design together.

Raw Material Sourcing

We require our contract manufacturers to source raw materials from select third party vendors that possess certain certifications to guarantee they meet international standards and individual customer needs. Neo-Concept HK has obtained the following industry certifications:

Certification	Validity	Description
Responsible Wool Standard (“RWS”)	May 12, 2024

RWS is a tool to ensure that wool comes from sheep that have been raised with respect to the ‘Five Freedoms’, that the land has been managed responsibly, and to provide a robust chain of custody system to validate the source of the material for all product claims.

The Five freedoms:

1.The freedom from hunger and thirst;

2.The freedom from discomfort;

3.The freedom from pain, injury or distress;

4.The freedom to express normal behavior; and

5.The freedom from fear and distress.

Global Recycled Standard (“GRS”) 4.0	August 8, 2024

The GRS is a full product standard to verify and track recycled raw materials through the supply chain. It also includes processing criteria to prevent the use of potentially hazardous chemicals and verifies positive social or environmental production at the facilities. The GRS uses the chain of custody requirements of the Content Claim Standard (“CCS”).

The goal of the GRS is to increase the use of recycled materials in products and reduce/eliminate the harm caused by its production.

Organic Content Standard (“OCS”) 3.0	August 8, 2024

OCS is an international, voluntary standard that sets requirements for third-party certification of certified organic input and chain of custody. The goal of the OCS is to increase organic agriculture production.

Global Organic Textile Standard (“GOTS”) 6.0	October 4, 2023

GOTS was developed by leading standard setters to define world-wide recognized requirements for organic textiles. From the harvesting of the raw materials, environmentally and socially responsible manufacturing, to labelling, textiles certified to GOTS provide a credible assurance to the consumer.

Certification	Validity	Description
Better Cotton Platform (“BCP”)	May 31, 2024

BCP is an online system owned by the Better Cotton Initiative (a cotton sustainability program aiming to transform cotton production by developing Better Cotton as a sustainable mainstream commodity) used by more than 9,000 ginners, raders, spinners, fabric mills, garment and end product manufacturers, sourcing agents and retailers to electronically document volumes of cotton sourced as “Better Cotton” as they pass through the supply chain. Access to the BCP allows organizations to participate electronically in the Better Cotton Chain of Custody by recording information about cotton-containing orders sourced as Better Cotton, managing the required documentation, and recording information about cotton-containing sales to customers.

We have quality control procedures in place to evaluate the performance of raw materials used by our contract manufacturers throughout the production process. Our evaluation is based on a number of factors, including sustainability efforts, technical capabilities, quality, manufacturing capacity, industry reputation, years of experience, timely delivery records, costs and payment terms. We perform laboratory tests on random samples and perform on-site inspections on the raw materials used in the manufacturing process to ensure they comply with international standards as well as our customer specifications.

The raw materials used in our products consist of merino wool, cashmere, cotton, leather, and other synthetic materials, including a variety of sustainable, innovative, and ethically sourced materials such as recycled nylon. Recycled nylon is made from the wasted fishing nets from deep-sea fishing activities and reused as raw material for textiles. The ghost fishing nets are regenerated and produced by zero-carbon factories, which can be applied to all types of yarns and fabric. It can be recycled physically and chemically, also being proven its biodegradability.

Ghost fishing nets
Making chips
Blend nylon fiber
Yarn spinning
Weave & Knit
InResST

Production Management and Quality Control

We do not own or operate any manufacturing operations and all of our apparel products (including sample products and finished goods) are produced by contract manufacturers. As part of our apparel solution services, we are responsible for the overall production management, monitoring of production schedule, evaluation of manufacturing services and conducting quality control on finished goods. During the production process, we regularly communicate with manufacturers and check their production schedule to ensure that they are able to deliver the finished goods on time. We also perform on-site quality inspections regularly on raw materials, semi-finished products, and finished products for quality control purposes.

We have stringent quality control procedures throughout the supply chain. Our staff are trained to implement our Total Quality Management System (TQM). This system is integrated with InspectLink software to ensure that garments are inspected throughout the entire manufacturing process, from material development and sampling to production and the final garments. If any defect is found, we will require suppliers to rectify the defects.

As part of our sustainability efforts, we monitor the market to identify new innovative materials and processes that can help to reduce the environmental footprint of our production, whether it be carbon emissions, water consumption or waste pollution.

For example, by adopting processes such as the Dry Dye™ (also known as ZERO-D® dyeing solution) we can achieve a water-based printing solution for a number of our textiles with zero polluted water discharge and reduction of water usage by over 99%.

Logistics Management

Our logistics management services cover every movement of inventory in our customers’ supply chain. We rely on third party service providers or our contract manufacturer for transportation services to the port of destination or our customers warehouse and keep track of the process to monitor the whereabouts of the inventory to ensure it is delivered within the timeline specified by the customer.

RETAIL SALES OF BRANDED APPAREL PRODUCTS

Our own brand of apparel products mainly consists of knitwear sold under the licensed brand “les 100 ciels.” We drive sales through a mix of digital and physical retail locations. Our retail operations in the UK are conducted through Neo-Concept UK, our Operating Subsidiary established in the UK, and our retail operations in the UAE are conducted through Lineowa Fashion and Life Style L.L.C., our Operating Subsidiary established in the UAE.

79 Knightsbrigde Store	The Galleria, Al Maryah Island, Abu Dhabi Store

In addition to our five physical stores in the UK, one in the UAE and our website, we also sell our apparel products through third party online platforms to leverage our digital exposure. We utilize Wolf & Badger, which is based in the UK, to help drive growth in the UK. Our apparel products sold under the “les 100 ciels” brand consists mainly of knitwear made from cashmere.

By selling direct to consumer we can also avoid the costs associated with traditional wholesalers, creating a more efficient cost structure and higher gross margin, which we believe allows us to deliver more affordable products and a better experience to customers. We believe our model enables us to provide high-quality products priced lower compared to a traditional wholesale model.

CUSTOMERS

Our customers mainly include brand owners, apparel sourcing agents and online fashion retailers, primarily located in North America and Europe. We have a particularly strong customer base in Canada and the U.S. which accounts for over 86.98% of total revenues, and we maintain stable and ongoing business relationships with all our major customers.

Our top customer is a Canadian based retailer listed on the Toronto Stock Exchange which contributed approximately 49.05% and 71.3% of our revenue for the years ended December 31, 2024 and 2023, respectively. Neo-Concept HK has been providing our apparel solution services to our top customer since 2012. During this time, it has expanded the service scope to cover a wider range of products. We currently work with seven brands/sub-brands of our top customer, each with its distinct brand identity and which spans across different product categories, including knitwear, woven, cut, and sewn fine knits and a variety of accessories. Although our customer concentration is extremely high, we believe this is a natural result of our business strategy to grow and expand our product offerings organically along with our customers.

Our goal is to work collaboratively with our customers on a long-term basis to create and expand our product offering and position ourselves as a vital partner in the development process. We will continue to strengthen our design and development capabilities and expand our product and service offerings to our customers for every new season. We will also aim to diversify our customer base and revenue source, by expanding both online and offline retail sales of the “les 100 ciels” products.

We do not enter into long-term agreements with our customers, which we believe is in line with market practice.

SUPPLIERS

We have two principal suppliers, (i) NCH, an affiliated company controlled by our Controlling Shareholder, and (ii) an independent third party based in Hong Kong with manufacturing facilities in Mainland China, which we have engaged to produce the majority of apparel products for and arrange delivery to our customers during the years ended December 31, 2024, and 2023. We selected these suppliers due to their performance based on a pre-defined set of criteria, including size, quality, reputation, price, and on-time delivery records.

For the years ended December 31, 2024 and 2023 our two principal suppliers together accounted for 100% and 93.9% of our total purchases, respectively. We believe it is common for market participants in the apparel supply chain industry to establish reliance on a few suppliers. Establishing and maintaining long-term strategic partnership with strong suppliers with proven capability and the capability to handle a breadth of product categories allow us to enhance our own product offerings and be more competitive in the market.

We do not enter into any long-term supply agreements with our suppliers, which we believe is in line with market practice.

PRICING

Our revenue is mainly generated from North America and Europe, and our products are quoted in US$. We usually adopt a cost-plus pricing strategy and generally price our apparel services based on the following factors: (i) nature of raw material; (ii) complexity of design; (iii) quotations from third party suppliers, such as costs of raw materials, contract manufacturing services and transportation; (iv) volume of order; (v) timing requirements; (vi) retail price of similar apparel products in the market; and (vii) profit margin within the industry.

Our retail sales of branded products are also priced based a cost-plus pricing model.

PRODUCT RETURN

Sales of private-labelled apparel products

We do not have a product return or warranty policy for our finished garments. Customers have the right to inspect the finished goods before delivery for defects and deviation from specifications. We do not assume the risk of damages or losses after the finished goods are delivered to the place designated by our customers. To maintain long-term business relationship with our customers, we follow up after completion of a given project to solicit feedback.

Retail sales of own-branded apparel products

For sales of our “les 100 ciels” products through our physical and digital channels, we provide a 28 day return window to our customer for unworn apparel, and a credit note to the value of the items for up to 35 days.

For the years ended December 31, 2024 and 2023, we are not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

MARKETING

We implement a number of marketing and promotion measures to source new customers. Our new customers are primarily referrals from our existing customers which, in our view, is a reflection of their satisfaction with our services. We also utilize our business network for introductions to new partners and customers. Our strategy is to fully understand our customers product and services requirements and work together to achieve their needs in a cost-effective way. Our marketing activities also involve creating seasonal sales tools to demonstrate our capabilities, as well as inspire our customers with trend infographics and an in-house collection demonstrating our technical ability and designs. We use these during face-to-face meetings, to allow our customer to understand our latest design collections and significantly enhance customer experience with us.

SEASONALITY

The apparel market exhibits seasonality with dynamic changes in trends and consumers’ preferences depending on the time of year. Apparel sales are generally highest from July to September, mainly attributable to climate and frequent online sales events during these months. The aggregate sales generated in these months accounted for approximately 49.58% of our total revenue for the year ended December 31, 2024.

COMPETITION

The industry in which we operate is large, fragmented and highly competitive. We face fierce competition among service providers in terms of the product design, price, quality control and delivery of products. Our competitors include other apparel service providers and one-stop garment manufacturers including our affiliate, NCH who also provides apparel solutions services to customers in North America and Europe. To avoid any potential conflicts of interest due to the common control, we have entered into an Agreement with Neo-Concept (BVI) Limited, Ample Excellence Limited, and Splendid Vibe Limited, the holding companies of NCH. Please see “Corporate History and Structure — Exclusive Territory and Non-Competition Agreement” for further details.

While the market is fragmented, many of our direct competitors operate at a larger scale and have substantially greater resources than us. Access to offshore manufacturing and the growth of ecommerce have made it easier for new companies to enter the markets in which we compete, further increasing competition in the already competitive apparel industry.

Despite the intense competition, we believe our provision of integrated supply chain solutions and value-added services places us in a strong position. Our focus on sustainable practices, innovative materials and products, and collaborative partnerships with core customers allows us to successfully compete in the industry.

Legal Proceedings

As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. Other than the civil proceeding mentioned above, we are not involved in any litigation, arbitration or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect of applicable laws and regulations.

REGULATIONS

Our operations are subject to various laws and regulations in Hong Kong, UK and UAE where we operate. This section sets out summaries of certain aspects of Hong Kong, English and UAE laws and regulations which are relevant to our Group’s operations and business.

Overview of the Laws and Regulations Relating to Our Business Operations in Hong Kong

Hong Kong Regulations Related to Services Providers

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, Neo-Concept HK holds a valid business registration certificate.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, Neo-Concept HK has complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD 100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of Neo-Concept HK.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, Neo-Concept HK is in compliance with the provisions of the PDPO.

Regulations Related to our Business Operations in the UK

United Kingdom Regulations Related to Retail Sales of Products

Sale of Goods

Sale of Goods Act 1979 (“SoGA”) implies a number of important terms into business to business sale of goods contracts, particularly in relation to the title to the goods and the quality of the goods. It also lays down a large number of presumptions, which, in the absence of express drafting to the contrary, apply to a business to business sale of goods contract. The key terms implied by SoGA are: (a) That the seller has the right to sell the goods (i.e. good title); (b) That the goods are free from undisclosed charges or encumbrances and that the buyer will enjoy quiet possession of the goods; (c) Where goods are sold by description, that the goods will correspond with that description; (d) Where goods are sold in the course of a business, that the goods are of satisfactory quality; and (e) Where goods are sold in the course of a business and the buyer, expressly or by implication, makes known to the seller the purpose for which they want the goods, that the goods will be reasonably fit for that purpose. SoGA entitles buyers to reject non-conforming goods and reclaim the purchase price (where already paid). Certain other provisions of SoGA will apply to business to consumer sale of goods contracts (for example regarding the point at which a contract is made under English law), but the implied terms discussed above are now included as mandatory standards in specific consumer rights legislation as set out below.

Consumer Rights

There are an extensive range of UK laws and regulations concerning consumer rights in the UK that are applicable to retail sales, including the Consumer Rights Act 2015 (“CRA”), the Electronic Commerce (EC Directive) Regulations 2002 (“E-Commerce Regs”), Consumer Contracts (Information, Cancellation and Additional Charges) Regulations 2013 (“CCRs”) and the Digital Markets, Competition and Consumers Act 2024 (“DMCCA”). These regulations govern the sale of goods and services to UK consumers, both online and in-stores. They grant consumers a minimum standard of rights (including with regard to title, fitness for purpose, cooling-off periods, product delivery & returns and defective or misleadingly described goods) as well as imposing requirements on businesses with regard to the information that must be provided to a consumer, both prior to and after entering into a contract. The regulations also govern the way businesses market and promote consumer products, as well as their communications with consumers across all formats (whether online or in-store). The DMCCA also grants the UK’s Competition & Markets Authority direct enforcement powers to monitor and punish businesses for non-compliance with consumer laws, including by imposing fines of up to 10% of a business’ global turnover.

Data Protection

The key relevant regulations applicable to the processing of the data of UK citizens are the UK Data Protection Act 2018 (the “DPA”) and the retained UK version of the EU General Data Protection Regulation (the “UK GDPR”) (collectively referred to as the “DP Legislation”). The purpose of the DP Legislation is to ensure the protection of personal data of living individuals in the UK (e.g., employees, customers), to ensure such data is processed securely, fairly and transparently and to restrict the way such data is shared with third parties, including internationally. The DP Legislation also enshrines certain rights for individuals, which may be enforced against companies, including rights to access their data or have it deleted.

The DP Legislation includes robust penalties for non-compliance, including fines of up to 4% of an organization’s global annual turnover. The legislation requires those entities subject to it to give specific types of information and notices to data subjects (which will include customers, suppliers and its own staff) and in some cases seek consent from such data subjects before collecting or using their data for certain purposes, including but not limited to some marketing activities.

Electronic Communications

The Privacy and Electronic Communications Regulations 2003 (“PECR”) impose obligations on businesses with regard to any electronic communications with UK consumers. PECR sits alongside the DPA and grants individuals in the UK specific privacy rights in relation to electronic communications, including imposing specific rules on marketing calls, emails, texts, and faxes; the placing of cookies (pixels, tags and similar technologies); keeping communications services secure; and customer privacy as regards traffic and location data, itemized billing, line identification, and directory listings. The aim of the regulation is to protect consumers from unsolicited marketing and to give them greater control over the receipt of electronic marketing communications.

Other Key United Kingdom Regulations Applicable to UK Companies

Anti-Bribery & Corruption

The Bribery Act 2010 of the United Kingdom (the “BA”) imposes obligations on UK businesses with the aim of preventing bribery and corruption. The BA has “extra-territorial” effect with the aim of preventing the giving or receiving of bribes (including low level facilitation or “grease” payments) regardless of where such acts take place — i.e. whether in the UK or any other country in the world.

The BA includes a corporate offence of “failure to prevent bribery” which puts an onus on companies to have in place a set of “adequate procedures” to prevent bribery within their organization and supply chain globally — such procedures may include staff and supplier training; policies; senior level commitment; and due diligence on suppliers and associated parties. The BA creates both civil and criminal offences, while penalties for breaching the legislation include fines and imprisonment (including for directors, where a company is liable for failure to prevent bribery).

Modern Slavery

The Modern Slavery Act 2015 (the “MSA”) imposes obligations on UK businesses with the aim of preventing modern slavery both within UK businesses and their global supply chains. The MSA requires certain large organizations (with a turnover of £36 million or more) to publish an annual Modern Slavery Act Transparency Statement, the purpose of which is for such organizations to, in summary, set out the measures they have in place and provide a detailed picture of all the steps they are taking, to ensure that their business and supply chains are free of modern slavery.

United Kingdom Regulations Relating to Employment

The Employment Rights Act 1996 (“ERA”) is the primary piece of legislation which governs the relationship between Neo-Concept UK and those of its employees who work in England and Wales. The ERA regulates matters such as particulars of employment, protection of wages, whistleblowing, protection from detriment in employment, time off work, leave for maternity, paternity, and adoption, shared parental leave and parental leave, flexible working, termination of employment, unfair dismissal, redundancy and redundancy payments.

Neo-Concept UK is also subject to various other statutes which apply with respect to its employment arrangements in England and Wales, including (a) Working Time Regulations 1998 which covers matters such as holiday and holiday pay, working hours and rest breaks; (b) Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of fixed term employees; (c) Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of part-time workers; (d) Equality Act 2010 which provides protection against unlawful discrimination in employment; (e) Health and Safety at Work Act 1974 which covers occupational health and safety; (f) Transfer of Undertakings (Protection of Employment) Regulations 2006 which, amongst other things, provides restrictions on varying terms and conditions of employment in connection with a transfer; (g) Trade Union and Labour Relations (Consolidation) Act 1992 which, amongst other things, provides for consultation requirements in respect of collective dismissals; (h) National Minimum Wage Act 1998 which implements a minimum hourly rate of pay set by the government that applies to all workers over compulsory school leaving age; and (i) Copyright, Designs and Patents Act 1988 and Patents Act 1977, which together create a statutory framework for employers to own the inventions and literary work made or created by their employees in the course of their employment.

Regulations Related to our Business Operations in the UAE

UAE Regulations Related to Services Providers

Business registration and trade license requirement

Under Federal Decree-Law No. 32 of 2021 on Commercial Companies and relevant local Emirate-level regulations, all entities conducting business in the mainland of Abu Dhabi must be duly licensed and registered with the Department of Economic Development and all entities conducting business in the mainland of Dubai must be duly registered with the Department of Economy and Tourism.

As of the date of this prospectus, Neo Concept Elite Fashion L.L.C. and Lineowa Fashion and Life Style L.L.C. hold valid trade licenses.

Regulations related to employment and labour protection

Federal Decree-Law No. 33 of 2021 Regarding the Regulation of Employment Relationship and its implementing regulations (Cabinet Decision No. 1 of 2022) (“UAE Employment Law”)

The UAE Employment Law was introduced to regulate employment relationships in the private sector and to ensure fair treatment, welfare, and protection of employees in the UAE.

Under the UAE Employment Law, employment contracts are required to be fixed-term, and must be in writing, clearly outlining the name and address of the employer, the name, nationality and date of birth of the employee, proof of his identity, his qualification, the job or occupation, the date of his joining work, the workplace, the working hours, the rest days, the probationary period (if any), the term of the contract, the wage agreed upon including the benefits and allowances, the annual leave entitlements, the notice period and the procedures for terminating the employment contract. The law provides employees with protection against arbitrary termination, requiring notice periods, and allows for payment in lieu of notice. Employees are also entitled to maternity, paternity and bereavement leaves. The law also mandates sick leave, annual leave and maximum working hours.

In addition, the Wage Protection System (WPS) is a mandatory requirement for all companies registered on the UAE mainland. The WPS is a payment system introduced by the UAE Ministry of Human Resources and Emiratisation (MOHRE) whereby wages are paid through a clearing system maintained by the UAE Central Bank and onwards to employees to ensure timely payment of wages in the private sector. All mainland companies are required to deposit their employees’ salaries through a registered WPS provider who then transfers the funds through the WPS into the employee’s UAE bank account. Failure to pay through the WPS can result in penalties and fines for companies and MOHRE may issue a warning, impose a fine or put a block on the visa system if companies fail to comply with this mandatory requirement. Repeated non-compliance may result in the suspension of the companies’ activities, revocation of their license or blacklisting.

Worker’s Compensation

Article 37 and 38 of the UAE Employment Law provides statutory protection for employees who suffer work-related injuries or occupational diseases. Employers are required to cover the full cost of medical treatment until the employee recovers or a permanent disability is confirmed. If the injury prevents the employee from working, the employer must pay full salary for up to six months, and half salary for another six months if necessary.

In case of death, the employee’s family is entitled to compensation equal to 24 months of the worker’s basic wage, subject to a minimum of AED 18,000 and a maximum of AED 200,000. Compensation is not payable where the injury was self-inflicted, caused by misconduct, occurred under the influence of alcohol or drugs, or if safety rules were deliberately violated.

Pension Contributions and End-of-Service Benefits

Federal Decree-Law No. 57 of 2023 on Pension and Social Security

Pension and social security contributions in the UAE are governed by Federal Decree-Law No. 57 of 2023 on Pension and Social Security, which applies to UAE nationals and certain Gulf Cooperaton Council nationals working in the UAE. Employers are required to register eligible national employees with the General Pension and Social Security Authority (GPSSA) and contribute 12.5% of the employee’s contribution calculation salary, while employees contribute 5%, with an additional 2.5% funded by the government, bringing the total to 20%. This law does not apply to non-UAE nationals, who are instead entitled to end-of-service gratuity payments under article 51 of the UAE Employment Law. Gratuity is payable upon termination of employment after one year of continuous service and is calculated based on the employee’s final basic wage at the rate of 21 days’ pay per year for the first five years, and 30 days’ pay for each additional year, capped at two years’ wages.

Regulations related to Personal Data

Federal Decree by Law No. (45) of 2021 Concerning the Protection of Personal Data

The protection of personal data in mainland UAE is governed by the Federal Decree-Law No. 45 of 2021 on the Protection of Personal Data (the “PDPL”), which came into effect on 2 January 2022 as the country’s first comprehensive federal privacy law. The Executive Regulations to the PDPL were expected to be issued in 2023, however, these have not been issued to date.

The law applies to the processing of personal data of individuals located in the UAE, regardless of whether the processing entity is based inside or outside the UAE. It is broadly aligned with international data protection standards and aims to safeguard individuals’ privacy while enabling responsible data use by organisations.

Under the law, companies that collect, store, or process personal data must take appropriate technical and organisational measures to ensure data security and confidentiality, and must notify the UAE Data Office in the event of a data breach that may compromise data subjects’ rights (see our comments below in relation to the operation of the UAE Data Office). The law also regulates cross-border transfers of personal data, which are only permitted in certain circumstances, such as when the receiving country provides an adequate level of protection or where appropriate safeguards are in place.

Personal data may only be processed in accordance with the following legal controls:

•        lawfulness, fairness, and transparency;

•        purpose limitation (data must be collected for specific, clear, and legitimate purposes);

•        data minimisation (only the data necessary for the stated purpose may be collected);

•        accuracy (data must be kept accurate and up to date);

•        storage limitation (data must not be retained longer than necessary);

•        integrity and confidentiality (data must be protected against unauthorised access, disclosure, or destruction).

The law also establishes data subjects’ rights, including the rights to access, correct, delete, restrict or object to the processing of their personal data, under certain conditions, as well as the rights to have their data transferred to another organisation, and to withdraw their consent to processing.

Failure to comply with the PDPL may lead to administrative penalties imposed by the UAE Data Office, such as fines or orders to cease processing. In more serious cases, particularly where data is disclosed or transferred without authorisation, criminal penalties may apply, including imprisonment and/or fines.

While the law outlines robust principles and obligations, its practical enforcement remains pending due to the absence of Executive Regulations and an operational UAE Data Office — while the PDPL offers a comprehensive framework for responsible data governance, the lack of enforcement mechanisms, regulatory guidance and penalties means that compliance remains largely voluntary at this time.

MANAGEMENT

Our directors and executive officers are set forth in the table below followed by a brief biography.

Name	Age	Position
Ms. Eva Yuk Yin Siu	63	Director, chairlady of the Board, Chief Executive Officer
Ms. Man Chi Wai	67	Director
Mr. Patrick Kwok Fai Lau	52	Chief financial officer
Mr. Billy Chun Fai Tang	51	Independent Director
Mr. Mark Gary Singer	68	Independent Director
Ms. Josephine Yan Yeung	44	Independent Director

Ms. Eva Yuk Yin Siu has been serving as Chairlady of the Board and Director of NCI since July 2021. In May 2022, she was appointed CEO. She is responsible for NCI’s overall management, operations, planning, and business development. In October 1992, she co-founded Neo-Concept International Company Limited and has been its director since December 1992. In August 2000, she also co-founded Neo-Concept (UK) Limited. These subsidiaries combine fashion, function, creativity, innovation and craftsmanship. Ms. Siu is also the founder and director of Neo-Concept (Holdings) Company Limited and some of its garment manufacturing subsidiaries. Ms. Siu has more than 30 years of experience in the fashion garment industry and her fashion sense and insight into fashion trends have laid a strong foundation for our business.

Ms. Man Chi Wai has been serving as a Director since July 2021. Ms. Wai is primarily responsible for assisting the Chairlady of our Board with the overall management and operations of NCI and its subsidiaries. In October 1992 she co-founded Neo-Concept HK and has been serving as its director since October 1992. In August 2000 she also co-founded Neo-Concept UK. In 1983, Ms. Wai joined the Bonds Group of Companies as an administration secretary in the international trades division. From 1986 to 1990 she served as the administration manager in commercial projects section for Bonds Group of Companies. Ms. Wai is also a director of NCH since September, 1992, a company incorporated in Hong Kong in October 1990, as well as certain subsidiaries under the NCH group. NCH and its subsidiaries are a comprehensive garment service solutions provider that provides an array of services in the apparel supply chain, including textile and clothing manufacturing through its factories based in the PRC. Ms. Wai has more than 30 years of experience in the fashion garment industry and holds extensive operational and insights that have considerably contributed to our fast growth and unique corporate culture. Ms. Wai obtained a Higher Diploma of Business Studies.

Mr. Patrick Kwok Fai Lau has been serving as our Chief Financial Officer since May 2022. Mr. Lau has been serving as the chief financial officer of Neo-Concept HK since December 2021. From September 2020 to November 2021, Mr. Lau was the chief financial officer of our affiliated company, NCH. Mr. Lau possesses extensive expertise in accounting, auditing, financial advisory, and corporate governance. Between 1996 and 2011, he garnered valuable experience working in various international accounting firms, where he provided audit and financial advisory services. From 2011 to 2019, Mr. Lau held several key positions at BII Railway Transportation Technology Holdings Company Limited (HKSE: 1522) and International Alliance Financial Leasing Co., Ltd. (HKSE: 1563) respectively.

Mr. Lau earned a Master of Science degree in Corporate Governance and Directorship (Distinction) from Hong Kong Baptist University in November 2014. He also obtained the HKICPA Diploma in Insolvency from The Hong Kong Institute of Certified Public Accountants in June 2004. Mr. Lau has been a member of The Hong Kong Institute of Certified Public Accountants since July 2003 and a fellow member of the Association of Chartered Certified Accountants since December 2007. He is a member of Beta Gamma Sigma Hong Kong since April 2014.

Mr. Lau has been an independent non-executive director of Numans Health Food Holdings Company Limited (HKSE: 2530) since December 2024, Ximei Resources Holding Limited (HKSE: 9936) since February 2020 and Zhongtian Construction (Hunan) Group Limited (HKSE: 2433) since March 2023. Mr. Lau was also an independent non-executive director of Jinhai International Group Holdings Limited (HKSE: 2225) from September 2017 to June 2020, Sundy Service Group Co. Ltd (HKSE: 9608) from December 2020 to January 2024 and FDB Holdings Limited (HKSE: 1826) from January 2018 to January 2025.

Mr. Mark Gary Singer has been serving as independent Director, Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee of the Company since April 2024. Mr. Singer has over 30 years of management experience spanning sales, supply chain, operations and logistical support for a wide range of companies from startups to medium cap. From May 1988 to June 1996, Mr. Singer worked at August Silk (formerly Diane Gilman) with his last position as Group Vice President of Sales, Production and Sourcing. From July 1996 to August 1998, Mr. Singer was Vice President of the Production and Product Development department at 17 North (Cable and Gauge label). From March 1998 to April 2002, Mr. Singer was the Director of Sales, Marketing and Product Development at Jones Apparel Group. From May 2002 to May 2013, Mr. Singer was the Chief Executive Officer of Neo-Concept (NY) Corporation. In September 2014, Mr. Singer founded MGS Consulting Services, a consulting services firm based in New York that works with early to mid-cap direct to consumer and wholesaler companies within the fashion industry. Mr. Singer currently serves as the President of MGS Consulting Services. From October 2019 to February 2021, Mr. Singer served as the President and part-time Chief Operations Officer at KBL Group International. Since October 2021, Mr. Singer serves as part-time Chief Operations Officers at Sophie Loo Jacobsen, a company engaged in sale of glass homeware both direct to consumer and to key wholesale accounts in US, Europe, UK and Australia. Since March 2022, Mr. Singer serves as part-time Chief Operations Office at Love, SVW, a start-up that will be based in New York and engage in sale of accessories. Mr. Singer has extensive experience in providing long term growth strategies. Mr. Singer obtained a Bachelor of Arts’ degree in History and Economics from Colgate University, Hamilton, New York in June 1979.

Mr. Billy Chun Fai Tang has been serving as independent Director, Chairman of the Compensation Committee and member of the Audit Committee and Nominating and Corporate Governance Committee of the Company since January 2025. Mr. Tang is an executive Director of LFG Investment Holdings Limited (3938.hk), a company of which is listed on the Hong Kong Stock Exchange. He was appointed as the executive Director on 1 April 2020. Mr. Tang joined LFG Investment Holdings Limited in December 2018 and is currently the managing director of Lego Corporate Finance Limited. Since June 2019, Mr. Tang has acted as a Responsible Officer of Lego Corporate Finance Limited for Type 6 (advising on corporate finance) regulated activity under the SFO and a Licensed Representative of Lego Securities Limited for Type 1 (dealing in securities) regulated activity under the SFO.

Mr. Tang has over 25 years of experience in the accounting and investment banking profession. Prior to joining the Group, he worked at Goldin Financial Limited from July 2009 to December 2018 and his last position was the director of investment banking division and a Responsible Officer for Type 6 (advising on corporate finance) regulated activity. Prior to that, he had worked at Optima Capital Limited as a Responsible Officer for Type 6 (advising on corporate finance) regulated activity. He had also worked at BOCOM International Holdings Company Limited, Deloitte & Touche Corporate Finance Limited and PricewaterhouseCoopers.

Mr. Tang obtained a bachelor’s degree in business administration from The University of Massachusetts at Amherst, United States, in May 1996.

Ms. Josephine Yan Yeung has been serving as independent Director and member of the Audit Committee and the Nominating and Corporate Governance Committee, and Chairlady of the Compensation Committee of the Company since April 2024. Since January 2025, Ms. Yeung has served as the Chairlady of the Audit Committee and ceased to be the Chairlady of the Compensation Committee, but remains as member of the Compensation Committee. Ms. Yeung has approximately 19 years of experience in auditing, financial management, internal control, and corporate governance. From September 2003 to July 2009, Ms. Yeung held various positions in Ernst & Young Hong Kong, where she last served as manager in the assurance and advisory business services department, specializing in auditing listed companies in Hong Kong. From August 2009 to May 2017, Ms. Yeung worked at Verdant Group Ltd, a China focused private investment firm based in Hong Kong with her last position as a group finance director. She is a practicing member of The Hong Kong Institute of Certified Public Accountants and has been practicing in Noble Partners CPA Company, a Hong Kong-based audit firm since May 2017.

Ms. Yeung graduated from The Hong Kong University of Science and Technology in November 2003 with a Bachelor of Business Administration in Accounting degree. She was admitted as a member and fellow of the Association of Chartered Certified Accountants in the UK in February 2007 and February 2012, respectively. She was admitted as a member and fellow of The Hong Kong Institute of Certified Public Accountants in February 2008 and October 2017, respectively. She is currently a practicing certified public accountant in Hong Kong. Ms. Yeung served as a joint company secretary member of Sunlight (1977) Holdings Limited (HKSE: 8451) from April 2018 to May 2019. She also served as a company secretary of Tu Yi Holding Company Limited (HKSE: 1701) from June 2019 to June 2020.

Family Relationships

Save as disclosed above, none of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of 5 Directors, comprising 2 executive directors and 3 independent directors. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, and in voting in respect of any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our Board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our Board. We also achieved gender diversity by having one female independent director out of the total of three independent directors. Our Board is well balanced and diversified in alignment with the business development and strategy of NCI Group.

Set out below is the board diversity matrix as of the date of this prospectus:

Board Diversity Matrix
Country of Principal Executive Offices:	Hong Kong
Foreign Private Issuer	Yes
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	2	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Ms. Josephine Yan Yeung, Mr. Mark Gary Singer and Mr. Billy Chun Fai Tang and is chaired by Ms. Josephine Yan Yeung. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Ms. Josephine Yan Yeung qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board.

Compensation Committee

Our compensation committee consists of Mr. Billy Chun Fai Tang, Mr. Mark Gary Singer and Ms. Josephine Yan Yeung and is chaired by Mr. Billy Chun Fai Tang. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements, annual bonuses, and employee pension and welfare benefit plans; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Mark Gary Singer, Mr. Billy Chun Fai Tang, and Ms. Josephine Yan Yeung and is chaired by Mr. Mark Gary Singer. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Class A Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practice in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Conflicts of Interest/Duties of Directors

Each of our officers and directors presently has, and any of them in the future may have fiduciary, or contractual obligations to other entities.

Potential investors should be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may allocate his or her time among various business activities.

•        In the course of our business, our officers and directors will have a choice as to which contract manufacturer to engage with on behalf of a client. As certain members of management have an ownership interest in one of the contract manufacturers the Company uses, they may have conflicts of interest in determining which contract manufacturer to engage with on behalf a client.

•        As certain of our officers and directors are controlling shareholders of another apparel solution service provider, they may have a conflict of interest with respect to which entity should service a particular client where geographic regions of operation appear to overlap.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill, and experience of that director.

As set out above, directors have a fiduciary duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be ratified and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles or alternatively by shareholder approval at general meetings.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. Under Cayman Islands law, our officers and directors owe fiduciary duties to our company, including:

•        duty to act in good faith in what the officer or director believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgement.

When exercising powers or performing duties as an officer and director, each is required to exercise the care, diligence, and skill that a reasonable officer and/or director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our officers and directors must ensure compliance with our Memorandum and Articles, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our officers or directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ general meetings and reporting its work to shareholders at such meetings;

•        declaring interim dividends;

•        appointing officers and determining the term of office of the officers; and

•        exercising the borrowing powers of our company and mortgaging the property of our company.

•        refusing the transfer of shares in our Company in accordance with our Memorandum and Articles.

Each of our officers, directors and director nominees presently has, and any of them in the future may have additional, fiduciary, or contractual duties to other entities.

Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations which will take priority over us.

Individual	Entity	Entity’s Business	Affiliation
Ms. Eva Yuk Yin Siu	Neo-Concept (Holdings) Company Limited	Apparel Solutions	Director
	Neo-Concept Fashion (Jiaxing) Co Ltd	Textile and clothing manufacturer	Director
	Neo-Concept Fashion (Zhongshan) Co Ltd	Textile and clothing manufacturer	Director

Individual	Entity	Entity’s Business	Affiliation
Ms. Man Chi Wai	Neo-Concept (Holdings) Company Limited	Apparel Solutions	Director
	Neo-Concept Fashion (Shanghai) Co Ltd	Yarn trading in China	Director

Our directors, Ms. Eva Yuk Yin Siu and Ms. Man Chi Wai, have committed to devote not less than 50% of their time to the manage the business of NCI and the Operating Subsidiaries.

Terms of Directors and Executive Officers

Each of our directors shall hold office until their successors are elected or appointed or until such director’s office is vacated in accordance with our Memorandum and Articles. Subject to any provision to the contrary in our Memorandum and Articles, our members may by ordinary resolution remove any director before the expiration of his term of office notwithstanding anything in our Memorandum and Articles or any agreement between our Company and such director. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Compensation of Directors and Executive Officers

For the years ended December 31, 2024 and 2023, we paid an aggregate of HK$2,037,625 (approximately US$262,320) and HK$3,556,750, respectively, in cash (including salaries, and mandatory provident fund) to our Directors. Our Hong Kong subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, we had no outstanding equity awards.

Clawback Policy

On December 1, 2023, our board of directors adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the Nasdaq rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement. For the year ended December 31, 2024 and 2023, we had not sought any recoupment of incentive compensation of the Covered Executives.

RELATED PARTY TRANSACTIONS

List of Related Parties

Name of related parties	Relationship with the Company
Ms. Eva Yuk Yin Siu (“Ms. Siu”)	Chairman of the Board, Director, the Controlling Shareholder
Neo-Concept (Holdings) Company Limited (“NCH”)	A company under common control of the Controlling Shareholder

Amounts Due From (To) Related Parties

The following table set forth the breakdown of our business due from related parties as of the dates indicated:

		As of December 31,
	Relationship	2022	2023	2024	2024
		HKD	HKD	HKD	US$
Due from (to) Ms. Siu	Controlling Shareholder	70,001	(59,106)	—	—
Due from (to) NCH	Common controlled by Ms. Siu	16,202,7321	(34,184,138)	(638,243)	(82,167)

The amounts due from (to) the related parties are unsecured, interest free with no specific repayment terms. Neo-Concept (Holdings) Company Limited (“NCH”) is a company incorporated in Hong Kong and controlled by Ms. Siu, the controlling shareholder of the Company. As of December 31, 2022, the amount due from NCH was non-trade nature, being fund advance to NCH for its general operation. As of December 31, 2023 and 2024, the amount due to NCH and Ms. Siu was non-trade nature, being fund advance from NCH and Ms. Siu for general operation of the Company.

On June 30, 2023, NCH agreed to forgive HKD 55 million (US$7.02 million) due to NCH by the Company. The amount was credited to additional paid-in capital. The amount forgiven represented funds transferred from NCH to the Company to support the general operation of the Company during year ended December 31, 2023.

As of the date of this prospectus, the amount due from (to) Ms. Siu was nil and the amount due to NCH was HKD 392,376.52 (approximately USD50,434).

During the year ended December 31, 2022, the largest amount outstanding with the related parties was HK$100,000 due from Ms. Siu and HK$39,333,707 due from NCH. During the year ended December 31, 2023, the largest amount outstanding with the related parties was HK$55,002 from Ms. Siu and HK$33,086,018 due to NCH. During the year ended December 31, 2024, the largest amount outstanding with the related parties was HK$638,243 due to NCH.

		For the years ended December 31,				For the period from January 1, 2025 to the date of this prospectus
		2022	2023	2024	2024
		HK$	HK$	HK$	US$	HK$	US$
Neo-Concept (Holdings) Company Limited(1)	Rental expense(2)	2,586,019	2,662,034	1,170,664	150,709	360,000	46,272
Neo-Concept (Holdings) Company Limited(1)	Purchase of apparel products(3)	103,159,420	34,213,521	7,915,189	1,018,987	22,313,738	2,868,090
Neo-Concept (Holdings) Company Limited(1)	Purchase of intangible assets(4)	—	—	15,023,180	1,934,057	0	0
Neo-Concept (Holdings) Company Limited(1)	Agency income received(5)	720,000	720,000	720,000	92,692	1,330,284	170,988

____________

(1)      An affiliate company incorporated in Hong Kong indirectly wholly-owned by the Controlling Shareholders.

(2)      Rental expenses were paid by Neo-Concept HK for the lease of office premises located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong.

(3)      During the normal course of business, Neo-Concept HK engaged NCH as supplier to produce and arrange delivery of products for its customers. The rates charged by NCH is consistent with the standard rates charged by Neo-Concept HK’s independent third-party supplier. We are of the opinion that the service fees paid to NCH, and the terms of service were negotiated at arm’s length.

(4)      On May 29, 2024, the Company entered into assets purchase agreement with a company controlled by Ms. Siu, Neo-Concept (Holdings) Company Limited, to purchase the trademark at a consideration of HK$15,023,180 (US$1,931,000). The trademarks are brand names which have been registered in Hong Kong, the Mainland China, and the European Union, and are being registered in the US, Qatar and the United Arab Emirates.

(5)      Agency income refers to other income received from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in the UK upon a pre-determined yearly sale target being achieved.

Lender	Type	Maturity date	Currency	Interest rate as of December 31, 2023	Interest rate as of December 31, 2024	As of December 31,
						2023	2024	2024
						HKD	HKD	%
DBS Bank (Hong Kong) Limited(i)	Trading finance	Within 1 year	HKD	6.46%	—	5,884,863	—	—
The Hongkong and Shanghai Banking Corporation Limited(i)	Trading finance	Within 1 year	HKD	7.14%	6.05%	21,568,885	8,579,162	1,104,466
OCBC(i)	Trading finance	Within 1 year	HKD	—	7.40%	—	2,400,446	309,029
China Construction Asia Bank(i)	Trading finance	Within 1 year	HKD	—	6.29%	—	10,645,199	1,370,444
Citibank, N.A., Hong Kong Branch(ii)	Trading finance	Within 1 year	HKD	7.40%	7.44%	3,299,652	5,480,915	705,604
Total						30,753,400	27,105,722	3,489,543
Less: current maturities						(30,753,400)	(27,105,722)	(3,489,543)
Non-current maturities						—	—	—

____________

(i)      In connection with our operations in Hong Kong, Neo-Concept HK, together with a related company, Neo-Concept (Holdings) Company Limited (“NCH”), a company incorporated in Hong Kong and controlled by Ms. Siu, entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH combinedly. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited personal guarantee by Ms. Siu;

(b)      Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)      Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)      Legal charge over certain investment funds held by NCH at the relevant banks;

(f)      Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)      Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)      Indemnity granted by NCH to relevant banks;

(i)      Guaranteed by Neo-Concept Fashion (Zhongshan) Co., Ltd, a subsidiary company of NCH, amounting to HKD131 million; and

(j)      Cross-corporate guaranteed by Neo-Concept HK and NCH;

(ii)     The banking facilities were secured, details of which are set out as follows:

(a)      Personal guarantee by Ms. Siu and an immediate family member of Ms. Siu;

(b)      Cross-corporate guaranteed by Neo-Concept HK, Neo-Concept (BVI) Limited, a company controlled by Ms. Siu, and NCH; and

(c)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

Policies and Procedures for Related Party Transactions

Our audit committee is tasked with review and approval of all related party transactions. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our ordinary shares will purchase shares in this offering. Holders of our ordinary shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Our authorized share capital is US$50,000 divided into 160,000,000 shares of par value US$0.0003125 each comprised of (i) 156,000,000 Class A Ordinary Shares of par value US$0.0003125 each and (ii) 4,000,000 Class B Ordinary Shares of par value US$0.0003125 each. The number and percentage of ordinary shares beneficially owned before the Offering are based on 3,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus and up to 13,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares post-offering, assuming the purchase of all of the securities we are offering.

	Ordinary shares beneficially owned prior to this offering				Ordinary shares beneficially owned after this offering
	Class A Number	Class B Number	%	Percent of Total Voting Power %	Class A Number	Class B Number	%	Percent of Total Voting Power %
Directors and Executive Officers(1):
Ms. Eva Yuk Yin Siu(3)	2,379,011	526,260	71.5%	84.6%	2,379,011	526,260	20.7%	57.7%
Ms. Man Chi Wai(4)	64,283	14,220	1.9%	2.3%	64,283	14,220	0.5%	1.6%
Mr. Patrick Kwok Fai Lau	—	—	—	—	—	—	—	—
Mr. Mark Gary Singer(2)	—	—	—	—	—	—	—	—
Mr. Billy Chun Fai Tang(2)	—	—	—	—	—	—	—	—
Ms. Josephine Yeung Yan(2)	—	—	—	—	—	—	—	—
Directors and Executive Officers as a group (6 individuals)	2,443,294	540,480	73.4%	86.9%	2,443,294	540,480	21.2%	59.3%

Principal Shareholders:
Ms. Eva Yuk Yin Siu(3)	2,379,011	526,260	71.5%	84.6%	2,379,011	526,260	20.7%	57.7%
Asset Empire International Limited(3)(7)	2,379,011	526,260	71.5%	84.6%	2,379,011	526,260	20.7%	57.7%
Splendid Vibe Limited(3)(4)(7)	2,712,360	600,000	81.5%	96.5%	2,712,360	600,000	23.6%	65.8%
Neo-concept (BVI) Limited(5)(7)	2,352,360	600,000	72.7%	94.8%	2,352,360	600,000	21.0%	64.7%
Ample Excellence Limited(6)(7)	360,000	—	8.8%	1.7%	360,000	—	2.6%	1.1%

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

____________

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

(2)      Each of Mr. Mark Singer and Ms. Josephine Yan Yeung has been appointed as our independent non-executive director, effective on April 1, 2024, while Mr. Billy Chun Fai Tang has been appointed on January 22, 2025.

(3)      Ms. Eva Yuk Yin Siu, the chairlady of the Board, Chief Executive Officer, and a Director of the Company, owns the entire issued share capital of Asset Empire International Limited. Asset Empire International Limited, a company incorporated in the BVI with limited liability, holds 87.71% of the issued shares of Splendid Vibe Limited. Splendid Vibe Limited, a company incorporated in the BVI with limited liability, owns the entire issued share capital of Ample Excellence Limited and Neo-Concept (BVI) Limited.

(4)      Ms. Man Chi Wai, a Director of the Company, owns the entire issued share capital of Ultra Sky Group Holdings Limited. Ultra Sky Group Holdings Limited, a company incorporated in the BVI with limited liability, holds 2.37% of the issued shares of Splendid Vibe Limited. Splendid Vibe Limited, a company incorporated in the BVI with limited liability, owns the entire issued share capital of Ample Excellence Limited and Neo-Concept (BVI) Limited.

(5)      Neo-Concept (BVI) Limited, a company incorporated in the BVI with limited liability, owns 72.7% of the issued Shares of the Company (21% after the offering).

(6)      Ample Excellence Limited, a company incorporated in the BVI with limited liability, owns 8.8% of the issued Shares of the Company (2.6% after the offering).

(7)      The registered office address of each of these entities listed is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

DESCRIPTION OF SECURITIES

We were incorporated as an exempted company incorporated with limited liability in the Cayman Islands under the laws of the Cayman Islands, in the Cayman Islands on July 29, 2021 under the name “Neo-Concept International Group Holdings Limited,” company no. 379468. Our affairs are governed by our Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 160,000,000 shares of par value US$0.0003125 each comprised of (i) 156,000,000 Class A Ordinary Shares of par value US$0.0003125 each and (ii) 4,000,000 Class B Ordinary Shares of par value US$0.0003125 each.

The following are summaries of the material provisions of our Memorandum and Articles that is currently and will be in force at the time of the closing of this offering and the Companies Act, insofar as they relate to the material terms of our ordinary shares. The forms of our Memorandum and Articles are filed as exhibits to the registration statement of which this prospectus forms a part.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Certificates representing the shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. We may not issue shares to bearer.

As at the date of this prospectus, there are 3,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares issued and outstanding, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is VStock Transfer, LLC.

Distributions

Subject to the Companies Act and our Memorandum and Articles, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)     all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)    all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)   our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)   that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)  that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting rights

At any general meeting, a resolution put to the vote of the meeting shall be decided by poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter, allow a resolution to be voted on by a show of hands. Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote (or thirty votes in respect of each Class B Ordinary Share) for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands and on a poll (or third votes in respect of each Class B Ordinary Share on a poll). On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Qualification

There is currently no shareholding qualification for directors.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company. Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)     in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)    in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Protection of minority shareholders

Though class actions and derivative actions are generally not available to members of the Company under the laws of the Cayman Islands, a minority shareholder aggrieved by the actions of a director or the company does have a limited number of remedies. If the right infringed is a personal right of the member, he may bring a personal action in his individual capacity. Where the same personal right of a number of shareholders has been infringed, a representative action may be brought on behalf of a group of shareholders. Only limited personal rights are recognized and therefore these remedies may in turn be limited. In certain circumstances the shareholder may seek to sue on his own behalf in a derivative suit which involves the individual shareholders seeking to enforce the company’s right by suing in representative form on behalf of himself and all other shareholders in the company (except for those responsible for the wrong doing) against the wrong doers. The court ordinarily may permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal or would result in the violation of the company’s memorandum or articles of association. Further, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority members or where an act requires the approval of a greater percentage of members than that which actually approved it.

Any shareholder of a company may petition the court which may make a winding up order if the court is of the opinion that it is just and equitable that the company should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of the company’s affairs in the future, (b) an order requiring the company to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained it has omitted to do, (c) an order authorising civil proceedings to be brought in the name and on behalf of the company by the shareholder petitioner on such terms as the court may direct, or (d) an order providing for the purchase of the shares of any shareholders of the company by other shareholders or by the company itself and, in the case of a purchase by the company itself, a reduction of the company’s capital accordingly.

Except as mentioned above, generally claims against our Company by our members must be based on the general laws of contract or tort applicable in the Cayman Islands.

Shareholders’ suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our Memorandum and Articles.

Transfer of shares

Subject to the restrictions in our Memorandum and Articles, fully paid Ordinary Shares are free from any restriction with respect to the right of the holder thereof to transfer such Ordinary Shares (except when permitted by the Designated Stock Exchange (as defined in our Memorandum and Articles) and shall also be free from all liens. Our board of directors however, may, in its absolute discretion, refuse to register a transfer of any Ordinary Share which is not fully paid to a person of whom it does not approve or any Ordinary Share issued under any share option scheme upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any Ordinary Share (whether fully paid up or not) to more than four (4) joint holders or a transfer of any Ordinary Shares (not being a fully paid up Ordinary Share) on which our Company has a lien.

Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares in such manner as described in our Memorandum and Articles, such Class B Ordinary Shares will be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Liquidation

Subject to the Companies Act, our Company may be wound up by the Grand Court of the Cayman Islands or be wound up voluntarily by a special resolution. Our board of directors have the power in the name of our Company to present a petition to the Grand Court of the Cayman Islands for our Company to be wound up.

If our Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the shareholders in proportion to the capital paid up on the Ordinary Shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed, subject to the rights of any Ordinary Shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid on the Ordinary Shares held by them respectively.

If our Company shall be wound up (in whatever manner) the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the shareholders in specie or kind the whole or any part of the assets of our Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between our shareholders or different classes of shareholders and our shareholders within each class.

The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of our shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other assets upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Subject to the Articles of Association and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption of shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Modifications of rights

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that:-

(A)    separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of our board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(B)    the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum); and

(C)    every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Changes in capital

Subject to the Companies Act, we may from time to time by an ordinary resolution of members:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     without prejudice to the powers of our board of directors under our Articles of Association, divide our shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our Company in general meeting, as our board of directors may determine;

(d)    sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(e)     cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(f)     convert all or any of our paid-up shares into stock and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Untraceable shareholders

Subject to compliance with our Articles of Association, our Company have the power to sell, in such manner as our board of directors think fit, any shares of a shareholder who is untraceable.

Inspection of books and records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles (our charter) on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Subject to the Companies Act and where applicable, the Designated Stock Exchange Rules (as defined in our Articles of Association) and without prejudice to any special rights of restrictions for the time being attached to any shares or any class of shares, all unissued shares and other securities of our Company (whether forming part of the original or any increased capital) shall be at the disposal of our board of directors and it may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and generally on such terms (subject to the Articles of Association) as it in its absolute discretion thinks fit, but so that no shares shall be issued at a discount. Our board of directors shall, as regards any offer or allotment of shares, comply with the provisions of the Companies Act, if and so far as such provisions may be applicable thereto. In particular and without prejudice to the generality of the foregoing, our board of directors is empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Companies Act. Further, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless our Company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict

	Delaware	Cayman Islands

to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including

	Delaware	Cayman Islands

as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Declaration of director’s interest are mainly governed by the terms of a company’s memorandum and articles of association.
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including but not limited to, alteration of the memorandum or articles of association, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, except that a company may in its articles

	Delaware	Cayman Islands

of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Subject to our Articles of Association and the Companies Act, our Company may from time to time in general meeting by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an additional director.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors filling a casual vacancy are governed by the terms of the memorandum and articles of association.
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated

Delaware	Cayman Islands

(as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by, in the case of a scheme of arrangement with members or class of members, seventy-five per cent in

Delaware	Cayman Islands

value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

•   the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

	Delaware	Cayman Islands

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority”.

Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Holders of our Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Under our Memorandum and Articles, our shareholders (not being a director) or other person have no right to inspect our account or book or document except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorized by our board of directors or our Company in general meeting.

	Delaware	Cayman Islands
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However our Articles of Association provided that extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Our Articles of Association provide that our board of directors may, whenever it thinks fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on the requisition of one or more our shareholders holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings.

	Delaware	Cayman Islands
Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, persons who have beneficially owned restricted Class A Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        [•]% of the number of Class A Ordinary Shares then outstanding, which will equal up to approximately [•] Class A Ordinary Shares immediately after the closing of this offering; or

•        the average weekly trading volume of our Class A Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a seller may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of material Cayman Islands, Hong Kong, UK, UAE, and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There is no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below) that acquires our ordinary shares pursuant to this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court, and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our ordinary shares. If the election is made, the U.S. Holder will be deemed to sell our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our Class A Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Class A Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Class A Ordinary Shares.

Our Company and all distributions, interest and other amounts paid by us in respect of our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations or other securities. All instruments relating to transactions in respect of our shares, debt obligations or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands provided that they do not relate to real estate in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in the Cayman Islands will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on ordinary shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands, BVI, Hong Kong, UK and UAE income tax consequences of an investment in the ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands, BVI, Hong Kong, UK and UAE laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There is no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling our Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Class A Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

•        Revenues gains from the sale of our Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of the Class A Ordinary Shares are effected outside of Hong Kong such as, for example, in the Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

BVI Taxation

All distributions, interest and other amounts paid by NCA to persons who are not resident in the BVI are exempt from the Income Tax Ordinance in the BVI. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of NCA. All instruments relating to transfers of property to or by NCA and all instruments relating to transactions in respect of the shares, debt obligations or other securities of NCA and all instruments relating to other transactions relating to the business of NCA are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI. There are currently no withholding taxes or exchange control regulations in the BVI applicable to NCA or its shareholders.

UK Taxation

The following statements are of a general nature and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding, and disposing of our Class A Ordinary Shares. They are based on current UK tax law and on the current published practice of His Majesty’s Revenue and Customs (“HMRC”), as of the date of this prospectus, all of which are subject to change, possibly with retrospective effect. They are intended to address only certain United Kingdom tax consequences for holders of our Class A Ordinary Shares who are tax resident in (and only in) the United Kingdom, who are the absolute beneficial owners of our Class A Ordinary Shares and any dividends paid on them and who hold our Class A Ordinary Shares as investments (other than in an individual savings account or a self-invested personal pension). They do not address the UK tax consequences which may be relevant to certain classes of holders of our Class A Ordinary Shares such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organizations, trustees, persons connected with us or a member of our group, persons holding our Class A Ordinary Shares as part of hedging or conversion transactions, holders of our Class A Ordinary Shares who have (or are deemed to have) acquired our Class A Ordinary Shares by virtue of an office or employment. The statements do not apply to any holder of our Class A Ordinary Shares who either directly or indirectly holds or controls 10% or more of our share capital (or class thereof), voting power or profits.

This summary is written on the basis that the Company is and remains resident for tax purposes outside the UK and will therefore not be subject to the UK tax regime (save as in respect of any UK source income). Any dividends paid by the Company will, on this basis, not be regarded as UK dividends.

The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, our Class A Ordinary Shares. Accordingly, prospective subscribers for, or purchasers of, our Class A Ordinary Shares who are in any doubt as to their tax position regarding the acquisition, ownership, and disposition of our Class A Ordinary Shares or who are subject to tax in a jurisdiction other than the United Kingdom should consult their own tax advisers.

Taxation of dividends

Withholding tax

We will not be required to withhold UK tax at source when paying dividends on our Class A Ordinary Shares.

Income tax

An individual holder of our Class A Ordinary Shares who is resident for tax purposes in the UK may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us.

All dividends received by a UK resident individual holder of our Class A Ordinary Shares from us or from other sources will form part of that holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £500 of taxable dividend income received by the holder of our Class A Ordinary Shares in the tax year ending 5 April 2026 (the “dividend allowance”). Income within the nil rate dividend allowance will be taken into account in determining whether income in excess of the dividend allowance falls within the basic rate, higher rate or additional rate tax bands. Where the dividend income is above the dividend allowance, an amount of dividend income equal to the dividend allowance will be charged at the nil rate and any excess amount will be taxed at 8.75 per cent. to the extent that the excess amount falls within the basic rate tax band, 33.75 per cent. to the extent that the excess amount falls within the higher rate tax band and 39.35 per cent. to the extent that the excess amount falls within the additional rate tax band.

Corporation tax

Corporate holders of our Class A Ordinary Shares that are resident for tax purposes in the UK should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption and certain conditions are met (including anti-avoidance conditions).

Taxation of disposals

A disposal or deemed disposal of our Class A Ordinary Shares by an individual or corporate holder of such shares who is tax resident in the United Kingdom may, depending on that holder’s circumstances and subject to any available exemptions or reliefs (including, for example, the annual exempt amount for individuals which is currently £3,000 for the tax year ending 5 April 2026, give rise to a taxable chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.

Any chargeable gain (or allowable loss) will generally be calculated by reference to the consideration received for the disposal of our Class A Ordinary Shares less the allowable cost to the holder of acquiring such shares.

The applicable tax rates for individual holders of our Class A Ordinary Shares realizing a gain on the disposal of such shares is, broadly, 18% for basic rate taxpayers and 24% for higher and additional rate taxpayers. The applicable tax rate for corporate holders of our Class A Ordinary Shares realizing a gain on the disposal of such shares is currently 25 per cent. where the corporate holder has profits over £250,000 in the relevant period.

UK stamp duty (“Stamp Duty”) and UK stamp duty reserve tax (“SDRT”)

No UK Stamp Duty or SDRT should arise on the issue of our Class A Ordinary Shares.

Subject to any available exemptions, UK Stamp Duty at a rate of 0.5% will in principle be payable on any instrument of transfer of Class A Ordinary Shares that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom.

Provided that Class A Ordinary Shares are not registered in any register maintained in the United Kingdom by or on behalf of us and are not paired with any shares issued by a UK incorporated company, any agreement to transfer Class A Ordinary Shares will not be subject to SDRT.

For completeness, the UK government has confirmed that it intends to publish legislation to replace UK stamp duty and SDRT with a single tax on securities. It is currently anticipated that this legislation will be introduced no earlier than 2027.

UAE Taxation

The following is a high level summary of certain relevant taxation provisions under the laws of the UAE based on current law and practice and is subject to changes therein. The comments do not purport to be a comprehensive analysis of all relevant taxes in the UAE. Under the current laws of the UAE:

•        Corporate income tax was introduced in the UAE pursuant to Federal Decree-Law No. 47 of 2022 on the Taxation of Corporations and Businesses and took effect for financial years beginning on or after 1 June 2023. The standard corporate tax rate is 9% on taxable income exceeding AED 375,000. Taxable income up to that threshold is subject to 0% tax.

•        The UAE does not levy stamp duty, capital gains tax, or transfer taxes on the purchase, sale, or transfer of shares.

•        There is no personal income tax levied in the UAE on individuals’ income, including capital gains, interest, or dividends.

•        Dividends paid by NCI to UAE corporate or individual shareholders are not subject to UAE withholding tax.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated [•], 2025, we have engaged Revere Securities LLC to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering, assuming the purchase of all the securities we are offering.

	Per share of Class A Ordinary Share		Total
Public offering price	$	[ ]	[ ]
Placement agent commission	$	[ ]	[ ]
Proceeds to our company before expenses	$	[ ]	[ ]

We have agreed to pay to the Placement Agent commissions equal to 4.5% of the aggregate gross proceeds raised in this offering. We have agreed to pay to the placement agent by deduction from the net proceeds of this offering a non-accountable expense allowance equal to 0.5% of the gross proceeds raised in this offering for its non-accountable expenses. We have also agreed to pay or reimburse the placement agent up to $100,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s U.S. and local legal counsels, third-party expenses, and travel and communications costs in connection with the offering.

We estimate that the total expenses of the offering, including registration, filing, and listing fees, printing fees, and legal and accounting expenses, but excluding Placement Agent’s fees and expenses, will be approximately [$176,010], all of which are payable by us.

Lock Up Agreements

We agree that, subject to certain exceptions, we will not without the prior written consent of the Placement Agent, during the 180 days after the closing of this offering:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company;

•        file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company;

•        complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Tail Financing

In the event that the Placement Agent does not consummate the offering, the Company agrees to pay the Placement Agent a cash fee equal to 4.5% of the gross proceeds received by the Company from the sale of the securities to any investor actually introduced by the Placement Agent to the Company during the engagement period (the “Tail Financing”), and such Tail Financing is consummated at any time during the twelve-month period following the expiration of the engagement period.

Right of First Refusal

The Company has agreed to grant an irrevocable right of first refusal to the Placement Agent for a period of six months after the date the offering is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Placement Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such six-month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Placement Agent for such transactions.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities will be negotiated between us, the Placement Agent, and the prospective investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. In particular, we believe that the final offering price ultimately depends on our assessment of investors’ sentiment in our Class A Ordinary Shares and we consider, weigh and prioritize this factor as the utmost important factor in determining our fixed offering price as well as final offering price.

As of the date of this prospectus, we had 4,064,000 ordinary shares issued and outstanding, comprising 3,464,000 Class A Ordinary Shares and 600,000 Class B Ordinary Shares and we are offering up to an aggregate of 10,000,000 Class A Ordinary Shares to potential investors, constituting approximately 146.1% of our existing share capital. Our existing shareholders may suffer significant dilution after completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

Certain relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Offering Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Offering Shares, where action for that purpose is required. Accordingly, the Offering Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Offering Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to our shares and this offering — Investors may have difficulties enforcing judgement against us, our directors and management.” for more information.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

Conyers, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

BVI

Conyers has informed us that the courts of the British Virgin Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts (other than certain courts in Australia, Bahamas, Barbados, Belize, Bermuda, Grenada, Guyana, Jamaica, Nigeria, St. Lucia, St. Vincent, Trinidad and Tobago, United Kingdom where the procedures under the Reciprocal Enforcement of Judgments Act (or, where applicable, the Foreign Judgments (Reciprocal Enforcement) Act) would apply) against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

Hong Kong

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

United Kingdom

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against a company (or their directors or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings in respect of the judgment before the competent court in England and Wales. In such an action, a court of England and Wales generally will not (subject to the matters identified below) re-examine the merits of the original case decided by a United States court and will treat the judgment as conclusive.

The matters which would cause a court of England and Wales not to enforce a judgment debt created by a U.S. judgment are that:

(a)     the judgment is not for a debt or a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that a court of England and Wales considers to be a penal, revenue or other public law;

(b)    the judgment was not final and conclusive;

(c)     the court in the United States did not have jurisdiction in accordance with the English rules of private international law to give the judgment;

(d)    the judgment was (i) obtained by fraud, or (ii) given in breach of principles of natural justice;

(e)     enforcement of the judgment would be contrary to public policy in England and Wales;

(f)     the judgment is a judgment on a matter previously determined by a court of England and Wales or another court whose judgment is entitled to recognition in England and Wales or conflicts with an earlier judgment of such court;

(g)    the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court) (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise);

(h)    the enforcement of the judgment is prohibited by statute (for example, Section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practice);

(i)     enforcement proceedings were not commenced within the relevant limitation period; or

(j)     an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If a court of England and Wales gives judgment for the sum payable under a judgment of a United States court, the judgment of the court of England and Wales would be enforceable by the methods generally available for the enforcement of judgments of a court of England and Wales. In addition, it may not be possible to obtain an judgment of a court of England and Wales or to enforce any judgment of a court of England and Wales if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the judgment in England and Wales or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

United Arab Emirates

UAE has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in the UAE.

The enforcement of foreign judgments in the UAE is now governed by Chapter IV (Articles 222 to 225) of the UAE’s New Civil Procedure Law (Federal Decree-Law No. 42 of 2022, or NCPL). Under Article 222, a party may apply to the execution judge in the court of competent jurisdiction for enforcement of a foreign judgment. The judge must issue a decision within five working days of receiving the application. The judge’s role is limited to determining whether the conditions for enforcement have been satisfied; the judge does not have the authority to re-examine the merits of the foreign judgment.

A UAE court may enforce a foreign judgment if: (a) the UAE courts did not have exclusive jurisdiction over the original dispute; (b) the foreign court had jurisdiction under its own law; (c) the parties were properly summoned and represented; (d) the judgment is final and binding in the issuing jurisdiction; and (e) the judgment does not contradict a UAE court judgment and does not violate public morals or public order.

However, the enforcement of civil liabilities under U.S. securities laws remains uncertain in onshore UAE. Investors should be aware that judgments obtained in the United States may not be readily enforceable in the UAE’s local court system, and any recovery would likely require initiation of new legal proceedings in the UAE.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the placement agent’s commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$1,240
FINRA filing fee	1,700
Legal fees and expenses	[139,245]
Accounting fees and expenses	10,000
Miscellaneous	[123,825]
Total	[276,010]

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by Loeb & Loeb LLP. The validity of the Class A Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon us by Conyers, our counsel as to Cayman Islands law. Certain legal matters as to Hong Kong law will be passed upon for us by Hastings & Co. Certain legal matters as to UK law will be passed upon us by Bristows LLP. Certain legal matters as to UAE law will be passed upon us by Gowling WLG (UK) LLP (Dubai Branch). Hunter Taubman Fischer & Li is LLC is acting as U.S. securities counsel for the Placement Agent.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2023 and 2024 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, California 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreement sand other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•        our report of foreign private issuer on Form 6-K filed with the SEC on May 29, 2024;

•        our 2024 Annual Report filed with the SEC on May 15, 2025;

•        our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the SEC on December 19, 2023; and

•        our Registration Statement on Form F-1 (File No. 333-275242), filed with the SEC on November 1, 2023

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Neo-Concept International Group Holdings Limited
10/F, Seaview Centre
No. 139-141 Hoi Bun Road
Kwun Tong, Kowloon, Hong Kong
(852) 2798-8639
Attention: [*]
Email: [*]

You also may access the incorporated reports and other documents referenced above on our website at [*]. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Neo-Concept International Group Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Neo-Concept International Group Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2023 and 2024, and the related consolidated statements of income and comprehensive income, changes of shareholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2022.
San Mateo, California

May 14, 2025

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2023 AND 2024

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5,849,306	9,166,020	1,180,017
Accounts receivable, net	32,343,592	34,169,661	4,398,943
Prepayment and other current assets	20,225,722	24,387,730	3,139,633
Tax recoverable	—	994,950	128,088
Inventories, net	5,320,199	3,616,821	465,623
Total current assets	63,738,819	72,335,182	9,312,304

NON-CURRENT ASSETS
Property and equipment, net	1,297,682	4,746,078	611,002
Right-of-use assets, net	23,884,854	42,491,805	5,470,320
Intangible assets, net	—	13,541,442	1,743,301
Other non-current assets, net	1,695,474	2,326,379	299,494
Deferred tax assets	—	206,806	26,624
Total non-current assets	26,878,010	63,312,510	8,150,741
Total assets	90,616,829	135,647,692	17,463,045

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Bank borrowings	30,753,400	27,105,722	3,489,543
Accruals and other payables	3,205,705	7,292,824	938,865
Due to related parties	34,243,244	638,243	82,167
Operating lease liabilities	708,829	3,890,482	500,854
Tax payable	916,436	372,485	47,953
Total current liabilities	69,827,614	39,299,756	5,059,382

NON-CURRENT LIABILITIES
Operating lease liabilities	23,176,025	38,601,323	4,969,466
Deferred tax liabilities	—	920,142	118,457
Total non-current liabilities	23,176,025	39,521,465	5,087,923
Total liabilities	93,003,639	78,821,221	10,147,305

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ (DEFICIT) EQUITY
Ordinary shares (par value $0.0000625 per share; 780,000,000 Class A ordinary shares authorized, 15,000,000 Class A ordinary shares issued and outstanding as of December 31, 2023 and 17,320,000 Class A ordinary shares issued and outstanding as of December 31, 2024; 20,000,000 Class B ordinary shares authorized, 3,000,000 Class B ordinary shares issued and outstanding as of December 31, 2023 and 2024)*	8,775	9,906	1,275
Additional paid-in capital	55,091,225	106,085,870	13,657,308
Accumulated other comprehensive income	844,791	998,965	128,605
Accumulated losses	(58,331,601)	(50,268,270)	(6,471,448)
Total shareholders’ (deficit) equity	(2,386,810)	56,826,471	7,315,740
Total liabilities and shareholders’ (deficit) equity	90,616,829	135,647,692	17,463,045

____________

*        Giving retroactive effect to (i) all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023; and (ii) a share re-classification to Class A ordinary shares and Class B ordinary shares on March 3, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2024

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
REVENUES, NET	174,202,627	235,667,734	30,339,448

COST OF REVENUES
– Related parties	(34,213,521)	(7,915,189)	(1,018,987)
– External	(104,940,795)	(178,307,992)	(22,955,056)
	(139,154,316)	(186,223,181)	(23,974,043)
Gross profit	35,048,311	49,444,553	6,365,405

EXPENSES
Selling and marketing	(3,132,277)	(4,392,521)	(565,486)
General and administrative:
Depreciation – related party	(720,000)	(720,000)	(92,692)
Depreciation	(2,540,273)	(3,831,567)	(493,269)
Amortization	(112,049)	(1,481,738)	(190,756)
Staff cost	(13,260,898)	(18,486,483)	(2,379,917)
Professional fee	(2,204,622)	(2,840,139)	(365,634)
Provision for expected credit losses	(1,383,316)	(1,253,368)	(161,356)
Others	(2,648,351)	(4,867,313)	(626,610)
Total expenses	(26,001,786)	(37,873,129)	(4,875,720)
INCOME FROM OPERATION	9,046,525	11,571,424	1,489,685

OTHER INCOME (EXPENSES)
Interest income	92,951	31,954	4,114
Interest expense	(5,759,182)	(3,759,032)	(483,931)
Agency income – related party	2,662,034	1,170,664	150,709
Other income	326	134,230	17,280
Other expense	(302,784)	—	—
Total other expenses, net	(3,306,655)	(2,422,184)	(311,828)
Income before tax expenses	5,739,870	9,149,240	1,177,857
Income tax expenses	(1,325,137)	(1,085,909)	(139,798)
NET INCOME	4,414,733	8,063,331	1,038,059
Foreign currency translation adjustment	(1,125,947)	154,174	19,848
TOTAL COMPREHENSIVE INCOME	3,288,786	8,217,505	1,057,907
Weighted average number of ordinary shares*:
Basic and diluted	18,000,000	19,603,716	19,603,716
Earnings per share – basic and diluted	0.25	0.41	0.05

____________

*        Giving retroactive effect to (i) all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023; and (ii) a share re-classification to Class A ordinary shares and Class B ordinary shares on March 3, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES OF SHAREHOLDERS’ (DEFICIT) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2024

	Ordinary shares		Addition Paid-in capital	Accumulated other comprehensive (losses) income	Accumulated losses	Total shareholders’ (deficit) equity
	No. of shares*	Par value
		HKD	HKD	HKD	HKD	HKD
BALANCE, January 1, 2023	18,000,000	8,775	91,225	1,970,738	(62,746,334)	(60,675,596)
Net income	—	—	—	—	4,414,733	4,414,733
Forgiveness of related party balance	—	—	55,000,000	—	—	55,000,000
Foreign currency translation	—	—	—	(1,125,947)	—	(1,125,947)
BALANCE, December 31, 2023	18,000,000	8,775	55,091,225	844,791	(58,331,601)	(2,386,810)
Net income	—	—	—	—	8,063,331	8,063,331
Proceeds from initial public offering	2,320,000	1,131	50,994,645	—	—	50,995,776
Foreign currency translation	—	—	—	154,174	—	154,174
BALANCE, December 31, 2024	20,320,000	9,906	106,085,870	998,965	(50,268,270)	56,826,471
BALANCE, December 31, 2024 (US$)		1,275	13,657,308	128,605	(6,471,448)	7,315,740

____________

*        Giving retroactive effect to (i) all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023; and (ii) a share re-classification to Class A ordinary shares and Class B ordinary shares on March 3, 2025.

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2024

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Cash flows from operating activities
Net income	4,414,733	8,063,331	1,038,059
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation of property and equipment	33,091	685,245	88,217
Amortization of intangible assets	112,049	1,481,738	190,756
Inventory provision	68,536	23,585	3,036
Provision for expected credit loss	1,383,316	1,253,368	161,356
Deferred tax expense	7,876	713,336	91,833
Changes in operating assets and liabilities
Accounts receivable	(23,387,722)	(3,079,437)	(396,441)
Prepayment and other current assets	(14,332,426)	(12,940,934)	(1,665,992)
Tax recoverable	—	(994,950)	(128,088)
Inventories	(4,088,840)	1,679,793	216,254
Accounts payable	(10,429,941)	—	—
Accruals and other payables	1,173,924	4,087,119	526,168
Tax payable	(3,969,112)	(543,951)	(70,027)
Cash (used in) generated from operating activities	(49,014,516)	428,243	55,131
Cash flows from investing activities
Purchase of property and equipment	(1,275,847)	(4,143,968)	(533,487)
Purchase of intangible assets	—	(15,023,180)	(1,934,058)
Cash used in investing activities	(1,275,847)	(19,167,148)	(2,467,545)
Cash flows from financing activities
Proceeds from bank borrowings	115,018,274	222,497,624	28,643,951
Repayment for bank borrowings	(168,602,359)	(226,145,302)	(29,113,547)
Proceeds from initial public offerings	—	65,641,784	8,450,608
Repayment to related parties	—	(40,102,988)	(5,162,788)
Repayment from related parties	16,272,733	—	—
Advance from related parties	84,857,958	—	—
Cash generated from financing activities	47,546,606	21,891,118	2,818,224
Net increase (decrease) in cash and cash equivalents	(2,743,757)	3,152,213	405,810
Effect of foreign currency translation on cash and cash equivalents	—	164,501	21,178
Cash and cash equivalents at the beginning of the year	8,593,063	5,849,306	753,029
Cash and cash equivalents at the end of the year	5,849,306	9,166,020	1,180,017

Supplementary cash flow information
Interest received	92,951	31,954	4,114
Interest paid	(6,134,748)	(3,314,316)	(426,679)
Tax paid	(3,314,625)	(1,887,737)	(243,024)

Non-cash investing and financing activities: Supplemental schedule of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	23,153,141	21,089,828	2,715,067

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. organization and principal activities

Business

Neo-Concept International Group Holdings Limited (“We”, “us”, “Our”, “our Company”, the “Company” or “NCI”), through its wholly-owned subsidiaries is engaged in one-stop apparel solution services, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European, and North American markets. In addition, we sell apparel products in the United Kingdom (“UK”) under the licensed brand “les 100 ciels” through our retail stores since 2000. NCI and its subsidiaries are thereafter referred as the “Group” hereafter.

Organization and reorganization

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Group.

Neo-Concept Apparel Group Limited (“NCA”), a British Virgin Islands (“BVI”) business company limited by shares incorporated in August 2008, is the immediate holding company of Neo-Concept International Company Limited (“Neo-Concept HK”). The equity interest of NCA was ultimately held as to 94% by Ms. Eva Yuk Yin Siu (our “Controlling Shareholder”, or “Ms. Siu”) and 6% by Ms. Man Chi Wai (“Ms. Wai”) through certain intermediate holding companies prior to the Group Reorganization (see below).

Neo-Concept HK, a company incorporated in Hong Kong with limited liability in October 1992, is the immediate holding company of Neo-Concept (UK) Limited, and is our operating subsidiary in Hong Kong.

Neo-Concept (UK) Limited (“Neo-Concept UK”), a company incorporated in the UK with limited liability in August 2000, is a direct wholly owned subsidiary of Neo-Concept HK, and is our operating subsidiary in the UK.

Neo-Concept (NY) Corporation (“Neo-Concept NY”), a company incorporated in the United States of America (“USA”) with limited liability in June 2, 1999, was a direct wholly owned subsidiary of Neo-Concept HK, and was disposed of via distribution in December 2021.

Neo-Concept Exquisite Couture Limited (“NCEC”), a company incorporated in BVI with limited liability in May 22, 2024, was a direct wholly owned subsidiary of NCA.

Pursuant to a group reorganization (the “Group Reorganization”) to rationalize the structure of the Company and its subsidiary companies in preparation for the listing of our shares, the Company became the holding company of the Group on October 29, 2021, which involved the transfer of 100 shares of NCA (representing 100% of the issued shares of NCA) by Ms. Siu and Ms. Wai to the Company in exchange for 100 shares of Neo-Concept (BVI) Limited (“NC (BVI)”) (representing 100% of the issued shares of NC (BVI)), a then 100% held subsidiary of the Company, to be transferred to Splendid Vibe Limited, a company incorporated in BVI and was held as to 94% by Ms. Siu and 6% by Ms. Wai ultimately. The Company, together with its wholly owned subsidiaries, are effectively controlled by the same shareholders, i.e., ultimately held as to 94% by Ms. Siu and 6% by Ms. Wai, before and after the Group Reorganization and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The consolidated statements of income and comprehensive income, consolidated statements of changes of shareholders’ deficit and consolidated statements of cash flows are prepared as if the current Group structure had been in existence throughout the year ended December 31, 2020 and the period before the Group Reorganization had taken place, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. organization and principal activities (cont.)

Upon the Group Reorganization and as of December 31, 2024, details of the subsidiary companies are as follows:

Name	Background	Ownership
Neo-Concept Apparel Group Limited	• A BVI company	100% owned by NCI
• Incorporated in August 2008
• Issued Share Capital of US$100
• Intermediate holding company
Neo-Concept International Company Limited	• A Hong Kong company	100% owned by NCA
• Incorporated in October 1992
• Issued Share Capital of HKD100,000
• Provision of one-stop apparel solution services
Neo-Concept (UK) Limited	• A UK company	100% owned by Neo-Concept HK
• Incorporated in August 2000
• Issued Share Capital of GBP100
• Provision of online and offline retail sales of apparel products
Neo-Concept Exquisite Couture Limited	• A BVI company	100% owned by NCA
• Incorporated in May 22, 2024
• Issued Share Capital of US$100
• Dormant

Initial Public Offering (“IPO”)

On April 22, 2024, the Company announced the closing of its IPO of 2,320,000 ordinary shares, US$0.0000625 par value per share at an offering price of US$4.00 per share for a total of US$9,280,000 in gross proceeds. The Company raised total net proceeds of HK$65,641,784 (US$8,375,900), which was reflected in the consolidated statements of cash flows, after deducting underwriting discounts and commissions and offering expenses. Deferred IPO costs of HK$14,646,008 (US$1,885,501) was debited to additional paid-in capital to net off with the proceeds from IPO. The ordinary shares of the Company began trading on the Nasdaq Stock Market in the United States on April 23, 2024 under the Symbol “NCI”.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Merger accounting for business combinations involving entities under common control

The consolidated financial statements incorporate the financial statements items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling parties.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling parties’ perspective. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination, to the extent of the continuation of the controlling parties’ interest.

The combined statement of comprehensive income includes the results of each of the combining entities or businesses from the earliest date of presented or since the date when the combining entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

Immaterial Revision of Prior Period Financial Statements

The Company reported an incorrect amount of net cash used in operating activities and balance of cash and cash equivalent as of year ended December 31, 2023 in the consolidated statement of cash flow in the Form 20-F filed on May 14, 2024. The Company determined the misstatement was immaterial to the consolidated financial statements for the year ended December 31, 2023. For comparative purposes, the Company has made corrections to the consolidated financial statements for the year ended December 31, 2023 presented in this Form 20-F.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, impairment of intangible assets, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, fair value of financial instruments and contingencies. Actual results could vary from the estimates and assumptions that were used.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation. The reclassification had no impact on net income and financial position.

Functional currency and foreign currency translation

We use Hong Kong dollars (“HKD”) as our reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of the functional currency of its Hong Kong subsidiary is the Hong Kong dollar (“HKD”), and its UK subsidiary is the Pound Sterling (“GBP”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (expense), net in the consolidated statements of comprehensive income.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

The consolidated financial statements of the Group are translated from the functional currency into HKD. Assets and liabilities are translated at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in the current period are translated into HKD using the appropriate historical rates. Revenues and expenses, gains and losses are translated into HKD using the periodic average exchange rate for the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income (expense) in the consolidated statements of comprehensive income.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from HKD into US$ as of and for the year ended December 31, 2024, are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD 7.7677, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

Cash and cash equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable and allowance for expected credit losses

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit losses is estimated based upon our assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. An allowance is also made when there is objective evidence for us to reasonably estimate the amount of probable loss. The Company regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts. The receivables are written off after all collection efforts have ceased.

Other non-current assets, net

Other current assets are rental deposits.

Prepayment and other current assets

Prepayment and other current assets, net primarily include deferred IPO costs, prepayments and others.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statements of income and comprehensive income. As of December 31, 2023, the Company has incurred deferred offering costs of HK$8,148,021. On April 22, 2024, deferred offering costs of HK$14,646,008 (US$1,885,501) was debited to additional paid-in capital to net off with the proceeds from IPO.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Inventories, net

Inventories, representing finished goods for sale, are stated at the lower of cost or net realizable value, using the weighted average method. We evaluate the need for impairment associated with obsolete, slow-moving, and non-saleable inventory by reviewing net realizable value on a periodic basis but at least annually. Only defective products are eligible for returning to our materials suppliers. For the years ended December 31, 2023 and 2024, HK$68,536 and HK$23,585 (US$3,036) of impairment for inventories was recognized, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation are relieved of the applicable amounts. Gains or losses from retirements or sale are credited or charged to operations.

We depreciate property and equipment using the straight-line method as follows:
Leasehold improvement	Over the shorter of the terms of leases or 5 years when the renewal of leases is unconditional
Furniture, fixtures, and office equipment	6 years to 7 years

Intangible assets, net

Intangible assets are primarily purchased from third parties and Neo-Concept (Holdings) Company Limited, a company control by Ms. Siu. Purchased intangible assets are initially recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their estimated useful lives based upon the usage of the asset, which is approximated using a straight-line method as follows:
Computer software – Point-of-sale system	10 years
Trademarks – brand name	6 years

Impairment for long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2023 and 2024, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:
Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

Unless otherwise disclosed, fair values of the Company’s other financial instruments including cash and cash equivalents, accounts receivable, net, prepayment, other current assets, amounts due to related parties, accruals and other payables, tax recoverable, tax payable are approximated to their recorded values due to their short-term maturities.

Accruals and other payables

Accruals and other payables primarily include payroll payable, interest payable, VAT and other accrual and payables.

Leases

We adopted ASC 842, “Leases” (“ASC 842”) on January 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease. The adoption of ASC 842 resulted in recognition of Operating Right-of-use (“ROU”) assets of HKD541,625 and operating lease liabilities of and HKD541,625 as of January 1, 2020. There is no impact to accumulated deficit at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Lease payments that depend on the future use of the leased property, such as sales volume during the lease term, are contingent rentals and, accordingly, are excluded from minimum lease payments in their entirety in accordance with ASC 840-10-25-5. Accordingly, these contingent rentals are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Lease payments of the Group’s retail stores located in the UK are charged based on the sales volume during the lease terms and therefore they are excluded from the recognition of ROU assets and lease liabilities on the consolidated balance sheets.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme under the Hong Kong Mandatory Provident Fund Schemes Ordinance and state-managed retirement benefit schemes in other jurisdictions are recognized as an expense when employees have rendered service entitling them to the contributions.

Related parties

We adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the year ended December 31, 2023 and 2024, and balances as at December 31, 2023 and 2024 are set out in note 12.

Revenue recognition

We adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all subsequent ASUs that modified ASC 606 on April 1, 2017, using the full retrospective method which requires us to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. We derive revenue principally from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores. Revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until we identify a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. We have addressed whether various goods and services promised to the customer represent distinct performance obligations. We applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Our revenues from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores and digital channels are recognized at a point in time.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price.

Transaction price is the amount of consideration in the contract to which we expect to be entitled in exchange for transferring the promised goods or services. The transaction price is fixed and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if we do not receive a separate identifiable benefit from the customer. Revenue is recognized at a point in time. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

The Company currently generates its revenue from the following main sources:

Sale of private-labelled apparel products-customized original design manufacturer

We currently generate our revenue from the sale of private-labelled apparel products. We are an original design manufacturer. We offer customized design and manufacturing services to customers. We typically receive purchase orders from our customers who operate retail stores, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that we must fulfil in order to recognize revenue. There is only one performance obligation as a series of services of this revenue stream are interrelated and are not separable or distinct as our customers cannot benefit from the standalone task (i.e. customers do not obtain any benefits other than the finished products). The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the purchase order ranges from 30 to 90 days from invoice date.

The transaction price does not include variable consideration provision for right of return as we do not have sales return policy and no sales return is offered. No right of return is included in the revenue of the Company.

Retail sale of own-branded apparel products — “les 100 ciels”

We currently generate our revenue from the sale of own-branded apparel products through our physical and digital channels. Retail revenue at a point of sale is measured at the fair value of the consideration received at the time the sale is made to the customer, net of discounts. Customers settle the consideration by cash or credit cards. For online sales, we have elected to treat shipping and handling as fulfillment activities and not a separate performance obligation. Accordingly, we recognize revenue for our single performance obligation related to online sales at the time control of the merchandise passes to the customer, which is generally at the time of shipment.

The transaction price includes variable consideration provision for right of return as we have sales return policy. We record an allowance for estimated merchandise returns based on our historical return patterns and various other assumptions that management believes to be reasonable. For the years ended December 31, 2023 and 2024, we are not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Following the adoption of ASC 606, we considered the guidance set forth in ASC 340-40, and determined that an asset would be recognized from costs incurred to fulfill a contract under ASC 340-40-25-5 only if those costs meet all of the following criteria:

•        The costs relate directly to a contract or an anticipated contract that the entity can specifically identify (for example, costs relating to services to be provided under the renewal of an existing contract or costs of designing an asset to be transferred under a specific contract that has not yet been approved).

•        The costs generate or enhance resources of the entity that will be used in satisfying (or continuing to satisfy) performance obligations in the future.

•        The costs are expected to be recovered.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less.

Costs that relate directly to a contract include cost of purchasing of private-labelled and own-branded apparel products from suppliers.

We elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfillment activity and present as transportation costs in selling and marketing expenses.

Costs associated with the production of advertising, such as writing, printing, and other costs, are expensed as incurred. Costs associated with communicating advertising that has been produced, such as magazine costs, are expensed when the advertising event takes place.

Cost of revenues

Cost of revenues of private-labelled apparel products and cost of revenues of own-branded apparel products in our retail stores, which are directly related to revenue-generating transactions, primarily consist of cost of purchasing of private-labelled and own-branded apparel products from suppliers, and inbound shipping and handling cost.

Selling and marketing expenses

Selling and marketing expenses consist primarily of transportation and distribution expenses and marketing and displaying expenses.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for our operations and supporting personnel, office rental and office expenses, insurance, amortization of intangible assets, write-down of inventories, allowance for doubtful debts, depreciation, professional services fees, and other expenses related to general operations.

Shipping and handling costs

Shipping and handling costs are expensed as incurred. Inbound shipping and handling costs associated with bringing the products from suppliers to the Company’s retail stores are included in cost of revenues. Outbound shipping and handling costs associated with shipping and delivery the products to customers are included in selling and marketing expenses.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Income taxes

We account for income taxes pursuant to ASC Topic 740, “Income Taxes”. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

We adopted ASC Topic 740-10-05, “Income Tax”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the consolidated financial statements. It also provides accounting guidance on derecognizing, classification, and disclosure of these uncertain tax positions.

Our policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expenses.

Value added tax (“VAT”)

Our subsidiary in UK is subject to VAT and related surcharges on revenue generated from sale of products. The Group records revenue net of VAT. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. The primary applicable rate of the United Kingdom VAT is 20% for the years ended December 31, 2023 and 2024.

Comprehensive income

We present comprehensive income in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their consolidated financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the chief operating decision maker (“CODM”) has been identified as the Company’s Chief Executive Officer. The CODM has determined that the Company operates as a single operating segment and uses net income (loss) and operating income (loss) as measures of profit or loss on a consolidated basis when making decisions regarding resource allocation and performance assessment. The CODM reviews consolidated results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, we have only one reportable segment.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Earnings per share

We compute earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2023 and 2024, there were no dilutive shares.

Recently issued accounting pronouncements

The Company maintains a proactive approach in evaluating the impact of new accounting pronouncements on its financial reporting. Upon identifying potential effects on its consolidated financial statements, the Company conducts a thorough analysis to assess the necessary adjustments to its Consolidated Financial Statements. Furthermore, the Company conducts a comprehensive review to understand the implications of the changes and ensures the implementation of appropriate controls to safeguard the accuracy and integrity of its consolidated financial statements.

New and amended standards adopted by the Company:

Accounting Standards Update (ASU) No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280): Segment Reporting

On November 27, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 amends ASC 280, Segment Reporting(“ASC 280”) to expand segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the Company’s chief operating decision maker (“CODM”), the amount and description of other segment items, the title and position of the CODM, and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. ASU 2023-07 further permits disclosure of more than one measure of segment profit or loss and extends the full disclosure requirements of ASC 280 to companies with single reportable segments. The Company has adopted ASU 2023-07 on January 1, 2024, which was applied retrospectively to all prior periods presented.

New Accounting Standards That Have Not Yet Been Adopted:

Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and interim periods within those annual periods; early adoption is permitted. Adoption is either with a prospective method or a fully retrospective method of transition. The Company plans to adopt ASU 2023-09 for the year beginning on January 1, 2025. The Company is currently evaluating the effect the updated guidance will have on its disclosures.

Accounting Standards Update 2024-03, Comprehensive income (Topic 220): Disaggregation of Income Statement expenses

On November 4, 2024, the FASB issued ASU No. 2024-03, Expense Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 amends ASC 220, Comprehensive Income to expand income statement expense disclosures and require disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU 2024-03 is required to be adopted for fiscal years commencing after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard on the Consolidated Financial Statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Segment information

Information regarding the Company’s net income and operating income is disclosed in the consolidated statements of income. Segment expenses and other items are reviewed by the CODM on the same basis as presented in the consolidated statements of income.

The Company has one reportable segment: sale of apparel products. Segment was identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”, the Chief Executive Officer of the Company) assesses the performance of the business. The sale of apparel products segment generated revenue by providing one-stop apparel solution service and sales of own-branded apparel products through retail stores. All assets of the Company are located in Hong Kong and the UK and revenues are generated based on the geographical locations.

Key financial performance measures of the segments are as follows:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Revenues, net	174,202,627	235,667,734	30,339,448

Cost of revenues
– Related parties	(34,213,521)	(7,915,189)	(1,018,987)
– External	(104,940,795)	(178,307,992)	(22,955,056)
	(139,154,316)	(186,223,181)	(23,974,043)
Gross profit	35,048,311	49,444,553	6,365,405

Expenses
Selling and marketing	(3,132,277)	(4,392,521)	(565,486)
General and administrative:
Depreciation – related party	(720,000)	(720,000)	(92,692)
Depreciation	(2,540,273)	(3,831,567)	(493,269)
Amortization	(112,049)	(1,481,738)	(190,756)
Staff cost	(13,260,898)	(18,486,483)	(2,379,917)
Professional fee	(2,204,622)	(2,840,139)	(365,634)
Provision for expected credit losses	(1,383,316)	(1,253,368)	(161,356)
Others	(2,648,351)	(4,867,313)	(626,610)
Total expenses	(26,001,786)	(37,873,129)	(4,875,720)
Income from operation	9,046,525	11,571,424	1,489,685

Other income (expenses)
Interest income	92,951	31,954	4,114
Interest expense	(5,759,182)	(3,759,032)	(483,931)
Agency income – related party	2,662,034	1,170,664	150,709
Other income	326	134,230	17,280
Other expense	(302,784)	—	—
Total other expenses, net	(3,306,655)	(2,422,184)	(311,828)
Income before tax expenses	5,739,870	9,149,240	1,177,857

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Segment information (cont.)

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Total assets	90,616,829	135,647,692	17,463,045
Total liabilities	(93,003,639)	(78,821,221)	(10,147,305)
Net (liabilities) assets	(2,386,810)	56,826,471	7,315,740

4. INVENTORIES, NET

Inventories, net are comprised of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Own-branded apparel products	5,388,735	3,708,942	477,482
Less: inventory provision	(68,536)	(92,121)	(11,859)
Total	5,320,199	3,616,821	465,623

Inventory write-down expense was HKD68,536 and HKD23,585 (approximately US$3,036) for the years ended December 31, 2023 and 2024, respectively.

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net is comprised of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Accounts receivable	33,758,410	36,837,847	4,742,440
Allowance for expected credit losses	(1,414,818)	(2,668,186)	(343,497)
Total	32,343,592	34,169,661	4,398,943

Allowance for expected credit losses, net consists of the following:

	2023	2024	2024
	HKD	HKD	US$
Beginning balance, January 1	31,502	1,414,818	182,141
Addition	1,383,316	1,253,368	161,356
Ending balance, December 31	1,414,818	2,668,186	343,497

6. PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consist of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Deferred IPO costs	8,148,021	—	—
Prepayments	12,021,838	24,384,141	3,139,171
Others	55,863	3,589	462
Total	20,225,722	24,387,730	3,139,633

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Furniture, fixtures, and office equipment	603,082	858,303	110,496
Leasehold improvement	2,169,258	5,999,129	772,318
Total	2,772,340	6,857,432	882,814
Less: accumulated depreciation	(1,474,658)	(2,111,354)	(271,812)
Property and equipment, net	1,297,682	4,746,078	611,002

Depreciation expenses recognized for the years ended December 31, 2023 and 2024 were HKD33,091 and HKD685,245 (approximately US$88,217), respectively.

8. INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Software	1,277,753	1,277,753	164,496
Trademarks (note (a))	—	15,023,180	1,934,057
Total	1,277,753	16,300,933	2,098,553
Less: accumulated amortization	(1,277,753)	(2,759,491)	(355,252)
Intangible assets, net	—	13,541,442	1,743,301

Note (a): On May 29, 2024, the Company entered into assets purchase agreement with a company controlled by Ms. Siu, Neo-Concept (Holdings) Company Limited, to purchase the trademark at a consideration of HK$15,023,180 (US$1,931,000). The trademarks are brand names which have been registered in Hong Kong, the Mainland China, the European Union, and are being registered in the US, Qatar and the United Arab Emirates.

Amortization recognized for the years ended December 31, 2023 and 2024 were HKD112,049 and HKD1,481,738 (approximately US$190,756), respectively.

9. ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Accruals	—	1,087,478	140,000
Payroll payable	2,185,617	2,366,113	304,609
Interest payable	46,397	—	—
VAT	834,902	2,435,091	313,489
Deposit received	—	814,863	104,904
Others	138,789	589,279	75,863
Total	3,205,705	7,292,824	938,865

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. BANK BORROWINGS

Outstanding balances of bank borrowings as of December 31, 2023 and 2024 consisted of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Bank borrowings:
Collateralized and guaranteed	30,753,400	27,105,722	3,489,543
	30,753,400	27,105,722	3,489,543
Less: current maturities	(30,753,400)	(27,105,722)	(3,489,543)
Non-current maturities	—	—	—

Bank borrowings as of December 31, 2023 and 2024 are as follows:

Lender	Type	Maturity date	Currency	Interest rate as of December 31, 2023	Interest rate as of December 31, 2024	As of December 31,
						2023	2024	2024
						HKD	HKD	US$
DBS Bank (Hong Kong) Limited(i)	Trading finance	Within 1 year	HKD	6.46%	—	5,884,863	—	—
The Hongkong and Shanghai Banking Corporation Limited(i)	Trading finance	Within 1 year	HKD	7.14%	6.05%	21,568,885	8,579,162	1,104,466
OCBC(i)	Trading finance	Within 1 year	HKD	—	7.40%	—	2,400,446	309,029
China Construction Asia Bank(i)	Trading finance	Within 1 year	HKD	—	6.29%	—	10,645,199	1,370,444
Citibank, N.A., Hong Kong Branch(ii)	Trading finance	Within 1 year	HKD	7.40%	7.44%	3,299,652	5,480,915	705,604
Total						30,753,400	27,105,722	3,489,543
Less: current maturities						(30,753,400)	(27,105,722)	(3,489,543)
Non-current maturities						—	—	—

____________

(i)      In connection with our operations in Hong Kong, Neo-Concept HK, together with a related company, Neo-Concept (Holdings) Company Limited (“NCH”), a company incorporated in Hong Kong and controlled by Ms. Siu, entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH combinedly. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited personal guarantee by Ms. Siu;

(b)      Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)      Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)      Legal charge over certain investment funds held by NCH at the relevant banks;

(f)      Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)      Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)      Indemnity granted by NCH to relevant banks;

(i)      Guaranteed by Neo-Concept Fashion (Zhongshan) Co., Ltd, a subsidiary company of NCH, amounting to HKD131 million; and

(j)      Cross-corporate guaranteed by Neo-Concept HK and NCH;

(ii)     The banking facilities were secured, details of which are set out as follows:

(a)      Personal guarantee by Ms. Siu and an immediate family member of Ms. Siu;

(b)     Cross-corporate guaranteed by Neo-Concept HK, Neo-Concept (BVI) Limited, a company controlled by Ms. Siu, and NCH; and

(c)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Our operating leases primarily consist of leases of office premises and showrooms. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

We adopted ASU No. 2016-02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2020, using the modified retrospective method of adoption. We elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated. In addition, adoption of the new standard resulted in the recording of right-of-use assets and associated lease liabilities of approximately HKD541,625 and HKD541,625, respectively, as of January 1, 2020.

Supplemental balance sheet information related to operating leases was as follows:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Operating lease:
Operating lease right-of-use assets	23,884,854	42,491,805	5,470,320
Current operating lease obligation	708,829	3,890,482	500,854
Non-current operating lease obligation	23,176,025	38,601,323	4,969,466
Total operating lease obligation	23,884,854	42,491,805	5,470,320

Operating lease expense for the year ended December 31, 2023 and 2024 was HKD3,271,053 and HKD3,866,322 (US$497,744), respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ending December 31,	HKD	US$
2025	7,073,089	910,577
2026	7,308,606	940,897
2027	7,501,149	965,685
2028	7,752,154	997,999
2029 or after	28,133,028	3,621,796
Total lease payments	57,768,026	7,436,954
Less: imputed interest	(15,276,221)	(1,966,634)
Total operating lease liabilities	42,491,805	5,470,320

Other supplemental information about the Company’s operating lease as of:

	As of December 31, 2023	As of December 31, 2024
Weighted average discount rate	7.91%	7.71%
Weighted average remaining lease term (years)	9.0	6.1

Our right-of-use assets and relevant lease liabilities originated from our rented premises for office premises in Hong Kong and retail shops in the UK.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Related party balances and transactions

Due to related parties consist of the following:

		As of December 31,
	Relationship	2023	2024	2024
		HKD	HKD	US$
Due to Ms. Siu	Controlling Shareholder	(59,106)	—	—
Due to NCH	Common controlled by Ms. Siu	(34,184,138)	(638,243)	(82,167)

The amounts due from (to) the related parties are unsecured, interest free with no specific repayment terms. The amounts due from (to) NCH were non-trade nature, representing fund advances to NCH for its operation.

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, we also had the following transactions with related parties:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Agency income received by Neo-Concept UK from NCH	2,662,034	1,170,664	150,709
Purchase of apparel products from NCH	34,213,521	7,915,189	1,018,987
Purchase of intangible assets from NCH	—	15,023,180	1,934,057
Rental expense paid to NCH	720,000	720,000	92,692

13. DISSAGREGGATED REVENUE

The following table shows disaggregated revenue by major product categories for the years ended December 31, 2023 and 2024, respectively:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Private-labelled apparel products	156,316,352	196,736,307	25,327,485
Own-branded apparel products	17,886,275	38,931,427	5,011,963
Total	174,202,627	235,667,734	30,339,448

The following table shows disaggregated cost of revenues by major product categories for the years ended December 31, 2023 and 2024, respectively:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Private-labelled apparel products	134,239,759	178,307,992	22,955,056
Own-branded apparel products	4,914,557	7,915,189	1,018,987
Total	139,154,316	186,223,181	23,974,043

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. DISSAGREGGATED REVENUE (cont.)

The following table sets forth a breakdown of our gross profit and gross profit margin for years ended December 31, 2023 and 2024:

Product category	For the year ended December 31, 2024
	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%
Private-labelled apparel products	196,736,307	178,307,992	18,428,315	9.4%
Own-branded apparel products	38,931,427	7,915,189	31,016,238	79.7%
Total	235,667,734	186,223,181	49,444,553	21.0%
Product category	For the year ended December 31, 2023
	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%
Private-labelled apparel products	156,316,352	134,239,759	22,076,593	14.1%
Own-branded apparel products	17,886,275	4,914,557	12,971,718	72.5%
Total	174,202,627	139,154,316	35,048,311	20.1%

In the following table, revenue is disaggregated by the geographical locations of customers:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Geographical locations:
The United States and Canada	132,124,783	171,354,373	22,059,859
The UK	17,898,073	39,906,752	5,137,525
Others	24,179,771	24,406,609	3,142,064
Total	174,202,627	235,667,734	30,339,448

14. OTHER INCOME

Other income consists of the followings:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Agency income	2,662,034	1,170,664	150,709
Others	326	134,230	17,280
Total	2,662,360	1,304,894	167,989

Agency income refers to other income from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in UK upon a pre-determined yearly sale target was achieved. There are no enforceable rights and obligations, and the amount is recorded at a point in time.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. TAXES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

NCA is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Neo-Concept HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000. Under Hong Kong tax law, Neo-Concept HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Other jurisdictions

Taxation arising in other jurisdictions such as the UK and the USA is calculated at the rates prevailing in the relevant jurisdictions.

With effect from 1 April 2023, the current main rate of corporation tax in the UK is 25%.

Significant components of the provision for income taxes are as follows:

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Current:
Hong Kong	928,973	348,835	44,908
The UK	388,288	—	—

Deferred:
Hong Kong	7,876	(206,806)	(26,623)
The UK	—	943,880	121,513
Total provision for income taxes	1,325,137	1,085,909	139,798

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. TAXES (cont.)

The following table reconciles Cayman Islands statutory rates to our effective tax rate:

	For the years ended December 31,
	2023	2024
Income tax rate in the Cayman Islands, permanent tax holiday	0%	0%
Hong Kong statutory income tax rate	16.5%	16.5%
Effect of different tax rates	2.1%	15.1%
Expense not deductible	7.0%	1.8%
Temporary not recognized	0.4%	0.6%
Utilization of tax loss	—	(20.2)%
Tax concession	(2.9)%	(1.9)%
Effective tax rate	23.1%	11.9%

Deferred tax assets (liabilities)

Deferred tax assets (liabilities) as of December 31, 2023 and 2024 consisted of the following:

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Deferred tax assets:
Tax loss	4,351,234	2,456,246	316,213
Allowance for expected credit losses	233,445	440,251	56,677
Total deferred tax assets	4,584,679	2,896,497	372,890
Valuation allowance	(4,584,679)	(2,689,691)	(346,266)
Deferred tax assets, net of valuation allowance	—	206,806	26,624

Deferred tax liabilities:
Depreciation	—	(920,142)	(118,457)
Total deferred tax liabilities	—	(920,142)	(118,457)

As of December 31, 2023 and 2024, the Group had tax loss amounting to HKD17,404,936 and HKD9,824,984 (US$1,264,851), respectively carry forwards. For financial reporting purposes, the amount of the net deferred tax assets has been partially offset by a valuation allowance due to uncertainty regarding the realization of the assets. The management evaluated position taken by the company will “more likely than not” be sustained upon examination by the appropriate tax authority. The Company believes that its income tax filing positions and deductions would be sustained and does not anticipate any adjustments that would result in a material change to its financial position. Therefore, no reserves for uncertain tax positions have been recorded.

16. riskS AND UNCERTAINTIES

Credit risk

Our assets that potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Neo-Concept HK is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately US$64,369) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2024, cash balance of HKD1,876,495 (approximately US$241,576) was maintained at financial institutions in Hong Kong and approximately HKD668,551 (approximately US$86,068) was insured by the Hong Kong Deposit Protection Board.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. riskS AND UNCERTAINTIES (cont.)

We believe that there is no significant credit risk associated with cash in the UK, which were held by reputable financial institutions in the jurisdiction where Neo-Concept UK is located. The Financial Services Compensation Scheme pays compensation up to a limit of GBP 85,000 (approximately US$106,375) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2024, cash balance of HKD7,289,525 (approximately US$938,441) was maintained at financial institutions in the UK and approximately HKD826,290 (approximately US$106,375) was insured by the Financial Services Compensation Scheme.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term by nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

We are also exposed to risk from account receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Customer concentration risk

Information as to the revenue derived from those customers that accounted for more than 10% of total revenue for the years ended December 31, 2023 and 2024 are as follows:

	2023	2024
Percentage of total revenue
Customer A	71.3%	41.0%
Customer B	*	13.4%

____________

*        Customer B accounted for less than 10% of total revenue for the year ended December 31, 2023.

Information as to the revenue derived from those customers that accounted for more than 10% of total accounts receivable for the years ended December 31, 2023 and 2024 are as follows:

	2023	2024
Percentage of total accounts receivables
Customer A	44.7%	24.7%
Customer B	10.1%	30.1%
Customer C	—	15.8%
Customer D	11.0%	12.4%
Customer E	21.6%	—

Vendor concentration risk

Information as to the revenue derived from those vendors that accounted for more than 10% of total purchases for the years ended December 31, 2023 and 2024 are as follows:

	2023	2024
Percentage of total purchase
Vendor A	69.3%	60.9%
Vendor B	24.6%	37.6%

No accounts payables as of December 31, 2023 and 2024. No other vendor accounts for more than 10% of our accounts payable as of December 31, 2023 and 2024.

We focus on diversification of suppliers so as to minimize the vendor concentration risk.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16. riskS AND UNCERTAINTIES (cont.)

Interest rate risk

Our exposure on fair value interest rate risk mainly arises from our fixed deposits with bank. We also have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks and bank borrowings.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank borrowings, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HKD is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

Market and geographic risk

The Company’s operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

The President of the United States issued executive orders in early 2025, instructing the United States to implement new tariffs on imports from Canada, Mexico, and China. The effects of these tariffs on the Company’s operations are still uncertain. The Company’s sales of apparel products to the US companies could be significantly affected by new or increased tariffs, export controls, or other measures that discourage contracts with Chinese companies. As this situation progresses, the Company is evaluating the direct and indirect effects of trade protectionist measures on operations.

17. Shareholders’ (DEFICIT) equity

Ordinary shares

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 11,250,000 shares of ordinary shares issued and outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

On July 14, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,000 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

On April 22, 2024, the Company announced the closing of its IPO of 2,320,000 ordinary shares, US$0.0000625 par value per share at an offering price of US$4.00 per share for a total of US$9,280,000 in gross proceeds. The Company raised total net proceeds of HK$50,995,776 (US$6,565,106), which was reflected in the consolidated statements of cash flows, after deducting underwriting discounts and commissions and offering expenses. The ordinary shares of the Company began trading on the Nasdaq Stock Market in the United States on April 23, 2024 under the Symbol “NCI”.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in aggregate, are reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

19. SUBSEQUENT EVENTS

The Company has assessed all events from December 31, 2024, up through May 14, 2025, which is the date of these consolidated financial statements are available to be issued, except as disclosed below, there are no other material subsequent events that require disclosure in these consolidated financial statements.

On March 3, 2025, the Company held an Extraordinary General Meeting and approved the authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A ordinary shares of a par value of US$0.0000625 each (the “Class A Shares”, each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B shares of US$0.0000625 each (the “Class B Shares”, each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the second amended and restated memorandum of association and articles of association of the Company so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 Class A Shares of a par value of US$0.0000625 each and 20,000,000 Class B Shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the second amended and restated memorandum of association and articles of association of the Company.

On May 9, 2025, the Company held the Company’s Extraordinary General Meeting and approved every five issued and unissued shares (namely, both class A ordinary shares of par value US$0.0000625 each and class B ordinary shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “Share Consolidation”) so that the authorized share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A ordinary shares of par value US$0.0000625 each and 20,000,000 class B ordinary shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A ordinary shares of par value US$0.0003125 each and 4,000,000 class B ordinary shares of par value US$0.0003125 each. As of the date of this annual report, the Share Consolidation has not yet been effective.

The President of the United States issued executive orders in early 2025, instructing the United States to implement new tariffs on imports from Canada, Mexico, and China. The effects of these tariffs on the Company’s operations are still uncertain. The Company’s sales of apparel products to the United States companies could be significantly affected by new or increased tariffs, export controls, or other measures that discourage contracts with Chinese companies. As this situation progresses, the Company is evaluating the direct and indirect effects of trade protectionist measures on operations.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. PARENT ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Neo-Concept International Group Holdings Limited.

Condensed balance sheets

	As of December 31,
	2023	2024	2024
	HKD	HKD	US$
Current assets
Amount due from the shareholder	8,775	—	—
Amount due from subsidiaries	—	35,644,714	4,588,838
Cash and cash equivalents	—	15,851	2,041
	8,775	35,660,565	4,590,879
Non-current assets
Intangible assets	—	13,541,442	1,743,301
Interests in a subsidiary	780	780	100
	780	13,542,222	1,743,401

Total assets	9,555	49,202,787	6,334,280

Liabilities and shareholders’ (deficit) equity
Current liabilities
Accrual	—	1,087,478	140,000
Amounts due to a subsidiary	149,867	—	—
Total liabilities	149,867	1,087,478	140,000

Shareholders’ (deficit) equity
Ordinary shares (par value $0.0000625 per share; 780,000,000 Class A ordinary shares authorized, 15,000,000 Class A ordinary shares issued and outstanding as of December 31, 2023 and 17,320,000 Class A ordinary shares issued and outstanding as of December 31, 2024; 20,000,000 Class B ordinary shares authorized, 3,000,000 Class B ordinary shares issued and outstanding as of December 31, 2023 and 2024)*	8,775	9,906	1,275
Additional paid-up capital	—	50,994,645	6,564,961
Accumulated losses	(149,087)	(2,889,242)	(371,956)
Total shareholders’ (deficit) equity	(140,312)	48,115,309	6,194,280
Total liabilities and shareholders’ (deficit) equity	9,555	49,202,787	6,334,280

____________

*        Giving retroactive effect to (i) all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023; and (ii) a share re-classification to Class A ordinary shares and Class B ordinary shares on March 3, 2025.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. PARENT ONLY FINANCIAL INFORMATION (cont.)

Condensed statements of loss

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Operating expenses
Amortization	—	1,481,738	190,756
Professional fee	—	1,087,478	140,000
Other general and administrative expenses	77,088	170,939	22,007
Total operating expenses	77,088	2,740,155	352,763
Loss before income taxes	(77,088)	(2,740,155)	(352,763)
Income taxes	—	—	—
Net loss	(77,088)	(2,740,155)	(352,763)

Condensed statements of cash flows

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Cash flows from operating activities
Net loss	(77,088)	(2,740,155)	(352,763)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of intangible assets	—	1,481,738	190,756
Changes in operating liability
Accrual	—	1,087,478	140,000
Cash used in operating activities	(77,088)	(170,939)	(22,007)

Cash flows from investing activities
Purchase of intangible assets	—	(15,023,180)	(1,934,058)
Advance to subsidiaries	—	(50,440,589)	(6,493,632)
Cash used in investing activities	—	(65,463,769)	(8,427,690)

Cash flows from financing activities
Proceeds from initial public offerings	—	65,641,784	8,450,608
Advanced from the shareholder	—	8,775	1,130
Amount due to a related party	77,088	—	—
Cash generated from financing activities	77,088	65,650,559	8,451,738
Net increase in cash and cash equivalents	—	15,851	2,041
Cash and cash equivalents at the beginning of the year	—	—	—
Cash and cash equivalents at the end of the year	—	15,851	2,041

(i)     Basis of presentation

The Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on July 29, 2021 and as a holding company.

Neo-Concept Apparel Group Limited (“NCA”), a British Virgin Island business company limited by shares, is the immediate holding company of Neo-Concept International Company Limited, which, in turn, holds the entire equity interests in Neo-Concept International Company Limited, a company incorporated in Hong Kong with limited liability, and Neo-Concept (NY) Corporation, a company incorporated in the United States of America with limited liability.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. PARENT ONLY FINANCIAL INFORMATION (cont.)

The equity interest of NCA was ultimately held as to 94% by Ms. Eva Yuk Yin Siu (“Ms. Siu”) and 6% by Ms. Man Chi Wai (“Ms. Wai”) through certain intermediate holding companies.

On October 29, 2021, the entire equity interest of NCA (representing 100 shares) was transferred to the Company by Ms. Siu and Ms. Wai in exchange for 100 shares of Neo-Concept (BVI) Limited, a then 100% held subsidiary of the Company, to Splendid Vibe Limited, a company incorporated in BVI and was held as to 94% by Ms. Siu and 6% by Ms. Wai ultimately. Accordingly, NCA became a wholly owned subsidiary of the Company.

In the condensed parent-company-only financial statements, the Company’s investment in NCA is stated at cost plus equity in undistributed earnings of NCA since the date of acquisition. The Company’s share of net loss of NCA is included in condensed statements of loss and comprehensive loss using the equity method. These condensed parent-company-only financial statements should be read in connection with the consolidated financial statements and notes thereto.

The condensed parent-company-only financial statements are presented as if the incorporation of the Company and its acquisition of NCA had taken place at January 1, 2020 and throughout the period as at the date before the Group Reorganization.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Neo-Concept International Group Holdings Limited exceed 25% of the consolidated net assets of Neo-Concept International Group Holdings Limited. The abilities of the Company’s subsidiaries in Hong Kong and the United Kingdom to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the above condensed parent company only financial information of Neo-Concept International Group Holdings Limited is presented for the supplementary reference.

As of December 31, 2023 and 2024, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

Neo-Concept International Group Holdings Limited

Up to 10,000,000 Class A Ordinary Shares

_________________________

Preliminary Prospectus dated [*], 2025

_________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles provide for the Company to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

a)      the authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A Ordinary Shares of a par value of US$0.0000625 each (the “Class A Shares”, each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B shares of US$0.0000625 each (the “Class B Shares”, each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the New M&A (as defined below))(the Class A Shares together with the Class B Shares, the “Shares”) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 Class A Shares of a par value of US$0.0000625 each and 20,000,000 Class B Shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the New M&A (as defined below);

b)      (i)    contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued Class A Share (the “Re-designation”) with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company; and

(ii)    immediately following the Re-designation, 3,000,000 Class A Shares then held by Neo-Concept (BVI) Limited (“NCBVI”) shall be repurchased and cancelled by the Company and in consideration, the Company shall allot and issue to NCBVI (or such other person as directed) 3,000,000 Class B Shares, credited as fully paid-up;

c)      the second amended and restated memorandum of association and articles of association of the Company containing the amendments to the existing amended and restated memorandum of association and articles of association in the form set out in Annex I be and are approved and adopted as the new memorandum of association and articles of association of the Company in substitution for and to the exclusion of the existing amended and restated memorandum of association and articles of association of the Company;

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025:

•        every five issued and unissued shares (namely, both class A Ordinary Shares of par value US$0.0000625 each and class B Ordinary Shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “Share Consolidation”) so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A Ordinary Shares of par value US$0.0000625 each and 20,000,000 class B Ordinary Shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A Ordinary Shares of par value US$0.0003125 each and 4,000,000 class B Ordinary Shares of par value US$0.0003125 each;

The Share Consolidation was effective on June 16, 2025.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1***	Form of Placement Agency Agreement
1.2***	Form of Securities Purchase Agreement
3.1*

Second amended and restated memorandum of association and articles of association of the Company (incorporated by reference to Exhibit 1.1 of Form 20-F for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on May 15, 2025)

4.1*

Specimen Certificate evidencing ordinary shares (incorporated by reference to Exhibit 1.1 of Form 20-F for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on May 15, 2025)

5.1***	Opinion of Conyers regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
8.1***	Opinion of Conyers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*

Form of Executive Officer Agreement, by and between the registrant and Eva Yuk Yin Siu (incorporated by reference to Exhibit 10.1 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.2*

Form of Executive Officer Agreement, by and between the registrant and Patrick Kok Fai Lau (incorporated by reference to Exhibit 10.2 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.3*

Form of Director Agreement, by and between the registrant and Eva Yuk Yin Siu (incorporated by reference to Exhibit 10.3 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.4*

Form of Director Agreement, by and between the registrant and Man Chi Wai (incorporated by reference to Exhibit 10.4 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.5*

Form of Independent Director Agreement by and between the registrant and its independent Directors (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.6*

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.7**	Office Lease Contract by and between Neo-Concept (Holdings) Company Limited and the registrant dated as of January 1, 2024
10.8*

Trademark licensing agreement, by and between Neo-Concept (Holdings) Company Limited and the registrant, dated as of January 1, 2022 (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.9*

Exclusive Territory and Non-Competition Agreement, by and between Neo-Concept (BVI) Limited, Splendid Vibe Limited, Ample Excellence Limited and the registrant, dated as of July 14, 2022 (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.10*

Bank facility letter dated February 15, 2022 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and DBS Bank (Hong Kong) Limited(incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.11*

Bank facility letter dated September 24, 2021 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and The Hongkong and Shanghai Banking Corporation Limited (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.12*

Asset Purchase Agreement between Neo-Concept International Group Ltd and Neo-Concept (Holdings) Company Limited Dated May 29, 2024 (Incorporated by reference to Exhibit 99.1 of our Form 6-K (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on May 29, 2024)

21.1**	List of Subsidiaries

Exhibit Number	Description of Exhibit
23.1**	Consent of WWC, P.C., an independent registered public accounting firm
23.2***	Consent of Conyers (included in Exhibit 5.1)
23.3**	Consent of Hastings & Co
23.4***	Consent of Bristows LLP
23.5**	Opinion of Gowling WLG (UK) LLP (Dubai Branch)
24.1**	Power of Attorney (included on signature page)
99.1*

Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.4 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

99.2*

Audit Committee Charter (incorporated by reference to Exhibit 99.5 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

99.3*

Compensation Committee Charter (incorporated by reference to Exhibit 99.7 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

99.4*

Nomination Committee Charter (incorporated by reference to Exhibit 99.6 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

107**	Filing Fee Table

____________

*        Filed Previously.

**      Filed herein.

***    To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 28, 2025.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED
By:	/s/ Eva Yuk Yin Siu
Name:	Eva Yuk Yin Siu
Title:	Chairlady of the Board, Director, Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eva Yuk Yin Siu	Chairlady of the Board, Director, Chief Executive Officer	July 28, 2025
Eva Yuk Yin Siu
/s/ Man Chi Wai	Director	July 28, 2025
Man Chi Wan
/s/ Patrick Kwok Fai Lau	Chief Financial officer	July 28, 2025
Patrick Kwok Fai Lau
/s/ Billy Chun Fai Tang	Independent Director	July 28, 2025
Billy Chun Fai Tang
/s/ Mark Gary Singer	Independent Director	July 28, 2025
Mark Gary Singer
/s/ Josephine Yan Yeung	Independent Director	July 28, 2025
Josephine Yan Yeung

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Neo-Concept International Group Holdings Limited has signed this registration statement or amendment thereto in City of New York on July 28, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President